UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Section 240.14a-12

OLIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105 USA

March 12, 2018

Dear Olin Corporation (Olin) Shareholder:

We cordially invite you to attend our 2018 annual meeting of shareholders on April 26, 2018.

This booklet includes the notice of annual meeting of shareholders and proxy statement, which describes the business we will conduct at the meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any presentations for the 2018 annual meeting.

Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares on the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope. If you plan to attend the annual meeting, you will need to bring the upper half of your proxy card to use as your admission ticket for the meeting.

At last year’s annual meeting more than 95% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.

Sincerely,

John E. Fischer
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

We urge you to promptly vote the shares on the Internet,

by telephone or by completing and returning

your proxy card in the enclosed envelope.

OLIN CORPORATION

Notice of Annual Meeting of Shareholders

Time:	8:00 a.m. (Central Daylight Time)

Date:	Thursday, April 26, 2018

Place:	Plaza in Clayton Office Tower
190 Carondelet Plaza
Annex Room - 16th Floor
Clayton, MO 63105 USA

Purpose:	To consider and act upon the following:

(1)   Election of one director to serve for a two-year term expiring in 2020 and election of three directors to serve for three-year terms expiring in 2021, all of whom are identified in the proxy statement.

(2) Approval of the Olin Corporation 2018 Long Term Incentive Plan.

(3) Conduct an advisory vote to approve the compensation for named executive officers.

(4) Ratification of the appointment of the independent registered public accounting firm for 2018.

(5) Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were the record owner of Olin common stock at the close of business on February 28, 2018.

By Order of the Board of Directors:

Eric A. Blanchard
Secretary

Clayton, Missouri

March 12, 2018

OLIN CORPORATION

PROXY STATEMENT

i

ii

OLIN CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2018

Olin’s Notice of Annual Meeting of Shareholders and Proxy Statement and 2017 Annual Report on Form 10-K are available at www.proxydocs.com/oln. You will need your 11-digit control number located in the upper right box on the front of your proxy card or the notice regarding the availability of proxy materials to vote your shares.

GENERAL QUESTIONS

Why did I receive a notice in the mail regarding the availability of proxy materials instead of printed copies of the proxy materials?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (SEC), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. Unless you are a participant in the Olin Corporation Contributing Employee Ownership Plan (the CEOP), you will not receive printed copies of the materials unless you request them. Instead, we mailed you the notice regarding the availability of proxy materials (unless you have previously consented to electronic delivery or already requested to receive printed copies), which describes how you may access and review all of the proxy materials on the Internet. The notice regarding the availability of proxy materials provides instructions as to how shareholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either on the Internet, by telephone, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the notice regarding the availability of proxy materials. Any notices regarding the availability of proxy materials that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice regarding the availability of proxy materials.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you prefer to receive printed proxy materials via mail or receive an e-mail with links to the electronic materials, please follow the instructions included on the notice regarding the availability of proxy materials.

Why did I receive this proxy statement?

You received this proxy statement because you owned shares of Olin common stock, par value $1 per share, which we sometimes refer to as common stock, at the close of business on February 28, 2018. Olin’s board of directors is asking you to vote at the 2018 annual meeting FOR each of the director nominees identified in Item 1, and FOR Items 2, 3 and 4 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.

When was this proxy material mailed to shareholders?

We began to mail the proxy statement and form of proxy to shareholders on or about March 12, 2018.

When was the notice regarding the availability of proxy materials mailed to shareholders?

We began to mail the notice regarding the availability of proxy materials to shareholders on or about March 12, 2018.

What if I have questions?

If you have questions, please write them down and send them to the Secretary at Olin’s principal executive office at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA.

What will I be voting on?

You will be voting on:

1.	the election of the four directors identified in the proxy statement;

2.	the approval of the Olin Corporation 2018 Long Term Incentive Plan;

3.	an advisory vote to approve the compensation for named executive officers;

4.	the ratification of KPMG LLP (KPMG) as Olin’s independent registered public accounting firm for 2018; and

5.	any other business properly presented at the annual meeting.

The proposal to ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2018 is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to elect directors, to approve the Olin Corporation 2018 Long Term Incentive Plan and to conduct an advisory vote to approve the compensation for named executive officers, are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, a broker will not be allowed to vote on these three matters on behalf of its beneficial owner customers if the customers do not return specific voting instructions. If you are a shareholder that holds shares through a broker, please provide specific voting instructions to your broker.

Could other matters be voted on at the annual meeting?

As of March 12, 2018, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their good faith business judgment as to what is in the best interests of Olin.

How does the board recommend I vote on the proposals?

Our board recommends a vote FOR each of the director nominees identified in Item 1, and FOR Items 2, 3 and 4.

What do I need to do to attend the 2018 annual meeting in person?

Each attendee must bring a valid, government-issued photo ID, such as a driver’s license or passport, as well as other verification of Olin common stock ownership. For a shareholder of record or participant in the CEOP, please bring your proxy card (CEOP shares must be voted either on the Internet or by telephone no later than 11:59 p.m. Central Daylight Time on April 22, 2018, or by mail if received by April 20, 2018). If you are a beneficial owner of Olin common stock, but do not hold your shares in your own name (i.e., your shares are held in street name), please bring the notice or voting instruction form you received from your bank, broker or other nominee. You may also bring your bank or brokerage account statement reflecting your ownership of Olin common stock as of February 28, 2018, the record date.

Please note that cameras, sound or video recording equipment, cellular telephones, smartphones and other similar devices, as well as purses, briefcases, backpacks and packages, will not be allowed in the meeting room. No one will be admitted to the meeting once it begins.

How can I obtain directions to be able to attend the annual meeting and vote in person?

You may obtain directions to the Plaza in Clayton Office Tower in Clayton, MO, USA by contacting the Plaza in Clayton Office Tower at 1-314-290-5039 or by accessing its website at www.theplazainclaytonoffice.com/Directions.axis.

VOTING

Who can vote?

All shareholders of record at the close of business on February 28, 2018, are entitled to vote at the annual meeting.

How many votes can be cast by all shareholders?

At the close of business on February 28, 2018, the record date for voting, we had 167,192,875 outstanding shares of common stock. Each shareholder on the record date may cast one vote for each full share owned. The presence in person or by proxy of the holders of a majority of such outstanding shares constitutes a quorum. If a share is present for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held in street name that are voted on any matter will be included in determining the number of votes present. Shares held in street name that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

How do I vote?

You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:

•	Vote on the Internet (Internet voting instructions are printed on the notice regarding the availability of proxy materials and/or your proxy card):

•	Access www.proxypush.com/oln.

•	Have the notice regarding the availability of proxy materials and/or your proxy card in hand.

•	Follow the instructions provided on the site.

•

Submit the electronic proxy before the required deadline (11:59 p.m. Central Daylight Time on April 25, 2018, for shareholders and 11:59 p.m. Central Daylight Time on April 22, 2018, for CEOP participants).

•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote by telephone (telephone voting instructions are printed on the notice regarding the availability of proxy materials and/or your proxy card):

•	From the U.S. and Canada, call the toll-free voting telephone number: 1-866-883-3382.

•	Have the notice regarding the availability of proxy materials and/or your proxy card in hand.

•

Follow and comply with the recorded instructions by the applicable deadline (11:59 p.m. Central Daylight Time on April 25, 2018, for shareholders and 11:59 p.m. Central Daylight Time on April 22, 2018, for CEOP participants).

•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.

•	Sign and date the proxy card.

•

Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card by April 25, 2018, for shareholders or by April 20, 2018, for CEOP participants, for your proxy to be valid and for your vote to count.

•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

If you vote in a timely manner on the Internet or by telephone, you do not have to return the proxy card for your vote to count. The Internet and telephone voting procedures appear in the upper right box of the notice regarding the availability of proxy materials or your proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded.

If you want to vote in person at the annual meeting, and you own Olin common stock through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the annual meeting.

Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017?

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 26, 2018:

You may access an electronic, searchable copy of the 2018 Proxy Statement and the Annual Report on Form 10 -K for the year ended December 31, 2017, at www.proxydocs.com/oln.

How are votes counted?

If you specifically mark the proxy card (or vote on the Internet or by telephone) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you sign and submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted FOR the election of the directors named in this proxy statement in Item 1, and FOR Items 2, 3 and 4 listed in the proxy. If you submit a proxy card marked “abstain” on any item other than Item 2, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter. Abstentions on Item 2 will have the same effect as a vote against the proposal. Shares held in street name that are not voted in the election of directors or on Items 2, 3 or 4 will not be included in determining the number of votes cast on those matters.

EQ Shareowner Services tabulates the shareholder votes and provides an independent inspector of election as part of its services as our registrar and transfer agent.

Can I change my vote?

Yes. Whether you vote on the Internet, by telephone or submit a proxy card with your voting instructions, you may revoke or change your vote by:

•	casting a new vote on the Internet or by telephone;

•	submitting another written proxy with a later date;

•	sending a written notice of the change in your voting instructions to the Secretary if received by April 25, 2018, for shareholders and by April 20, 2018, for CEOP participants; or

•	revoking the grant of a previously submitted proxy and voting in person at the annual meeting. Please note that your attendance at the annual meeting itself will not revoke a proxy.

When are the votes due?

Proxies submitted by shareholders through the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m. Central Daylight Time on April 25, 2018. Shares represented by proxies on the enclosed proxy card will be counted in the vote only if we receive your proxy card by April 25, 2018. Proxies submitted by CEOP participants will be counted in the vote only if they are received through the Internet or by telephone by 11:59 p.m. Central Daylight Time on April 22, 2018 or received by mail by April 20, 2018.

How do I vote my shares held in the Olin Contributing Employee Ownership Plan?

On February 28, 2018, the CEOP held 2,642,850 shares of our common stock. Voya Institutional Trust Company serves as the Trustee of the CEOP. If you are a CEOP participant, you may instruct the CEOP Trustee on how to vote shares of common stock credited to your CEOP account on the items of business listed on the proxy card by voting on the Internet, by telephone or by indicating your instructions on your proxy card and returning it to us. The Trustee will vote shares of common stock held in the CEOP for which they do not receive voting instructions in the same manner proportionately as they vote the shares of common stock for which they do receive instructions.

How do I vote my shares held in the Automatic Dividend Reinvestment Plan?

EQ Shareowner Services is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, EQ Shareowner Services will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make on the Internet or by telephone. If you do not submit a proxy card for your shares of record or vote on the Internet or by telephone, EQ Shareowner Services will not vote your dividend reinvestment shares.

MISCELLANEOUS

Can I contact board members directly?

Our audit committee has established the following methods for shareholders or other interested parties to communicate directly with the board and/or its members.

•	Mail—Letters may be addressed to the board or to an individual board member as follows:

The Olin Board or (Name of the director)

c/o Office of the Secretary

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105 USA

•

E-mail—You may send an e-mail message to Olin’s board at the following address: directors@olin.com. In addition, you may send an e-mail message to an individual board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name in front of @olin.com.

•

Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders or other interested parties may also use this Help-Line to communicate with one or more directors on any Olin matter. The Olin Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States and Canada, the Olin Help-Line can be reached by dialing toll-free 1-800-362-8348. Callers outside the United States and Canada can find toll-free numbers for several countries available under “Dialing Options” at www.OlinHelp.com or can reach the Olin Help-Line by calling the United States collect at 1-770-810-1127.

Who pays for this proxy solicitation?

Olin will pay the entire expense of this proxy solicitation.

Who solicits the proxies and what is the cost of this proxy solicitation?

Our board is soliciting the proxies on behalf of Olin. We have engaged The Proxy Advisory Group, LLC (Proxy Advisory Group), a proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total. In addition, Olin will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.

How will the proxies be solicited?

Proxy Advisory Group will solicit proxies by personal interview, e-mail, mail and telephone, and will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares. Our directors, officers and employees may also solicit proxies by personal interview, e-mail and telephone.

How can I submit a shareholder proposal at the 2019 annual meeting?

If you want to present a proposal to be considered for inclusion in the proxy statement for the 2019 annual meeting, you must deliver the proposal in writing (and include the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than November 9, 2018. You must then present your proposal in person at the 2019 annual meeting.

If you want to present a proposal for consideration at the 2019 annual meeting without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin’s Bylaws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA no later than January 25, 2019. You must also present your proposal in person at the 2019 annual meeting.

How can I directly nominate a director for election to the board at the 2019 annual meeting?

According to Olin’s Bylaws, if you are a shareholder you may directly nominate an individual for election to the board if you deliver a written notice of the nomination to Olin’s Secretary no later than January 25, 2019. Your notice must include:

•	your name and address;

•	the name and address of the person you are nominating;

•

a statement that you are entitled to vote at the annual meeting (stating the number of shares you hold of record) and intend to appear at the annual meeting in person, or by proxy, to make the nomination;

•	a description of arrangements or understandings between you and others (and naming any such other persons), if any, pursuant to which you are making the nomination;

•	such other information about the nominee as would be required in a proxy statement filed under the SEC proxy rules; and

•	the written consent of the nominee to actually serve as a director, if elected.

Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

How can I recommend a director for the slate of candidates to be nominated by Olin’s board for election at the 2019 annual meeting?

In addition to directly nominating an individual for election to the board as discussed above, you can suggest that our directors and corporate governance committee consider a person for inclusion in the slate of candidates to be proposed by the board for election at the 2019 annual meeting. A shareholder can recommend a person by delivering written notice to Olin’s board no later than October 12, 2018. The notice must include the information described under the heading “What Is Olin’s Director Nomination Process?” on page 20, and must be sent to the address indicated under that heading. As noted above, the board is not required to include such nominee in the proxy statement.

How can I obtain shareholder information?

Shareholders may contact EQ Shareowner Services, our registrar and transfer agent, who also manages our Automatic Dividend Reinvestment Plan at:

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100 USA

Telephone: 1-800-401-1957

Internet: www.shareowneronline.com, click on “contact us.”

Shareholders can sign up for online account access through EQ Shareowner Services for fast, easy and secure access 24 hours a day, 7 days a week for future proxy materials, investment plan statements, tax documents and more. To sign up log on to www.shareowneronline.com where step-by-step instructions will prompt you through enrollment or you may call 1-800-401-1957 from the United States or 1-651-450-4064 from outside the United States for customer service.

CERTAIN BENEFICIAL OWNERS

Except as listed below, to our knowledge, no person beneficially owned more than 5% of our common stock as of February 28, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc.	16,689,125	(a)	10.0%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	14,602,134	(b)	8.8%
100 Vanguard Boulevard
Malvern, PA 19355

TIAA-CREF Investment Management, LLC	9,853,573	(c)	5.9%
Teachers Advisors, LLC
730 Third Avenue
New York, NY 10017

Iridian Asset Management LLC	9,522,830	(d)	5.7%
276 Post Road West
Westport, CT 06880

Adage Capital Partners, L.P.	9,021,489	(e)	5.4%
200 Clarendon Street, 52nd Floor
Boston, MA 02116

(a)

Based on Amendment No. 10 to a Schedule 13G filing dated January 17, 2018, as of December 31, 2017, BlackRock, Inc. had sole dispositive power over all of the shares reported and sole voting power over 16,238,752 of such shares.

(b)

Based on Amendment No. 5 to a Schedule 13G filing dated February 7, 2018, as of December 31, 2017, The Vanguard Group, Inc. had sole voting power over 87,795 shares, sole dispositive power over 14,497,927 shares, shared voting power over 29,157 shares and shared dispositive power over 104,207 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., was the beneficial owner of 75,050 shares as a result of serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., was the beneficial owner of 41,902 shares as a result of serving as investment manager of Australian investment offerings.

(c)

Based on Amendment No. 2 to a Schedule 13G filing dated February 14, 2018, as of December 31, 2017, TIAA-CREF Investment Management, LLC had sole voting and dispositive power over 7,608,017 of such shares and Teachers Advisors, LLC had sole voting and dispositive power over 2,245,556 of such shares. Each of TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC. expressly disclaimed beneficial ownership of the other’s securities holdings and each disclaimed that it was a member of a group with the other.

(d)

Based on Amendment No. 1 to a Schedule 13G filing dated February 6, 2018, as of December 31, 2017, all such shares were beneficially owned by Iridian Asset Management, LLC (Iridian) and David H. Cohen and Harold J. Levy also may be deemed to beneficially own such shares by virtue of their indirect ownership and control of Iridian but disclaim beneficial ownership of such shares. The Schedule 13G reported that (i) Mr. Cohen had sole voting and dispositive power over 2,155 shares not included above and (ii) Mr. Levy had sole voting and dispositive power over 1,070 shares not included above.

(e)

Based on Amendment No. 2 to a Schedule 13G filing dated February 13, 2018, as of December 31, 2017, Adage Capital Partners, L.P. held shared voting and shared dispositive power over all of the reported shares with Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross.

ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS

Who are the individuals nominated by the board to serve as directors?

The board of directors is divided into three classes. Each class has a term of office for three years, and the term of each class ends in a different year. In 2017, the board elected one new director, Mr. Shipp, in accordance with an agreement between Olin and The Dow Chemical Company (Dow), now known as DowDupont, in connection with our acquisition of certain lines of business from Dow on October 5, 2015. Virginia law and Olin’s Bylaws require that any director elected by the board of directors (rather than the shareholders) serve only until the earlier of the next election of directors by the shareholders and until his or her successor is elected or until his or her earlier death, resignation or removal. The board has nominated Mr. Bogus as a Class II director with a term expiring in 2020 and Ms. Williams and Messrs. Shipp and Smith as Class III directors with terms expiring in 2021. The board expects that all of the nominees will be able to serve as directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by the board, unless the board reduces the number of directors.

The board of directors recommends a vote FOR the election of Mr. Bogus as a Class II director and Ms. Williams and Messrs. Shipp and Smith as Class III directors.

How many votes are required to elect a director?

A nominee will be elected as a director by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast and will not affect the outcome of the vote in the election of directors.

Business Experience of Nominees

Set forth on the following pages are descriptions of the business experience of each director nominee, including a brief summary of the specific experience, qualifications, attributes and skills that led our board to conclude that these individuals should serve as our directors.

      CLASS II

      NOMINEE FOR TWO-YEAR TERM EXPIRING IN 2020

DONALD W. BOGUS, 71, retired in January 2009, from his positions as Senior Vice President of The Lubrizol Corporation, now a subsidiary of Berkshire Hathaway (NYSE: BRK.A; a global supplier of high performance specialty products for personal care, coatings, plastics, and various industrial products) and President of Lubrizol Advanced Materials, Inc., a wholly-owned subsidiary of The Lubrizol Corporation, positions he held since June 2004. Mr. Bogus joined Lubrizol in April 2000, as Vice President and his duties included responsibility for the Fluid Technologies for Industry business section and he served as the head of mergers and acquisitions. Prior to joining Lubrizol, he was an Executive Officer at PPG Industries, Inc. (a manufacturer of coatings and glass products) where he served as Vice President of Specialty Chemicals and Vice President of Industrial Coatings. Mr. Bogus earned a bachelor’s degree in biology and chemistry from Baldwin Wallace University. He serves on the board of trustees for Baldwin Wallace University and on their Business Division’s advisory board. Olin director since July 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Bogus’ executive management positions have provided him with expertise in the chemicals industry, as well as merger and acquisition experience.

      CLASS III

      NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2021

EARL L. SHIPP, 60, retired in September 2017, from his position as Vice President, US Gulf Coast Operations of The Dow Chemical Company, now known as DowDupont (NYSE: DWDP; a diversified chemical manufacturing company), a position he held since November 2010. Prior to that, Mr. Shipp served as President—Dow Africa from June 2009 to October 2010 and President—Basic Chemicals Group at Dow from May 2007 to May 2009. During his 36 years at Dow, he held a variety of leadership and engineering roles, including appointments as Site Director of Louisiana Operations and Global Operations Director for Propylene Oxide/Propylene Glycol in 2000, Business Director for Propylene Oxide/Propylene Glycol in February 2004, Business Vice President for Oxides and Glycols in July 2005 and Business Vice President—Ethylene Oxide and Ethylene Glycol and President—India, Middle East and Africa Region in February 2006. Mr. Shipp earned a bachelor’s degree in chemical engineering from Wayne State University and completed the executive education program at Indiana State University School of Business. He is on the board of directors of CHI St. Luke’s Health, Brazoria Fort Bend Rail District and The Economic Development Alliance of Brazoria County, Texas. Olin director since October 2017; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. Shipp’s extensive management expertise in manufacturing and operations provides him with valuable knowledge of the chemical industry.

VINCENT J. SMITH, 68, retired in 2004, from his position as President and Chief Executive Officer of Dow Chemical Canada, a subsidiary of The Dow Chemical Company, now known as DowDupont (NYSE: DWDP; a diversified chemical manufacturing company), a position he held from 2001. From 1972 to 2000, he held positions of increasing responsibility in engineering, manufacturing and management, including the position of Business Director for Dow’s global chlor-alkali assets. Mr. Smith earned a bachelor’s degree in chemical engineering from McMaster University. Olin director since August 2008; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Smith’s executive service has provided him with valuable international and manufacturing experience, together with extensive knowledge of the chlor alkali industry.

CAROL A. WILLIAMS, 59, retired in early 2015, from her position as special advisor to the Chief Executive Officer of The Dow Chemical Company, now known as DowDupont (NYSE: DWDP; a diversified chemical manufacturing company). Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34 year history at Dow, she assumed increasingly more significant management positions in research and development before becoming operations leader and then Vice President for the global chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams earned a bachelor’s degree in chemical engineering from Carnegie Mellon University. She is the independent board chair and serves on the board of directors and the nominating/governance committee of Owens-Illinois Inc. (a leading producer of high quality glass packaging). Ms. Williams is also a member of the Engineering Advisory Board and Energy Futures Institute Presidential Consultation Committee for Carnegie Mellon University. From 2012 through June 2015, she was on the board of directors of Zep, Inc. (a supplier of industrial cleaning materials). Olin director since October 2015; member of the Compensation Committee and the Directors and Corporate Governance Committee. Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development provides her with valuable knowledge of the chemicals industry.

Business Experience of Continuing Directors

Set forth on the following pages are descriptions of the business experience of each continuing director. The terms of the following directors will continue after the 2018 annual meeting, as indicated below.

CLASS I

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2019

C. ROBERT BUNCH, 63, served as Chairman of the Board and Chief Executive Officer of Global Tubing, LLC (a privately held company formed in April 2007, to manufacture and sell coiled tubing and related products and services to the energy industry which was acquired by Forum Energy Technologies, Inc. (NYSE: FET) and Quantum Energy Partners in July 2013) from May 2007 until June 2013. Mr. Bunch served as Chairman of Maverick Tube Corporation (a producer of welded tubular steel products used in energy and industrial applications which was acquired by Tenaris, S.A. in October 2006) from January 2005 until October 2006, and as President and Chief Executive Officer from October 2004 until October 2006. Prior to joining Maverick, he was an independent oil service consultant from 2003 until 2004, and from 2002 to 2003, he served as President and Chief Operating Officer at Input/Output, Inc. (an independent provider of seismic imaging technologies and digital, full-wave imaging solutions for the oil and gas industry). From 1999 to 2002, he served as Vice President and Chief Administrative Officer of Input/Output, Inc. Mr. Bunch earned a bachelor’s degree in economics and a master’s degree in accounting from Rice University and a juris doctorate degree from the University of Houston. From May 2004 until August 2008, Mr. Bunch served on the board of directors (and as Chairman from January 2007 to August 2008) of Pioneer Drilling Company (a provider of land contract drilling services to independent and major oil and gas exploration and production companies). Olin director since December 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee. Mr. Bunch’s broad management responsibilities provide relevant experience in a number of strategic and operational areas.

RANDALL W. LARRIMORE, 70, served as Chairman of Olin from April 2003 through June 2005. From 1997 until his retirement in December 2002, he served as President and Chief Executive Officer of United Stationers Inc., now known as Essendant (NASDAQ: ESND; a wholesaler/distributor of business products). From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., now known as Fortune Brands Home & Security LLC (NYSE: FBHS; a consumer products company). He holds a bachelor’s degree from Swarthmore College with a major in economics and a minor in chemistry and a master’s degree in business administration from Harvard Business School. He is co-chair of the governance committee and a member of the board of directors and compensation committee of Campbell Soup Company (a manufacturer and marketer of soup and other food products), and a member of the board of directors of Nixon Uniform Service and Medical Wear (a privately held company that provides, launders, and delivers medical apparel, linens, and other reusable products, primarily to healthcare providers) and Chesapeake Conservancy (a non-profit organization to protect and restore the Chesapeake Bay). He was also a Captain in the U.S. Army Reserves. Olin director since January 1998; Chair of the Directors and Corporate Governance Committee and a member of the Audit Committee, the Compensation Committee and the Executive Committee. Mr. Larrimore brings expertise in marketing, sales, strategic planning, mergers and acquisitions and general management.

JOHN M. B. O’CONNOR, 63, is Chairman and Chief Executive Officer of J.H. Whitney Investment Management, LLC (an alternative investment firm), a position he has held since January 2005 and Chief Executive Officer of Whitney Strategic Services, LLC (a provider of global economic advisory services to the US Department of Defense). From January 2009 through March 2011, he served as Chief Executive Officer of Tactronics Holdings, LLC (a Whitney Capital Partners portfolio holding company that provided tactical integrated electronic systems to U.S. and foreign military customers as well as the composite armor solutions for military vehicles through its Armostruxx division). Previously, Mr. O’Connor was Chairman of JP Morgan Alternative Asset Management, Inc. (part of the investment manager arm of JP Morgan) and an Executive Partner of JP Morgan Partners (a private equity firm). He was also a member of the Risk Management Committee of JP Morgan Chase, which was responsible for policy formulation and oversight of all market and credit risk taking activities globally. Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and a master’s degree in business administration from Columbia University Graduate School of Business. Mr. O’Connor is a member of the board of directors at IntegriCo Composites, Inc. (a privately held specialized composite products manufacturer). He also serves on the advisory boards of American Friends of the Clock Tower Fund, Cornell University College of Veterinary Medicine, Game Conservancy USA and UK Game Conservancy and Wildlife Trust, Grayson-Jockey Club Research Foundation, Global Guardian, LLC and New York Green Bank. Mr. O’Connor serves as a member of the Department of Defense Business Board and as the Civilian Aide to the Secretary of the Army (CASA) for New York (South). Olin director since January 2006; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. O’Connor’s hedge fund and investment banking experience allow him to contribute broad financial and global expertise.

WILLIAM H. WEIDEMAN, 63, retired in January 2015, from his position as Chief Financial Officer and Executive Vice President of The Dow Chemical Company, now known as DowDupont (NYSE: DWDP; a diversified chemical manufacturing company), a position he held since March 2010. Prior to that, Mr. Weideman served as an Interim Chief Financial Officer from November 2009 to March 2010, and Executive Vice President of Finance, Dow Agrosciences & Corporate Strategic Development from April 2010 to September 2012, all at Dow. He joined Dow in 1976 as a Cost Accountant in Midland, Michigan and held a variety of accounting and controller roles for different Dow businesses. Olin’s board of directors has determined that Mr. Weideman qualifies as an “audit committee financial expert” for Olin under applicable SEC rules. Mr. Weideman earned a bachelor’s degree in business administration and accounting from Central Michigan University. He is a director of the Mid-Michigan Medical Center and is on the board of trustees for Central Michigan University. From October 30, 2011 until December 31, 2015, he served as a director of Sadara Chemical Company (a joint venture between Saudi Aramco and Dow) and from August 30, 2000 until December 31, 2015, he was a director of the Dow Chemical Employees’ Credit Union. Olin director since October 2015; Chair of the Audit Committee and a member of the Directors and Corporate Governance Committee and Executive Committee. Mr. Weideman’s extensive history with Dow provides him with valuable financial and business administration expertise.

CLASS II

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2020

GRAY G. BENOIST, 65, retired in March 2012, from his position as an officer on special assignment of Belden, Inc. (NYSE: BDC; a designer, manufacturer and marketer of signal transmission solutions, including cable, connectivity and active components for mission-critical applications in markets ranging from industrial automation to data centers, broadcast studios, and aerospace), a position he held since January 1, 2012. From August 2006 until January 1, 2012, he served as Senior Vice President, Finance and Chief Financial Officer of Belden and from November 2009 until January 2012, he also served as Chief Accounting Officer and prior to that, as Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc. (a business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions). During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola’s portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular Infrastructure Group. He has a bachelor’s degree in finance and accounting from Southern Illinois University and a master’s degree in business administration from the University of Chicago. Mr. Benoist serves on the board of directors of Neurowrx, Inc. (a not-for-profit organization in Canada with the mission of accelerating global STEM employment for autistic individuals). He is also President and Treasurer of MindSpark, Inc. (a registered benefit corporation in California delivering software testing services through the employment of adults with autism spectrum disorder). Olin director since February 2009; member of the Audit Committee and the Directors and Corporate Governance Committee. Mr. Benoist’s chief financial officer experience provides him with valuable financial and accounting expertise.

JOHN E. FISCHER, 62, became Chairman, President and Chief Executive Officer of Olin on April 27, 2017. He held the positions of President and Chief Executive Officer since May 1, 2016, President and Chief Operating Officer from May 2014 until April 30, 2016, Senior Vice President and Chief Financial Officer from October 2010 until May 2014, Vice President and Chief Financial Officer from May 2005 to October 2010, Vice President, Finance and Controller from June 2004 until May 2005, after rejoining Olin in early 2004. From 2002 through 2003, he served as an independent financial consultant to Olin and other unaffiliated companies. From 1996 through 2001, he directed all financial functions, acquisitions and divestments for Primex Technologies, Inc. (a munitions, propellants, satellite propulsion systems and electronic products manufacturing company spun off from Olin in 1996 and is now called General Dynamics Ordnance and Tactical Systems). Prior to this, Mr. Fischer was Vice President and Financial Officer for Olin’s Ordnance division where he supervised all division financial reporting and planning and government contract management. He began his career with General Defense Corporation in 1977, serving in various accounting and cost accounting positions prior to being appointed Controller in 1985. Mr. Fischer earned a bachelor’s degree in accounting and economics from Franklin and Marshall College and a master’s degree in finance from Pennsylvania State University. Mr. Fischer’s extensive financial and executive management experience, deep knowledge of Olin and extensive involvement in the transaction of the acquired businesses from Dow, now known as DowDupont, and his leading the integration provide valuable expertise.

CORPORATE GOVERNANCE MATTERS

How Many Meetings Did Board Members Attend?

During 2017, the board held eight meetings. As part of each regularly scheduled board meeting, the non-employee directors met in executive session. In 2017, all directors attended over 94% of the meetings of the board and committees of the board on which they served. In addition, each director attended over 89% of the meetings of the board and committees of the board on which he or she served during their period of service. All of our directors attended the 2017 annual meeting. Our policy regarding directors’ attendance at the annual meeting is that they are required to attend, absent serious extenuating circumstances.

Which Board Members Are Independent?

Our board has determined that all of its members, except Mr. Fischer, are independent in accordance with applicable New York Stock Exchange (NYSE) listing standards and applicable provisions of our Principles of Corporate Governance. In determining independence, the board confirms that a director has no relationship with Olin that violates the “bright line” independence standards under the NYSE listing standards. The board also reviews whether a director has any other material relationship with Olin, after consideration of all relevant facts and circumstances. In assessing the materiality of a director’s relationship to Olin, the board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Our board of directors has adopted a bright line test for the types of de minimis transactions that do not warrant board consideration when making director independence determinations. This policy provides that the following transactions do not impair a director’s independence, and are not considered by our board in its determination of director independence:

•	our match of up to $5,000 in charitable contributions made by directors under our 50% matching contribution program, which is available to all employees; and

•

any transaction or series of transactions between Olin (or its subsidiaries) and a director (or an organization in which he/she serves as a director, partner, shareholder or officer) for the purchase or sale of products or services that (i) involve less than $50,000 in the aggregate in any 12-month period and (ii) have the same pricing and other terms and conditions as transactions with unrelated and similarly situated customers or suppliers.

During 2017, none of our non-employee directors had any relationship or transaction other than those which fell within the bright line standards described above.

Does Olin Have Corporate Governance Guidelines and a Code of Conduct?

The board has adopted Principles of Corporate Governance and a Code of Conduct. The Code of Conduct applies to our directors and all of our employees, including our chief executive officer (CEO), chief financial officer (CFO) and principal accounting officer/controller. We discuss certain provisions of these documents in more detail under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Each of our three major standing board committees (Audit, Compensation and Directors and Corporate Governance) acts under a written charter adopted by the board. The committee charters can be viewed on our website at www.olin.com in the Governance section under Committees, available at: http://www.olin.com/Committees. The Principles of Corporate Governance and Code of Conduct can all be viewed on our website at www.olin.com in the Governance section under Governance Documents, available at: http://www.olin.com/Governance. In addition, we will disclose on that website any amendment to, or waiver from, a provision of our Code of Conduct for our directors and executive officers, including our CEO, CFO, principal accounting officer/controller or other employees performing similar functions.

Does Olin Prohibit Hedging and Pledging of Its Stock by Insiders?

Under our insider trading policy, our directors and executive officers are prohibited from engaging in any:

•	hedging or monetization transactions in our securities where the director or executive officer continues to own the underlying security without all the risks or rewards of ownership; or

•	pledging of our securities whether as part of a hedging transaction or loan transaction.

As of February 28, 2018, no shares of our common stock were pledged by any director or executive officer.

Do Olin’s Board and Committees Conduct Evaluations?

As required by NYSE rules, Olin’s board of directors as well as its Audit, Compensation and Directors and Corporate Governance Committees each conduct an annual performance evaluation.

What Are the Committees of the Board?

Our committees of the board are:

The Audit Committee, which held eight meetings during 2017, advises the board on internal and external audit matters affecting us. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the audit committee is comprised solely of directors who meet the enhanced independence standards for audit committee members under the Securities Exchange Act of 1934 (Exchange Act) and the related rules as incorporated into the NYSE standard for independence. Its current members are: William H. Weideman (Chair), Gray G. Benoist, Randall W. Larrimore, John M. B. O’Connor, Richard M. Rompala and Earl L. Shipp. The board has determined that Mr. Weideman meets the SEC definition of an “audit committee financial expert,” and that each of the members of the audit committee is financially literate, as such term is interpreted by the board in its business judgment. The audit committee:

•	has sole authority to directly appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;

•

reviews with our independent registered public accounting firm the scope and results of their examination of our financial statements and any investigations and surveys by such independent registered public accounting firm;

•	pre-approves and monitors audit and non-audit services performed by our independent registered public accounting firm;

•	reviews its charter annually and ensures it is publicly available in accordance with SEC regulations;

•

reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our annual reports on Form 10-K and quarterly reports on Form 10-Q before filing or distribution;

•	reviews with management and our independent registered public accounting firm the interim financial results and related press releases before issuance to the public;

•	reviews audit plans, activities and reports of our internal and regulatory audit departments;

•	reviews the presentations by management and our independent registered public accounting firm regarding our financial results;

•	monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;

•	monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation compliance;

•	monitors our enterprise risk management process;

•	oversees our ethics and business conduct programs and procedures;

•	reviews our compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and

•	has the authority to hire its own independent advisors.

The Compensation Committee, which held six meetings during 2017, sets policies, develops and monitors strategies for, and administers, the programs that are used to compensate the CEO and other senior executives. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the compensation committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: Richard M. Rompala (Chair), Donald W. Bogus, C. Robert Bunch, Randall W. Larrimore, Vincent J. Smith and Carol A. Williams. The compensation committee:

•	approves the salary plans for all executive officers including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;

•	approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;

•	administers the incentive compensation plans, stock option plans, and long-term incentive plans;

•	annually evaluates the performance of the CEO;

•	performs settlor functions for our retirement plans, such as establishing, amending and terminating such plans (which authority has also been delegated to a management committee);

•	approves executive and change in control agreements;

•	reviews and establishes the compensation of non-employee directors;

•

reviews and discusses our Compensation Discussion and Analysis with management and, based on that review, makes a recommendation to the board of directors regarding inclusion of the Compensation Discussion and Analysis in our annual proxy statement or annual report on Form 10-K filed with the SEC; and

•	has the authority to hire its own independent advisors.

The Directors and Corporate Governance Committee, which held four meetings during 2017, assists the board in fulfilling its responsibility to our shareholders relating to the selection and nomination of officers and directors. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the directors and corporate governance committee is comprised solely of directors who meet the NYSE standard for independence. Its members are: Randall W. Larrimore (Chair), Gray G. Benoist, Donald W. Bogus, C. Robert Bunch, John M. B. O’Connor, Richard M. Rompala, Earl L. Shipp, Vincent J. Smith, William H. Weideman and Carol A. Williams. The directors and corporate governance committee:

•	makes recommendations to the board regarding the election of the CEO;

•	reviews the nominees for our other officers;

•	makes recommendations to the board regarding the size and composition of the board and the qualifications and experience that might be sought in board nominees;

•

seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and re-nomination as directors;

•	assesses whether the qualifications and experience of board nominees meet the current needs of the board;

•	reviews plans for management development and succession;

•

periodically reviews corporate governance trends, issues and best practices and makes recommendations to the board regarding the adoption of best practices most appropriate for the governance of the affairs of the board;

•	reviews and makes recommendations to the board regarding the composition, duties and responsibilities of various board committees;

•	reviews and advises the board on such matters as protection against liability and indemnification;

•	reports periodically to the board on the performance of the board itself as a whole; and

•	has the authority to hire its own independent advisors.

The Executive Committee meets as needed in accordance with Olin’s Bylaws. Between meetings of the board, the executive committee may exercise all the power and authority of the board (including authority and power over our financial affairs) except for matters reserved to the full board by Virginia law and matters for which the board gives specific directions. During 2017, this committee held no meetings. The executive committee members are: John E. Fischer (Chair), Randall W. Larrimore, Richard M. Rompala and William H. Weideman.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee during 2017 (Messrs. Bogus, Bunch, Larrimore, Rompala and Smith and Ms. Williams):

•	served as an employee for Olin during that year;

•	is currently or has ever been an officer of Olin; or

•	had any relationship with Olin requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers:

•	serves on the compensation committee of any other company for which one of our directors serves as an executive officer; or

•	serves on the board of directors of any other company where a member of our compensation committee serves as an executive officer.

What Is Olin’s Director Nomination Process?

Our directors and corporate governance committee acts as our nominating committee. As a policy, the committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner. Our Principles of Corporate Governance provide that the board chair, CEO, lead director, other directors, employees and shareholders may recommend director nominees to the committee. The committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. The committee reviews and evaluates each nominee and the committee chair, the board chair, CEO and lead director interview the potential new board candidates selected by the committee. The interview results, along with the committee’s recommended nominees, are submitted to the full board.

Our Principles of Corporate Governance describe criteria for new board members to include recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. The committee is tasked with seeking board members with the personal qualities and experience that taken together will ensure a strong board of directors. Although we have no formal policy on diversity for board members, our Principles of Corporate Governance provide that racial, ethnic and gender diversity are important factors in assessing potential board members, in addition to particular qualifications and experience required to meet the needs of the board. Furthermore, as part of the committee’s review of board composition, the board considers diversity of experience and background in an effort to ensure that the composition of our directors ensures a strong and effective board. Our Principles of Corporate Governance cite strength of character, an inquiring and independent mind, practical wisdom and mature judgment as among the principal qualities of an effective director.

This year, we have four nominees standing for election or re-election.

A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of his or her experience and other qualifications for the position, in writing addressed to the board of directors in care of the Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 USA. The notice may be sent at any time, but for a candidate to be considered by the committee as a nominee for an annual meeting, we must receive the written information at least 150 days before the anniversary of the date of the prior year’s proxy statement. For example, for candidates to be considered for nomination by the committee at the 2019 annual meeting, we must receive the information from shareholders on or before October 12, 2018.

In addition to shareholders proposing candidates for consideration by the committee, Olin’s Bylaws allow shareholders to directly nominate individuals at the annual meeting for election to the board by delivering a written notice as described under the heading “MISCELLANEOUS—How can I directly nominate a director for election to the board at the 2019 annual meeting?” on page 7. Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

What Is the Board Leadership Structure?

Our Principles of Corporate Governance state that our board may select either a combined CEO board chair coupled with a lead director or appoint a board chair who does not also serve as CEO. Currently, Mr. Fischer serves as our combined CEO and chairman of the board, and the board selected Mr. Rompala as our independent lead director.

The board believes that this leadership structure is best for Olin at the current time, as it appropriately balances the need for the CEO to run the company on a day-to-day basis with significant involvement and authority vested in an outside independent board member—the lead director. Our lead director assumes many functions traditionally within the purview of a chairman of the board. Under our Principles of Corporate Governance, our lead director must be independent, and is responsible for:

•	advising on the board meeting schedule to ensure that the independent directors can perform their duties responsibly without interfering with company operations;

•	approving agendas for board and committee meetings and information sent to the board;

•	advising on quality, quantity, and timeliness of the flow of information from management to independent directors;

•	interviewing all potential new board candidates, and making recommendations on candidates;

•	chairing all executive sessions of the board’s independent directors;

•	acting as principal liaison between the independent directors and the chair on sensitive issues;

•	recommending membership and chairs of board committees;

•	recommending to the board chair the retention of consultants who report directly to the board;

•	calling meetings of the independent directors; and

•	being available for direct communication if requested by major shareholders, as appropriate.

How Does the Board Oversee Olin’s Risk Management Process?

Our board is responsible for oversight of Olin’s risk assessment and management process. The board delegated to the compensation committee basic responsibility for oversight of management’s compensation risk assessment, and that committee reports to the board on its review. Our board also delegated tasks related to risk process oversight to our audit committee, which reports the results of its review process to the board. The audit committee’s process includes:

•	a review, at least annually, of our internal audit process, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process; and

•

a review, at least annually, of our enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place, including discussion of the major risk exposures identified by Olin, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

In addition to the reports from the audit and compensation committees, our board periodically discusses risk oversight, including as part of its annual detailed corporate strategy review.

Brian J. Clucas, our Vice President, Global Internal Audit, reports directly to our audit committee and has direct and unrestricted access to that committee. Todd A. Slater, our Vice President and CFO, oversees our ERM process and fulfills the responsibilities of a chief risk officer. Mr. Slater reports to our CEO, but has direct access to our audit committee chair. Messrs. Slater and Clucas, individually or with other members of our management team, periodically meet in executive session with the audit committee.

REPORT OF THE AUDIT COMMITTEE

The audit committee’s primary responsibility is to assist the board in its oversight of the integrity of the Corporation’s financial reporting process and systems of internal control, to evaluate the independence and performance of the Corporation’s independent registered public accounting firm, KPMG LLP, and internal audit functions and to encourage private communication between the audit committee and KPMG and the internal auditors.

The committee held eight meetings during the year. During the second half of 2017, the audit committee also completed a self-assessment.

In discharging its responsibility, the audit committee reviewed and discussed the audited financial statements for fiscal year 2017 with management and KPMG, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No.1301, Communications with Audit Committees.

In addition, the audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence. The audit committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG’s reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries, including corrective actions taken. The audit committee also negotiated the hiring of KPMG for the 2017 audit and pre-approved all fees which SEC rules require the committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.

Based on the audit committee’s discussions with management and KPMG and the audit committee’s review of KPMG’s written report and the other materials discussed above, the audit committee recommended that the board of directors include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the SEC.

February 15, 2018

William H. Weideman, Chair

Gray G. Benoist

Randall W. Larrimore

John M. B. O’Connor

Richard M. Rompala

Earl L. Shipp

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by each director, director nominee and by the named executive officers in the Summary Compensation Table?

This table shows how many shares of our common stock certain persons beneficially owned on January 15, 2018. Those persons include each director, director nominee, each named executive officer (NEO) in the Summary Compensation Table on page 45, and all directors and executive officers as a group. A person has “beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)	Percent of Common Stock (b)
Gray G. Benoist	41,630	—
Donald W. Bogus (1)	105,586	—
C. Robert Bunch	16,259	—
Randall W. Larrimore (2)	69,865	—
John M. B. O’Connor (3)	29,402	—
Richard M. Rompala (4)	66,078	—
Earl L. Shipp	3,424	—
Vincent J. Smith	40,599	—
William H. Weideman	16,866	—
Carol A. Williams	16,866	—
John E. Fischer (5)	699,856	—
Todd A. Slater	291,750	—
Pat D. Dawson (6)	200,334	—
John L. McIntosh (7)	404,884	—
James A. Varilek (8)	101,425	—
Directors and executive officers as a group, including those named above (22 persons)	2,815,444	1.7

(1)	Mr. Bogus shares voting and investment power with his spouse over 1,000 shares of common stock.

(2)

Mr. Larrimore beneficially owns 58,765 shares of common stock through his Family Trust, over which he exercises the right to control and dispose of those shares. He disclaims beneficial ownership of 2,700 shares of common stock held by the 15 Seaside Trust, pursuant to Form 4 footnotes filed on March 3, 2016.

(3)	Mr. O’Connor shares voting and investment power with his spouse over 8,853 shares of common stock held by the 2001 John M. B. O’Connor Family Trust.

(4)	Mr. Rompala beneficially owns 50,500 shares of common stock through his Revocable Trust.

(5)	Mr. Fischer beneficially owns 180,792 shares of common stock through his Revocable Trust.

(6)	Mr. Dawson beneficially owns 40,000 shares of common stock through his Revocable Trust.

(7)	Mr. McIntosh beneficially owns 55,141 shares of common stock with his spouse.

(8)	Mr. Varilek beneficially owns 29,004 shares of common stock through his Revocable Trust.

(a)

Includes shares credited under the CEOP on January 15, 2018, phantom stock units credited to deferred accounts under the Amended and Restated 1997 Stock Plan for Non-employee Directors (the Directors Plan) and shares that may be acquired within 60 days (by March 15, 2018) through the exercise of stock options as follows:

Name	Number of Phantom Stock Units Held in Director Deferred Accounts*	Number of Shares Subject to Options Exercisable in 60 days
Gray G. Benoist	11,558	—
Donald W. Bogus	23,968	—
C. Robert Bunch	12,399	—
Randall W. Larrimore	11,100	—
John M. B. O’Connor	11,100	—
Richard M. Rompala	15,578	—
Earl L. Shipp	3,424	—
Vincent J. Smith	11,100	—
William H. Weideman	12,400	—
Carol A. Williams	14,633	—
John E. Fischer	—	518,450
Todd A. Slater	—	217,167
Pat D. Dawson	—	160,334
John L. McIntosh	—	340,000
James A. Varilek	—	69,500
Directors and executive officers as a group, including those named above (22 persons)	127,260	1,810,204

*	Such securities have no voting rights.

(b)	Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Principles of Corporate Governance and our Code of Conduct include policies and procedures requiring pre-approval of certain transactions involving our directors and employees and their family members and affiliated organizations if Olin is a direct or indirect participant. The policies define “family member” to mean a spouse, child, sibling, stepchild, parent, stepparent, mother-, father-, son-, daughter-, brother- or sister- in-law, or any other person living with the individual (except tenants and household employees). Affiliated organizations include those entities where the individual or family member serves as a director, executive officer or holder of 5% or more of the equity interests.

Our Principles of Corporate Governance require the directors and corporate governance committee (or, if that committee determines it is appropriate, the board) to pre-approve the following transactions with directors, family members and affiliated organizations:

•	charitable contributions of more than $10,000 in a fiscal year;

•

transactions involving more than $120,000 (individually or in the aggregate) in a fiscal year (other than purchases or sales of goods and services contracted for by Olin business units in the normal course of business);

•	transactions in excess of $120,000 in a fiscal year for consulting or personal services;

•	transactions in excess of $120,000 in a fiscal year directly with (or involving direct compensation to) a director or family member;

•

transactions involving more than $120,000 (individually or in the aggregate) in a fiscal year (other than purchases or sales of goods and services contracted for by Olin business units in the normal course of business); and

•	transactions (even in the ordinary course of business) involving the greater of $1 million or 2% of consolidated gross revenues of either Olin or the other party.

Our Principles of Corporate Governance require our directors and corporate governance committee to pre-approve service by any senior executive (our CEO and other Section 16 officers) on the board of another public company or on the board of any private company that would represent a material commitment of time. In addition, our Code of Conduct and related Corporate Policy Statements require the approval of the board of directors before an officer may serve as a director or provide services to another organization (as an officer, employee, consultant, etc.). Any such service by other employees must be pre-approved by our CEO, if the potential for a conflict of interest exists. These provisions also prohibit any employee or family member from having any direct or indirect interest in, or any involvement with or obligation to, any business organization (including any non-profit entity to which Olin makes contributions) which does or seeks to do business with Olin, or any Olin competitor, without pre-approval from the employee’s department head.

In granting pre-approval, the directors and corporate governance committee, board members and management focus on the best interests of Olin.

In addition to the pre-approval process described above, our Code of Conduct and related Corporate Policy Statements prohibit any director or employee from engaging in a transaction that might conflict with the best interests of Olin.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC, and these persons must furnish us with copies of the forms they file. Officers, directors and 10% beneficial owners complied with Section 16(a) filing requirements in 2017, except as described below.

Due to an internal miscommunication, one of our officers, Mr. O’Keefe, filed one late Form 4 relating to an option exercise and sale of Olin common stock on March 1, 2017. The transaction was reported on a Form 4 which was due on March 3, 2017, but which was filed with the SEC on January 8, 2018.

EXECUTIVE OFFICERS

The below table sets forth information regarding our executive officers as of February 28, 2018:

Name and Age	Title	Served as an Olin Officer Since
John E. Fischer (62)	Chairman, President and CEO	2004
Eric A. Blanchard (61)	Vice President, General Counsel and Secretary	2017
Pat D. Dawson (60)	Executive Vice President and President, Epoxy & International	2015
Dolores J. Ennico (65)	Vice President, Human Resources	2009
Brett A. Flaugher (53)	President, Winchester	2018
John L. McIntosh (63)	Executive Vice President Synergies and Systems	1999
Thomas J. O’Keefe (59)	Senior Vice President, Ammunition	2011
John M. Sampson (57)	Vice President and Senior Vice President, Business Operations	2015
Todd A. Slater (54)	Vice President and CFO	2005
Randee N. Sumner (44)	Vice President and Controller	2014
James A. Varilek (59)	Executive Vice President and President, Chlor Alkali Vinyls and Services	2015
Teresa M. Vermillion (42)	Vice President and Treasurer	2018

No family relationship exists between any of the above NEOs or our directors. Such officers were elected to serve, subject to the Bylaws, until their respective successors are chosen.

All executive officers, except Messrs. Blanchard, Dawson, Flaugher, Sampson and Varilek and Mses. Sumner and Vermillion, have served as executive officers of Olin for more than five years, and Mr. Flaugher and Mses. Sumner and Vermillion have been employed by Olin for over five years.

All executive officers who have been with Olin for over five years, except Messrs. Fischer, McIntosh, O’Keefe and Slater and Mses. Sumner and Vermillion, have served in their current position for more than five years.

Eric A. Blanchard was appointed Vice President, General Counsel and Secretary effective March 6, 2017. From 2006 through March 1, 2017, he served as Senior Vice President, General

Counsel and Secretary at Essendant Inc. From 2002 through 2006, he served as Vice President, General Counsel and Corporate Secretary at Tennant Company. From 1999 through 2002, he served as President of Dairy Group; from 1993 through 1999, he served as Vice President, Secretary and Chief Legal Counsel; and from 1986 through 1993, he served as General Counsel and Corporate Secretary, all at Dean Foods Company. From 1981 through 1986, he was an associate attorney at Schiff Hardin & Waite.

Pat D. Dawson was appointed Executive Vice President and President, Epoxy & International effective October 5, 2015. From July 2013 through October 4, 2015, he was Senior Vice President, Epoxy and Corporate Project Development; from September 2009 to July 2013, he served as the President of Dow Asia Pacific; and from January 2004 to September 2009, he served as Group President for the Polyurethanes Business, all at The Dow Chemical Company, now known as DowDupont. His career began at Dow in 1980.

John E. Fischer became Chairman, President and CEO effective April 27, 2017. From May 1, 2016 to April 26, 2017, he served as President and CEO; from May 2014 to April 30, 2016, he served as President and Chief Operating Officer; from October 2010 until May 2014, he served as Senior Vice President and CFO; from May 2005 to October 2010, he served as Vice President and CFO; and from June 2004 until May 2005, he served as Vice President, Finance and Controller, all at Olin.

Brett A. Flaugher was appointed to the position of President, Winchester Ammunition in October 2016. From January 2003 until September 2016, he served as Vice President, Marketing & Sales at Winchester. He joined Olin in 1986 as a Sales Representative in the Winchester Ammunition Division for the Texas and Oklahoma area and held a number of positions of increasing responsibility within Winchester’s sales and marketing department.

John L. McIntosh was appointed as Executive Vice President Synergies and Systems effective January 1, 2017. From October 5, 2015 until December 31, 2016, he served as Executive Vice President, Chemicals and Ammunition; from May 2014 until October 4, 2015, he served as Senior Vice President, Chemicals; from January 2011 until April 2014, he served as Senior Vice President, Operations; and from October 2010 until December 2010, he served as Senior Vice President, Chemicals, all at Olin.

Thomas J. O’Keefe was appointed Senior Vice President, Ammunition effective October 14, 2016. From January 2011 until October 13, 2016, he served as Vice President of Olin and President, Winchester; from 2010 to 2011, he served as President, Winchester; from 2008 to 2010, he served as Vice President, Operations and Planning; and from 2006 to 2008, he was Vice President, Manufacturing Operations, in each case, at Winchester. From 2001 to 2006, he was Vice President, Manufacturing and Engineering for Olin’s former Brass Division.

John M. Sampson was appointed Vice President and Senior Vice President, Business Operations effective October 14, 2016. From October 5, 2015 until October 13, 2016, he served as Vice President of Olin and Vice President, Manufacturing and Engineering, Chlor Alkali Products & Vinyls/Epoxy; from October 5, 2015 to October 2016, he served as Vice President of Olin and Vice President, Manufacturing and Engineering, Chlor Alkali Vinyls, Epoxy and Global Chlorinated Organics. From February 2014 to October 2015, he served as Vice President, Dow Chlorine Products Operations; from November 2012 to February 2014, he served as Vice President of Environmental, Health, & Safety Operations; from 2011 to 2012, he served as Manufacturing Vice President for Chemicals & Energy; and from 2007 to 2011, he served as Global Business Director for Chlor-Alkali, all at The Dow Chemical Company, now known as DowDupont. His career began at Dow, in 1983.

Todd A. Slater was appointed Vice President and CFO effective May 4, 2014. From October 2010 until May 3, 2014, he served as Vice President, Finance and Controller; and from May 2005 until September 2010, he served as Vice President and Controller, all at Olin.

Randee N. Sumner was appointed Vice President and Controller effective May 4, 2014. From December 2012 until May 3, 2014, she served as Division Financial Officer for Chemical Distribution. From 2010 until December 2012, she served as Assistant Controller; from 2008 to 2010, she served as Director, Corporate Accounting and Financial Reporting; and from 2006 to 2008, she served as Manager, Corporate Accounting and Financial Reporting, all at Olin.

James A. Varilek was appointed Executive Vice President and President, Chlor Alkali Vinyls and Services effective October 5, 2015. In November 2013, he was named President of the U.S. Chlor Alkali & Vinyl Business and in March 2015, he assumed additional responsibilities as Chief Operating Officer of Dow Chlorine Products; from December 2010 to November 2013, he was Business Vice President for the Dow Services Business, adding Vice President for Procurement in July 2013; from November 2008 to December 2010, he was Vice President for Business Services, Advanced Materials Division; and from February 2006 to November 2008, he was Vice President of Global Supply Chain, all at The Dow Chemical Company, now known as DowDupont. His career began at Dow in 1982.

Teresa M. Vermillion was appointed Vice President and Treasurer effective February 1, 2018. From October 1, 2015 through January 2018, she served as Vice President Tax; and from July 2010 through September 2015, she served as Director, Tax Planning and Financial Analysis, all at Olin. Prior to that, she was a Senior Tax Manager at Ernst & Young.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes, in detail, our executive compensation philosophy and the compensation programs in which our senior executive team participates. The CD&A explains the decisions the compensation committee of our board of directors (committee) made under those programs in 2017, and the factors it considered in making those decisions. The CD&A focuses on the compensation paid to our NEOs as they are determined under SEC rules. Our NEOs for 2017 were:

Name	Title
John E. Fischer	Chairman of the Board, President and CEO
Todd A. Slater	Vice President and CFO
Pat D. Dawson	Executive Vice President and President, Epoxy & International
John L. McIntosh	Executive Vice President Synergies and Systems
James A. Varilek	Executive Vice President and President, Chlor Alkali Vinyls and Services

Mr. Fischer was named Chairman of the Board on April 27, 2017, succeeding Joseph D. Rupp.

Compensation Best Practices

To enhance investor understanding of our compensation decision making, we summarize below certain executive compensation practices we have implemented to reinforce our objectives and drive Olin performance. We also identify practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

We align executive compensation with the interests of our shareholders

•       Pay for Performance by Ensuring that Executive Compensation is Largely Contingent on Results (pages 30-31)

•       Target Compensation Expenditures to the Midpoint of Market Practices (page 35)

•       Updated Performance Share Program correlates 100% of these awards with Relative Total Shareholder Return and Net Income (pages 39-41)

•       Require Double-Triggers for Payments under Agreements with Executives and Early Vesting of Stock Option and Stock Awards on Change in Control (page 62)

We design our executive compensation programs to foster sustainable growth without excessive risk taking	• Impose Robust Share Ownership Guidelines (page 45) • Maintain a Clawback Policy (page 42) • Regularly Assess the Risk Inherent in Our Compensation Policies and Programs (page 43)

We adhere to the best practices in executive compensation

•       Utilize an Independent Compensation Consulting Firm, which Provides No Other Services to Olin (page 32)

•       Offer Change in Control Protection under Equity Plans and Agreements that Complies with Prevailing Good Governance Standards, Including No Excise Tax Gross-Up (page 66)

•       Permit No Repricing of Underwater Stock Options

•       Exclude the Value of Equity Awards in Pension or Severance Calculations

•       Extend No Perquisites for NEOs, except $910 excess liability insurance premium

At the 2017 annual meeting of our shareholders, we held an advisory vote on executive compensation. Approximately 98.4% of the shares voted were cast in support of our 2017 executive compensation and related disclosures. The committee viewed the results of this vote as general broad shareholder support for our executive compensation program. While we made no changes to our executive compensation program as a result of that vote, our committee continuously evaluates our executive compensation program and makes changes to respond to market trends and other relevant factors.

Pay for Performance

We understand that there are different ways to view “pay for performance.” In the following sections, we highlight how the committee thinks about executive pay and Olin performance, and why we believe our executive compensation programs are appropriately aligned with results that benefit our investors.

Compensation Program Construction

Our executive compensation program is designed to align with the long-term interests of our shareholders, to reward employees for producing sustainable growth, and to attract and retain the world-class talent that will ensure we succeed. The committee strongly believes that these objectives will be fulfilled if executive compensation—pay opportunities and pay actually realized—is tied to Olin’s results. The committee measures Olin performance in two primary ways for purposes of establishing executive compensation:

•

our financial results, particularly our Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted cash flow and adjusted earnings per share (Adjusted EPS) (see pages 37-38), and

•	our return to shareholders over time relative to other companies.

By tying our executives’ pay to Olin’s actual results, our compensation programs (i) align our executives’ interests with those of our shareholders and (ii) induce our management team to achieve our most important goals.

Our total direct compensation package comprises three elements:

•	base salary;

•	annual incentive (SMICP/MICP); and

•	long-term incentive (equity) compensation.

Each NEO has a target total compensation opportunity that is reviewed annually by the committee to ensure its alignment with Olin’s pay-for-performance objectives. As the following chart shows, 84% of the target annual direct compensation of our current CEO and 72% of the target annual direct compensation for the other NEOs varies with our financial results and our stock price performance:

2017 Results

Olin delivered major accomplishments in 2017:

•	Generated improved EBITDA and EPS compared to 2016.

•	Achieved higher than expected improvements in synergies and productivity.

•	Experienced a record year in safety in the Winchester division.

The Compensation Committee

The committee is the body primarily responsible for overseeing compensation to our senior officers. Our committee consists of directors who are independent under the NYSE listing criteria. The committee establishes total compensation opportunities (and each of the individual elements) for the CEO, and approves compensation for the other executive officers, including the NEOs, based on recommendations by the CEO.

To assist in performing its duties, the committee engages Exequity LLP (Exequity), an independent board and management advisory firm. In engaging Exequity, the committee considered a number of factors in assessing Exequity’s independence, including the fact that Exequity performs no other work for Olin, that none of Exequity’s consultants owns stock in Olin, that Exequity’s consultants have no other business interests with any Olin officer or director, and the fees that Exequity receives for services rendered to Olin rest below a maximum permissible level. In the past several years, the committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services.

As advisor to the committee, Exequity reviewed the total compensation strategy and pay levels for our NEOs, examined all aspects of our executive compensation programs to ensure their ongoing support of our business strategy, informed the committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the committee on all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management. The committee routinely meets in executive session (without the CEO or other officers present). As appropriate, Exequity attends some of those executive sessions. In addition to the committee’s retention of Exequity, Olin periodically retains one or more other compensation consulting firms to provide general services, such as actuarial services for pension plans.

Benchmarking

In designing and implementing our executive compensation programs, it has been the committee’s practice to review compensation data from a peer group that is adjusted periodically in consultation with Exequity. We refer to this group as the “comparator group.” For awards made in 2017, the comparator group was composed of the 19 chemical companies listed below, with median revenues of $4.4 billion:

Air Products and Chemicals, Inc.	Ingevity Corporation
Ascend Performance Materials Operations LLC	Milliken & Company
CF Industries, Inc.	Mos Holdings Inc. (formerly The Mosaic Company)
The Chemours Company	NewMarket Corporation
The Dow Chemical Company	PolyOne Corporation
E.I. du Pont de Nemours and Company	Praxair, Inc.
Eastman Chemical Company	The Scotts Miracle-Gro Company
Ecolab Inc.	The Sherwin-Williams Company
H.B. Fuller Company	The Valspar Corporation
Hexion Inc. (formerly Momentive Specialty Chemicals Inc.)

For 2018, American Air Liquide Inc., Cabot Microelectronics Corporation, Calgon Carbon Corporation, FMC Corporation, Lyondellbasell Industries Inc., PPG Industries, Inc., Sabic Innovative Plastics US LLC and W. R. Grace & Co. were added to the 2017 comparator group. In future years, the committee intends to continue the practice of evaluating the comparator group and making adjustments as appropriate. For example, in 2018, DowDupont (the combination of The Dow Chemical Company and E.I. du Pont de Nemours and Company) will not be included in the comparator group due to its revenue size and The Valspar Corporation will not be included in the comparator group as it is no longer a separate reporting company, since its acquisition by The Sherwin-Williams Company.

What We Pay and Why: Elements of Compensation

We extend to our executives three elements of total direct compensation: base salary; annual incentive (SMICP/MICP); and long-term equity awards, plus a limited number of benefits that commonly are available to senior management at other companies of similar stature. The chart below illustrates that 81% of the 2017 total direct compensation of our NEOs was tied to Olin performance.

Total Direct Compensation

Elements of Total Compensation

Below are the primary elements of our executive compensation, together with relevant information about each element:

Compensation Element	Purpose	Factors Used to Determine Amount

Annual Base Salary	• Rewards day-to-day value of executives consistent with the market	• Median salaries of the comparator group • Scope of responsibilities • Time in position • Value of the employee in the market • Individual performance

Target Annual Cash Incentive Award	• Ties compensation to investor returns • Motivates executives to achieve short-term financial targets and non-financial strategic objectives • Communicates key goals of the company to executives

•   Criteria for corporate NEOs:

1.  Adjusted EBITDA, Adjusted Cash Flow and Adjusted EPS

2.  Performance on key non-financial objectives that we believe are important to our long-term success

•   Criteria for NEOs with divisional responsibility:

1.  Adjusted Division EBITDA and Adjusted Division Cash Flow

2.  Performance on key non-financial objectives that we believe are important to our long-term success

Long-Term Incentive Award	• Ties compensation to investor returns • Motivates executives to achieve long-range goals that benefit shareholders • Aligns financial interests of executives and shareholders

•   Performance share payouts for executive officers based on our performance on key metrics compared to the Performance Share Comparison Group (as defined below)

•   Level of target awards for each NEO based on practices of comparator group

Retirement and Severance Benefits	• Retention of key executives • Ensures that managers are personally indifferent to the outcome of a transaction in a change in control situation

•   Programs offered by competitors

•   Employee’s length of service (for defined benefits, which were frozen on 12/31/07 for Olin plans and 10/5/15 for Dow plans, although Dow plans continue to accrue interest)

•   Salary and cash incentive

The committee determines the total target direct compensation level for the CEO, as well as the appropriate mix of the compensation elements, based on prevailing practices in the comparator group. The CEO relies on comparator group standards to recommend, for the committee’s review and approval, the target levels and mix of elements for the balance of our executive officers. Although the committee is not bound to mirror the comparator group standards when it makes decisions on compensation levels and the mix of elements, the committee generally relies heavily on the identified competitive norms to ensure that we can compete for executive talent. The committee also reviews the relationship between the CEO’s compensation and the compensation for the other NEOs. In connection with establishing 2017 compensation, the committee determined that internal pay relationships were appropriate in light of the committee’s understanding of the typical pay relationships at other companies.

As a guideline, the committee intends that the base salaries, total cash compensation (salary and annual cash incentive), and total compensation opportunities (total cash compensation plus the grant date value of long-term incentive awards) extended to our NEOs as a group approximate the market median of the comparator group practices. The committee believes that managing total target pay to the market median for the comparator group allows us to attract, motivate, and retain the quality executive talent Olin needs. Pay levels for any individual NEO, however, may be below or above the market median of the comparator group for that executive’s particular role. The chart below shows how our 2017 NEO compensation targeted the median compensation for the comparator group.

Our general practice for an executive who is new in his/her position is to establish compensation opportunities below the market, and to increase them to market level over several years, assuming that performance warrants such increases. Other material increases in compensation generally relate to promotions or added responsibilities.

Salary

The committee normally adjusts NEO salaries annually in respect of merit, promotion or change in role and changes in market rates for the job. No increase in base salary is automatic or guaranteed. When warranted by cash flow or other considerations, the frequency of adjustments has been extended to 18 months or more, and we have frozen executive base salaries for periods of time.

Annual Cash Incentive (Non-equity Incentive Plan Compensation)

For the past several years, including in 2017, the NEOs participated in the Senior Management Incentive Compensation Plan, or SMICP, an incentive plan approved by our shareholders. The SMICP provides the NEOs with annual cash incentive opportunities comparable to the terms and conditions for cash bonus awards to our other executives (who participate in our Management Incentive Compensation Plan, or MICP). Use of the SMICP for these NEOs was intended to allow us to deduct payments to those individuals subject to the deduction limits of Section 162(m) of the Internal Revenue Code (Code), although the committee reserves the right to make payments that would not be deductible if it determines that doing so would be in our best interests.

The mechanics of the SMICP operation for 2017 awards were as follows:

Step 1:

Determine Comparator Group Metrics.    The first step in the SMICP process was a determination of the maximum pool available to pay annual incentives to participating NEOs under the SMICP and to other executives under the MICP. The committee based this determination on the information provided by Exequity regarding the median percentage of net income allocated by the companies in the comparator group to fund annual incentives for their executives.

Step 2:

Determine Maximum SMICP Funding.    The committee then considered and approved 6% of 2017 income to be set aside as a pool to fund annual cash incentives for both the SMICP and the MICP. For this purpose, income was calculated as 2017 Adjusted EPS multiplied by the weighted average number of shares outstanding in 2017, where Adjusted EPS represent consolidated net income from continuing operations before the after-tax effect of special charges, gains or losses, or the cumulative effect of a change in accounting, divided by the weighted average number of shares outstanding on a fully diluted basis.

Step 3:

Determine Individual Amount for each NEO.    The committee established a target award for each NEO (set forth in the Grants of Plan-Based Awards table). They allocated 30% of the formulated incentive pool to fund a maximum award for the CEO, 20% to fund maximum awards for each of the second and third highest paid NEOs and 30% to fund maximum awards for the other NEOs.

Step 4:

Establish Final Awards.    The committee exercised its discretion after the end of 2017, to determine the award for each of the paid NEOs (not to exceed the maximum award for that NEO set forth in the Grants of Plan-Based Awards table), based on achievement of 2017 financial goals and non-financial strategic objectives described below. For purposes of this analysis, financial objectives are weighted at 80% and non-financial objectives are weighted at 20% for NEOs with corporate-wide responsibilities (75% and 25% weighting to financial and non-financial objectives, respectively, for NEOs with divisional responsibilities).

As discussed above, the committee established 6% of adjusted net income as the maximum pool for all awards under the SMICP and the MICP for 2017 performance. Our adjusted 2017 net income was $157.3 million, creating an aggregate pool for awards under the SMICP and the MICP of $9.4 million. Total actual payouts under both the SMICP and the MICP plans were $6.348 million, or 67.53% of the available pool. For 2017, in calculating Adjusted EPS used to determine adjusted 2017 net income, we excluded the effect of the following special charges, gains and losses (which were reflected in our 2017 net income): (i) restructuring charges of $32.5 million, (ii) $12.8 million of acquisition-related integration costs, (iii) $5.3 million of information technology costs, (iv) $54.7 million as a result of Hurricane Harvey, representing incremental costs to continue operations and unabsorbed fixed manufacturing costs, as well as reduced profits from lost sales, and (v) $3.3 million of gain on the sale of a former manufacturing facility.

The following table illustrates the portion of each NEO’s cash incentive based on corporate and division financial targets and corporate and division non-financial objectives:

NEO	Corporate/Division Financial Targets		Corporate/Division Non-Financial Objectives		Total
John E. Fischer	80	% / 0%	20	% / 0%	100%
Todd A. Slater	80	% / 0%	20	% / 0%	100%
Pat D. Dawson	20	% / 56.25%	5	% / 18.75%	100%
John L. McIntosh	80	% / 0%	20	% / 0%	100%
James A. Varilek	20	% / 56.25%	5	% / 18.75%	100%

Actual payouts of cash incentive awards are determined based on our achievement against our financial performance targets as well as against our non-financial goals, discussed below.

NEOs with Corporate-Wide Responsibilities.    In 2017, for each of our NEOs with corporate-wide responsibilities (Messrs. Fischer, Slater and McIntosh), 80% of his cash incentive is based on financial targets and 20% on non-financial objectives.

Financial Targets.    In 2017, our financial performance targets for NEOs with corporate-wide responsibilities (Messrs. Fischer, Slater and McIntosh) were based on Adjusted EBITDA (50%), Adjusted Cash Flow (15%) and Adjusted EPS (15%). Adjusted Cash Flow represents our after tax operating cash flows of the business, including interest paid and changes in working capital, reduced by capital expenditures, and excluding proceeds from insurance recoveries. For these NEOs, the portion of the cash incentive related to financial targets (80%) would be paid at the target award level (set forth in the Grants of Plan-Based Awards table) if our Adjusted EBITDA, Adjusted Cash Flow and Adjusted EPS equal the financial performance targets. If any of the three metrics fall above or below the target level, the committee adjusts the cash incentive, typically by a proportionate adjustment—that is, by dividing actual Adjusted EBITDA (Adjusted Cash Flow or Adjusted EPS) by the target Adjusted EBITDA (Adjusted Cash Flow or Adjusted EPS), and multiplying that percentage by 50% (or 15%, as applicable). Awards for NEOs are subject to a maximum award level—200% of base salary for all NEOs other than Messrs. Dawson and Varilek, which are capped at 200% of the target award level, as required by their executive retention agreements.

Financial Performance Objectives	2017 Target	2017 Actual	Weighting
Adjusted EBITDA	$925.0 MM	$993.7 MM	50%
Adjusted Cash Flow	$193.0 MM	$36.0 MM	15%
Adjusted EPS	$0.80	$0.933	15%

The portion of the actual awards for the NEOs related to Adjusted EBITDA compared to the 2017 financial target represented achievement of 53.7% of the financial objective, the Adjusted Cash Flow compared to the 2017 financial target represented achievement of 2.8% of the financial objective, and the Adjusted EPS of $0.933 compared to the 2017 financial target represented achievement of 17.5% of the financial objective.

Non-Financial Objectives.    In 2017, safety and environmental compliance and operational and strategic goals comprised 20% of the award opportunity for our NEOs. Operational goals relating to cost reductions and synergies accounted for 10% of the award opportunity. Strategic goals relating to development of long-term strategic plans for each of the businesses accounted for 5% of the award opportunity. Safety objectives accounted for 5% of the award opportunity.

The table below illustrates the 2017 level of achievement for these non-financial objectives:

Objective	2017 Performance
Operational goals	7.5%
Strategic goals	4%
Safety and environmental compliance	3%

In 2017, the committee determined that these NEOs achieved a total of 14.5% out of a possible 20% of the non-financial objectives.

NEOs with Divisional Responsibilities.    For each of Messrs. Dawson and Varilek, 25% of the cash incentive was based on corporate results and 75% on division results. Of the 75% component related to division objectives, 25% (or 18.75% of the total cash incentive) related to division non-financial objectives and the remaining 75% (or 56.25% of the total cash incentive) was based on Adjusted Division EBITDA and Adjusted Division Cash Flow.

Financial Targets.    For Mr. Dawson, who had Epoxy division responsibility for 2017, his division financial targets and achievement against those targets are set forth in the following chart:

Division Financial Targets	2017 Target	2017 Actual	Weighting
Adjusted Division EBITDA	$133.0 MM	$110.2 MM	50%
Adjusted Division Cash Flow	$517.0 MM	$358.2 MM	25%

For Mr. Varilek, who had Chlor Alkali Vinyls and Services division responsibility for 2017, his division financial targets and achievement against those targets are set forth in the following chart:

Division Financial Targets	2017 Target	2017 Actual	Weighting
Adjusted Division EBITDA	$715.0 MM	$865.0 MM	50%
Adjusted Division Cash Flow	$517.0 MM	$358.2 MM	25%

Non-Financial Division Objectives.    The 2017 level of achievement for each divisional non-financial objective by Messrs. Dawson and Varilek is set forth below:

Mr. Dawson achieved 19% out of a possible 25% of his non-financial objectives as follows:

•	Safety and environmental compliance—2% out of a possible 6%

•	Operational goals—5% out of a possible 5%

•	Strategic goals—12% out of a possible 14%

Mr. Varilek achieved 18% out of a possible 25% of his non-financial objectives as follows:

•	Safety and environmental compliance—2% out of a possible 6%

•	Operational goals—6% out of a possible 8%

•	Strategic goals—10% out of a possible 11%

2018 Annual Cash Incentive Awards.     The committee has determined that 80% of the 2018 annual cash incentive award will be tied to corporate financial objectives and 20% will be tied to corporate non-financial objectives for NEOs with corporate-wide responsibilities. For NEOs with divisional responsibilities, 75% of the award will be tied to financial objectives (split 75%/25% between division and corporate objectives) and 25% of the award will be tied to non-financial objectives (again split 75%/25% between division and corporate objectives). The committee also established the maximum cash incentive award for each NEO at 200% of his base salary, and established a maximum pool for all 2018 annual cash incentives for the NEOs and MICP participants at 6% of adjusted net income. Because of recent changes in the Code, performance-based awards are no longer exempt from the $1 million cap on compensation deductions for NEOs.

Long-Term Incentive (Equity) Compensation

In 2017, we allocated the value of long-term incentive (equity) compensation awards equally between performance shares and stock options.

Why Stock Options?	Why Performance Shares?

•   Performance-based because their value is solely tied to Olin’s stock price, which directly correlates to our shareholders’ interests.

•   Fosters an environment focused on long-term growth and shareholder value creation.

•   Declines in stock price following the grant of stock options detrimentally impact executive pay (i.e., when a stock option is “underwater” it has no value).

•   Highly valued by employees; an important retention tool.

•   Performance-based both because number of shares earned depends on performance against pre-defined financial goals and the value of the shares fluctuates based on the stock price.

•   Motivates decision making that maximizes performance over a multi-year timeframe.

•    Tied to key financial metrics—return on capital for 2015 and 2016 awards and both relative total shareholder return and net income for 2017 awards.

•   Coordinates the activities of all award recipients (including our NEOs) in support of long-term organizational value enhancement.

All long-term incentive (equity) compensation plan participants, including NEOs, are assigned target award levels consistent with the competitive data analysis described above under the heading “Benchmarking.”

The target equity award levels for 2017 were:

NEO	Target Award
John E. Fischer	$3,850,000
Todd A. Slater	$925,000
Pat D. Dawson	$1,500,000
John L. McIntosh	$975,000
James A. Varilek	$715,000

These target awards are allocated equally between stock options and performance shares. The process the committee follows to determine the level of the actual stock option awards and the formula for actual performance share payouts is described below.

Performance Shares.    Half the value of each participant’s 2017 long-term incentive target award value was delivered in performance shares. The number of performance shares awarded to each NEO was formulated by dividing half the participant’s target award value by the Black-Scholes value of a performance share. The total number of performance shares that vest and will be paid to each NEO from awards made in 2017 varies between 0 and 200% of his target number.

For 2017 awards, the value of half of all performance shares will be based on our relative shareholder return (TSR) over the three-year period ending December 31, 2019. The comparison of our TSR over that period of time will be made relative to the community of companies in the S&P 1000 Material Index, plus three selected direct competitors- Occidental Petroleum Corporation, DowDupont and Westlake Chemical Corporation. We refer to this group of companies as the Performance Share Comparison Group. The remaining half of performance shares are earned based on our net income performance compared to the net income goal set by the committee for the same three-year period. The following charts illustrate the portion of target TSR Performance Shares and the portion of target Net Income Performance Shares that will be paid based on the performance levels reached:

If Olin’s TSR for a Performance Cycle is:	The number of TSR Performance Shares paid as a percentage of the target TSR Performance ShareAward will be:
At or above the 80th Percentile of the Performance Share Comparison Group	200%

Above the 50th Percentile, but below the 80th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares plus 3.33% of the target number of TSR Performance Shares for each incremental percentile position above the 50th Percentile

At the 50th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares

Above the 20th Percentile, but below the 50th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares plus 2.5% of the target number of TSR Performance Shares for each incremental percentile position above the 20th Percentile

At the 20th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares

Below the 20th Percentile of the TSR for the Performance Share Comparison Group	0

If Olin’s Net Income for a Performance Cycle is:	The number of Net Income Performance Shares paid as a percentage of the target Net Income Performance Share Award will be:
At least 140% of the Net Income Goal	200%

More than 100% but less than 140% of the Net Income Goal	100% of the target number of Net Income Performance Shares plus a proportionate number of target Net Income Performance Shares determined using linear interpolation

100% of the Net Income Goal	100%

More than 60% but less than 100% of the Net Income Goal	50% of the target number of Net Income Performance Shares plus a proportionate number of target Net Income Performance Shares determined using linear interpolation

60% of the Net Income Goal	50%

Less than 60% of the Net Income Goal	0

For outstanding performance awards granted in 2015 and 2016, the number of performance shares that may be received vary between 25% and 150% of the NEO’s target number, depending on our average annual return on capital for the relevant three-year period, in relation to the average annual return on capital generated for that period by the Performance Share Comparison Group, as shown in the following chart:

Olin average annual return on capital for three-year period compared to Performance Share Comparison Group:	Percentage of target number of performance shares that vest:
Quintile 5	150%
Quintile 4	125%
Quintile 3	100%
Quintile 2	50%
Quintile 1	25%

Stock Options.    The remaining half of each participant’s long-term incentive (equity) target award value is delivered in stock options. Stock options are granted annually from a committee-approved pool of option shares. Specifically, the pool of stock options available for issuance each year equals half the value of the overall long-term incentive award value, divided by the Black-Scholes value of options for our common stock (not to be lower than 20% of the then-current market price of our common stock).

We typically approve option awards at the first committee meeting each year. In 2017, the first committee meeting was January 26, 2017. At that meeting, the committee approved the granting of options effective on February 10, 2017, with an exercise price of $29.75 per share, the average of the high and low per share sales price of our common stock on the NYSE on February 10, 2017. When the first scheduled meeting occurs before or near the time we release our year-end earnings report, the committee has granted stock options:

•	with a grant effective date approximately 10 days after the release of year-end earnings; and

•	with an exercise price equal to fair market value on the grant effective date.

This practice ensures that the exercise price for stock options reflects all current information. Although we have no formal policy on granting options at a time when inside information may exist, the committee follows the procedure we describe above when necessary to ensure that option exercise prices reflect full disclosure of earnings information. We have not engaged in “back dating” of options, as our policies do not allow back dating. In addition, our equity plans do not permit option grants with an exercise price below the fair market value of our stock on the effective date of the option grant.

The CEO also has authority to grant a very limited number of options at other times during the year (no more than 50,000 total shares or 5,000 shares per employee) but may not grant options to anyone who is an officer within the definition of the rules under Section 16 of the Exchange Act, or “back date” any options. Consistent with the terms of our equity plans, options granted by the CEO may not have an exercise price below the fair market value of our stock on the effective date of the option grant.

Clawback Policy

As a participant in the SMICP, each of our NEOs is subject to a clawback policy that applies to all of our executive officers. Amounts that we recover are not included in calculating that executive’s benefits under our Supplemental CEOP, and our recovery of amounts under the policy does not constitute an event that triggers benefits under our severance agreements. In addition to the clawback policy, our equity plans provide that if a participant renders service to one of our competitors, or discloses confidential information without our consent, or violates other terms of the plan, the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.

Other Compensation

We also offer a small number of other personal benefits to groups of employees, including our NEOs. We extend some benefits, such as a portion of health insurance premiums and certain retirement benefits, to all eligible employees. We tie the size and construction of these benefits to competitive practices in the market, a decision the committee believes enables us to attract and retain executives with the talents and skill sets we require. We provide other compensatory items, such as certain life insurance benefits and the retirement and change in control benefits described below, to our NEOs and other senior managers.

Retirement Benefits.    We offer retirement benefits as part of the package to recruit and retain employees. Our retirement benefits also reflect an individual’s contributions over his or her career with Olin, as those benefits are based on compensation. In general, we establish retirement benefits based on comparable programs offered by competitors. The committee believes that retirement plans like ours are commonly provided to executives at other companies, and offering these benefits helps us remain competitive for qualified senior-level executive talent. We periodically re-evaluate and update those plans to respond to changes in the market.

The following chart summarizes the benefits under our active retirement plans for salaried employees:

Plan Title	Participants/Purpose	Benefits
Olin Corporation Contributing Employee Ownership Plan (the CEOP)—Employee Savings Account	Salaried employees—to provide employees with a tax effective savings vehicle to save primarily for retirement	Eligible employees may make pre-tax contributions (401(k)), Roth 401(k) contributions and after tax contributions. They may contribute up to 80% of eligible compensation (subject to various Code limits, including the 2017 pre-tax and Roth 401(k) contribution limit of $18,000). Olin matches a portion of base pay that the participant contributes to the plan

CEOP—Defined Contribution Retirement Account	Salaried employees—to provide retirement benefits in lieu of benefits formerly provided under the Olin Corporation Employees’ Pension Plan (Qualified Plan) prior to benefit accrual freeze	For eligible employees, Olin makes contributions to the Defined Contribution Retirement Account of a percentage of eligible compensation

Supplemental CEOP—Employee Savings Account	Senior management (including former Dow employees effective 1/1/18)—to compensate for Code limits on CEOP contributions	Eligible employees may make pre-tax contributions on eligible compensation in excess of Code limits and receive Olin matching contributions at the same percentages as the CEOP

Supplemental CEOP—Defined Contribution Retirement Account	Senior management (including former Dow employees effective 1/1/18)—to compensate for Code limits on CEOP contributions	Olin also makes contributions on eligible compensation in excess of Code limits at the same percentages as the CEOP Defined Contribution Retirement Account

The Supplemental CEOP is an unfunded, nonqualified deferred compensation plan for most of the NEOs and a select group of other senior management employees. Through 2017, former Dow employees (including Messrs. Dawson and Varilek) have slightly different terms for participation in the Supplemental CEOP to mirror their benefits while at Dow. The committee believes that historically it was common for companies to offer these kinds of nonqualified retirement supplements to executives and offering these benefits has allowed us to remain competitive in the market for qualified senior-level executive talent. Because this plan is unfunded, participants receive benefits only if we have the financial resources to make the payments when due.

Risk Assessment.    Management and the committee regularly evaluate the risks involved with our compensation programs. In January 2018, we conducted a comprehensive risk assessment. The risk assessment included compiling an inventory of incentive plans and programs, and conducting an analysis of the risk involved with each. The assessment considered factors such as the plan metrics, number of participants, maximum payments, and risk mitigation factors. Exequity reviewed the risk assessment and advised the committee that it did not have any concerns about the risk assessment process or its conclusions. Based on the committee’s review of the risk assessment and Exequity’s input, the committee concluded that it did not believe any of our compensation programs or policies create risks that are reasonably likely to have a material adverse impact on Olin. Based on this conclusion, we implemented no material changes to our compensation policies or practices after our risk assessment.

Change in Control Agreements.    We historically provided change in control agreements to our senior management to ensure that our executives work to secure the best outcome for shareholders in the event of a possible change in control, even if it means that they lose their jobs as a result. Currently, each of our NEOs and six other senior executives have agreements that provide certain benefits if the executive’s employment is terminated without cause or constructively terminated after a change in control.

We gave notice on August 23, 2016, that those agreements will terminate on January 26, 2019. The committee currently plans to replace those agreements with new change in control agreements at then-current market terms. The current change in control agreements with our NEOs are described in more detail under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

All elements of compensation, including salaries, generate charges to earnings under generally accepted accounting principles (GAAP). We generally do not adjust compensation based on accounting factors.

The committee considers the deductibility of long-term and annual incentive awards in structuring our executive compensation program, to the extent practical. To hire and retain highly skilled executives and remain competitive, the committee also looks at other factors. For example, historically, the committee considered the pre-2018 provisions of Code Section 162(m) which permitted deductions for performance-based compensation over $1 million. Prior to 2018, our stock options, the largest portion of our performance shares and our annual cash incentive were intended to meet this exemption for “performance-based” compensation from this Code Section 162(m) deductibility limit.

Code Section 409A implemented tax rules applicable to nonqualified deferred compensation arrangements, and Olin has taken steps to comply with such rules to the extent applicable.

As previously noted, Olin’s clawback policies allow recovery of all or a portion of payments under the SMICP or the MICP and performance share awards from executives who participate in the SMICP or the MICP. To recover compensation, our board or the committee must determine that the executive was grossly negligent or engaged in intentional misconduct that was a “significant contributing factor” to:

(i)	a restatement of our financial statements, or

(ii)	a significant increase in the value of that executive’s incentive awards.

Amounts recovered are not included in calculating that executive’s benefits under our Supplemental CEOP, and do not trigger benefits under our severance agreements. In addition, our equity plans provide that if a participant renders service to a competitor, or discloses confidential information without our consent, or violates other terms of the plan, the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the plan within the six months before the participant’s action.

Our equity plans and severance arrangements with NEOs do not provide any “gross-up” for the amount of excise tax, if any, due on “excess parachute payments” as defined under Code Section 280G. These agreements are described in more detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

Our stock ownership guidelines require executive officers and certain other senior managers to maintain specified ownership levels of our stock within five years after the guideline applies. Stringent stock ownership requirements mitigate any risk that options may cause management to focus on short-term stock price movement.

Our committee monitors compliance with the stock ownership guidelines annually. To determine “stock ownership” under the guidelines, we include, in addition to shares the individual owns outright, restricted stock and restricted stock units, shares and phantom shares held in the executive’s CEOP and Supplemental CEOP accounts, shares subject to vested stock options with an exercise price below the current market price and 25% of the total target performance share awards (representing half of the target performance shares that are payable in stock). Beginning in 2018, no unvested performance share awards will be included in the determination of stock ownership.

Officer Title	Base Salary Multiple
CEO	6
Executive Vice President/Senior Vice President	3
Vice President	2

All of our NEOs met the guidelines, to the extent applicable to them, as of the end of 2017.

We describe our stock ownership guidelines for directors under the heading “DIRECTOR COMPENSATION”.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2017, 2016 and 2015:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (2) ($) (d)	Stock Awards (3) ($) (e)	Option Awards (3) ($) (f)	Non-equity Incentive Plan Compensation (4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($) (h)	All Other Compensation (6) ($) (i)		Total ($) (j)
John E. Fischer	2017	$960,000	N/A	$2,712,855	$2,777,460	$1,079,700	$ 52,113	$ 197,646		$7,779,774
Chairman, President and CEO	2016	$836,000	N/A	$1,325,320	$334,875	$ 589,608	$ 64,075	$ 152,749		$3,302,627
	2015	$543,000	N/A	$673,200	$535,500	$ 364,800	$ —	$2,940,490	(1)	$5,056,990

Todd A. Slater	2017	$544,000	N/A	$653,700	$669,080	$ 376,125	$ 20,391	$ 92,003		$2,355,299
Vice President and CFO	2016	$518,000	N/A	$701,640	$175,275	$ 256,500	$ 12,764	$ 86,442		$1,750,621
	2015	$431,008	N/A	$314,160	$260,100	$ 239,200	$ —	$ 181,509	(1)	$1,425,977

Pat D. Dawson (1)	2017	$655,000	N/A	$1,078,605	$1,081,420	$ 460,693	$236,300	$1,047,520		$4,559,538
Executive Vice President and President, Epoxy & International	2016	$636,000	N/A	$1,286,340	$324,900	$ 395,733	$ —	$ 510,436		$3,153,409
	2015	$154,485	N/A	$—	$—	$ 224,004	$ —	$ 39,909		$418,398

John L. McIntosh	2017	$560,000	N/A	$686,385	$700,200	$ 354,000	$ 31,486	$ 109,017		$2,441,088
Executive Vice President Synergies and Systems	2016	$509,000	N/A	$682,150	$173,850	$ 264,708	$ 30,257	$ 99,594		$1,759,559
	2015	$494,004	N/A	$1,870,500	$459,000	$ 300,800	$ —	$3,868,277	(1)	$6,992,581

James A. Varilek (1)	2017	$487,000	N/A	$522,960	$513,480	$ 302,600	$220,795	$ 729,798		$2,776,813
Executive Vice President and President, CAV & Services	2016	$447,000	N/A	$545,720	$135,375	$ 213,528	$ —	$ 474,052		$1,815,675
	2015	$101,025	N/A	$—	$—	$ 105,796	$ —	$ 32,730		$239,551

(1)

Messrs. Dawson and Varilek joined Olin in connection with the October 2015 acquisition of the U.S. chlor alkali and vinyl, global chlorinated organics and global epoxy business (the Acquisition) of Dow. The Acquisition triggered change in control provisions in four of our nonqualified pension and deferred compensation plans (the NQ Plans). We were unable to amend those provisions, which had been in effect for more than 30 years, because of the deferred compensation rules under Section 409A of the Code, and so were required to pay out all benefits previously accrued under those plans (the Required NQ Plan Payments). These payments are reflected in the “All Other Compensation” column for 2015 above, and represent benefits accrued by those NEOs over many years of prior service to Olin.

(2)

The NEOs were not entitled to receive payments which would be characterized as “Bonus” payments. Annual cash incentive payments under the SMICP appear in column (g). Each of the NEOs has one or more agreements that provide for certain severance benefits (including additional benefits in the event of a “change in control”), described in more detail under the section entitled “Potential Payments Upon Termination or Change in Control.”

(3)

Represents the aggregate grant date fair value of equity awards granted in that year (performance shares and restricted stock units in column (e) and options in column (f)), in each case calculated in accordance with ASC Topic 718. Please see the notes entitled “Stock-Based Compensation” and “Accounting Policies—Stock-Based Compensation” in the notes to our audited financial statements included in our annual report on Form 10-K for the fiscal year in which the award was granted for a discussion of the assumptions underlying these calculations. The performance share amounts in column (e) are calculated based on a payout equal to 100% of the target level for awards made in 2015, 2016 and 2017. Set forth below are the amounts that would have been included for performance share awards (as well as the total amount in column (e)), if the grant date fair value had been based on the highest level of performance (for a payout equal to 150% of the target level for 2015 and 2016, and 200% for 2017).

NEO	2017 Performance Share/Total	2016 Performance Share/Total	2015 Performance Share/Total

John E. Fischer	$5,425,710 / $5,425,710	$1,987,980 / $1,987,980	$1,009,800 / $1,009,800
Todd A. Slater	$1,307,400 / $1,307,400	$1,052,460 / $1,052,460	$ 471,240 / $471,240
Pat. D. Dawson	$2,157,210 / $2,157,210	$1,929,510 / $1,929,510	N/A
John L. McIntosh	$1,372,770 / $1,372,770	$1,023,225 / $1,023,225	$ 841,500 / $2,151,000
James A. Varilek	$1,045,920 / $1,045,920	$ 818,580 / $818,580	N/A

(4)

Amounts listed in this column were determined by the committee under our SMICP, except that the 2015 amounts for Messrs. Dawson and Varilek consist of Olin’s prorated share of the annual cash payment under the Dow plan, as required by the Acquisition agreements between Dow and Olin.

(5)

Amounts reported in this column represent the total change in the present value of the pension benefits during the applicable year under all of our defined benefit pension plans, and are comprised of the following items:

Increase in Present Value of Pension Benefit Under:
NEO	Year	Qualified Plan		Supplemental Plan		Senior Plan

John E. Fischer	2017	$ 52,113		—	(a)	—	(a)
	2016	$ 64,075		—	(a)	—	(a)
	2015	$ (12,352)		—	(a)	—	(a)

Todd A. Slater	2017	$ 20,391		—	(b)	—	(b)
	2016	$ 12,764		—	(b)	—	(b)
	2015	$ (7,230)		—	(b)	—	(b)

Pat D. Dawson	2017	$ 236,300		N/A		N/A
	2016	$ (65,465)		N/A		N/A
	2015	$ (2,780	)(c)	N/A		N/A

John L. McIntosh	2017	$ 31,486		—	(a)	—	(a)
	2016	$ 30,257		—	(a)	—	(a)
	2015	$ (10,955)		—	(a)	—	(a)

James A. Varilek	2017	$ 220,795		N/A		N/A
	2016	$ (96,817)		N/A		N/A
	2015	$ (3,753	)(c)	N/A		N/A

(a)	All of the accrued benefits under these plans were included in the required payments made in 2015 to participants in connection with the Acquisition.
(b)

Mr. Slater also received his accrued benefits in connection with the Acquisition, but because he is not yet of retirement-eligible age, he is entitled to the value of the early retirement allowance (offset by the value of the accrued benefit) at retirement ages below age 65. The value of his remaining early retirement allowance is $26,733.

(c)	For Messrs. Dawson and Varilek, this amount reflects the period from October 5, 2015 through December 31, 2015.

Changes in the present value of pension benefits are determined using the assumptions we use for financial reporting purposes and represent changes in assumptions and the fact that each NEO is one year older, rather than any change in the NEO’s accrued pension benefit. For October 5, 2015, the single effective rate (previously described as the ‘discount rate’) was 4.3% for the Qualified Plan. For December 31, 2015, the single effective rate (previously described as the ‘discount rate’) was 4.4% for the Qualified Plan and 3.8% for the Supplemental and Senior Plans. For December 31, 2016, the single effective rate (previously described as the ‘discount rate’) was 4.1% for the Qualified Plan and 3.6% for the Supplemental and Senior Plans. For December 31, 2017, the single effective rate (previously described as the ‘discount rate’) was 3.6% for the Qualified Plan and 3.3% for the Supplemental and Senior Plans. For 2015, 2016 and 2017 we used the RP2014 Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007). Please see the note entitled “Pension Plans and Retirement Benefits” in the notes to our audited financial statements included in our 2017 annual report on Form 10-K for a discussion of these assumptions. The values shown in the table are due to the change of assumptions and the fact that each executive is one year older, as well as the Required NQ Plan Payments. It is not driven by any change in the retirement benefit itself, except for Messrs. Dawson and Varilek. The retirement benefits for Messrs. Dawson and Varilek reflect account balances based on a “pension equity plan” formula acquired from the Dow Employees’ Pension Plan (DEPP), which are then credited with interest until their assumed retirement date. As required by recent federal regulations, effective May 31, 2016, the rate of this credited interest changed from 8% to 6% for the DEPP equity account balances.

To determine the change in the present value of the pension benefits under these plans, for Mr. Slater, we used age 62, the first age at which unreduced pension benefits are payable under the Qualified Plan, the Supplemental Plan and the Senior Plan. For Messrs. Fischer and McIntosh, who are eligible for unreduced pension benefits under the Qualified Plan, the Supplemental Plan and the Senior Plan, we used actual age at December 31, 2017. For Messrs. Dawson and Varilek, we used age 65, which is the retirement age at which they can receive their most valuable benefit due to the specific interest crediting feature of their DEPP account balances.

Generally, the Senior Plan provides a 50% benefit to the executive’s surviving spouse (which we refer to as a “joint and survivorship benefit”) without an actuarial reduction in payments during the executive’s lifetime. An executive also can elect to have payments under the Qualified Plan and the Supplemental Plan extend for the remainder of his or her spouse’s lifetime, but such an election results in an actuarial reduction to benefits paid under those plans. Benefits paid from the Senior Plan are increased by the amount of the actuarial reduction under the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit. However, the value of this benefit was included in the Required NQ Plan Payments. In accordance with the SEC regulations, the pension benefits in the Summary Compensation Table reflect benefits payable in the form of a single life annuity payable only during the life of the executive, and do not reflect any joint and survivorship benefit.

(6)	Amounts reported in this column for 2017 are comprised of the following items:

Executive Officer	Life Insurance Premiums (a)	CEOP/Supplemental CEOP–Retirement Account (b)	Perquisites and other Personal Benefits (a)	Other Acquisition- Related Payments (c)	Total
John E. Fischer	$ 51,715	$ 145,021	$ 910	N/A	$197,646
Todd A. Slater	$ 14,735	$ 76,358	$ 910	N/A	$92,003
Pat D. Dawson	$ 5,566	$ 53,201	$ 910	$ 987,843	$1,047,520
John L. McIntosh	$ 29,453	$ 78,654	$ 910	N/A	$109,017
James A. Varilek	$ 3,866	$ 45,396	$ 910	$ 679,626	$729,798

(a)

Messrs. Dawson and Varilek receive life insurance in an amount equal to their base salary. The other NEOs participate in the key executive life insurance program, consisting of three types of benefits: active employee life insurance, retiree life insurance and survivor income benefits. In this program, at the executive’s option, the survivor income benefit may be exchanged for additional cash value. The amounts shown represent the total premiums we paid in 2017, for the benefits under the relevant program.

(b)

For Messrs. Fischer, Slater, and McIntosh, the amounts shown represent Olin’s contributions of a total of 7.5% of eligible compensation to the Retirement Account portion of the CEOP and the Supplemental CEOP, as well as Olin matching contributions to the CEOP and the Supplemental CEOP during 2017. For Messrs. Dawson and Varilek, the amounts shown represent Olin’s contributions of 10% of their eligible compensation to the Retirement Account portion of the CEOP.

(c)

Amounts in this column for Mr. Dawson consist of an additional $921,000 cash bonus and $58,433 transitional cash payment required by the terms of the agreements signed in connection with the Acquisition and $8,410 in payments for his relocation to our corporate headquarters, and for Mr. Varilek, an additional $606,750 cash bonus and $53,891 transitional cash payment required by the terms of the agreements signed in connection with the Acquisition and $18,985 in payments for his relocation to our corporate headquarters (including $446 tax gross-up).

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Compen- sation Committee Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (3) (j)	Exercise or Base Price of Option Awards ($/ Share) (3) (k)	Grant Date Fair Value of Stock and Option Awards (4) (l)
			Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
John E. Fischer	2/10/2017	1/26/2017	—	$1,220,000	$1,920,000				—
	2/10/2017	1/26/2017				—	83,000	166,000	—			$5,425,710
	2/10/2017	1/26/2017							—	357,000	$29.75	$2,777,460

Todd A. Slater	2/10/2017	1/26/2017	—	$425,000	$1,088,000				—
	2/10/2017	1/26/2017				—	20,000	40,000	—			$1,307,400
	2/10/2017	1/26/2017							—	86,000	$29.75	$669,080

Pat D. Dawson	2/10/2017	1/26/2017	—	$573,000	$1,146,000				—
	2/10/2017	1/26/2017				—	33,000	66,000	—			$2,157,210
	2/10/2017	1/26/2017							—	139,000	$29.75	$1,081,420

John L. McIntosh	2/10/2017	1/26/2017	—	$400,000	$1,120,000				—
	2/10/2017	1/26/2017				—	21,000	42,000	—			$1,372,770
	2/10/2017	1/26/2017							—	90,000	$29.75	$700,200

James A. Varilek	2/10/2017	1/26/2017	—	$322,000	$644,000				—
	2/10/2017	1/26/2017				—	16,000	32,000	—			$1,045,920
	2/10/2017	1/26/2017							—	66,000	$29.75	$513,480

(1)

Amounts in these columns represent the potential annual cash incentives established in early 2017, under our SMICP. Actual amounts were determined and paid in early 2018, and are included under column (g) in the Summary Compensation Table. We discuss the SMICP and our annual incentive program under the heading “COMPENSATION DISCUSSION AND ANALYSIS—What We Pay and Why: Elements of Compensation”.

(2)

Numbers in these columns represent awards of performance shares under our Performance Share Program described below. The amounts in column (h) represent 200% of the target amounts, the maximum payout of the performance shares.

(3)

Numbers in these columns for all NEOs represent nonqualified stock options granted under our long-term incentive plans, vesting in three equal annual installments, beginning on the first anniversary of the grant date. The market closing price on the grant date was $29.81, while the options were granted with an option exercise price equal to the average of the high and low sale prices of our common stock on the grant date ($29.75). Option awards are determined on the first regularly-scheduled committee meeting date in a calendar year (in 2017, January 26, 2017). In recent years, committee meetings have been held before (or shortly after) the time we issued our year-end earnings press release, and so the option awards became effective on a later date (February 10, 2017 for 2017 grants), approximately 10 days after our earnings release. The effective date of the option grants has always occurred on or after the meeting date, and we have never engaged in “back dating” practices.

(4)

Amounts in this column (i) assume payment of performance shares at the maximum level and (ii) value options using the Black-Scholes value calculated for financial statement reporting purposes in accordance with ASC Topic 718. Please see the note entitled “Stock-Based Compensation” in the notes to our audited financial statements included in our 2017 annual report on Form 10-K for a discussion of the assumptions underlying these calculations.

Stock Options

Annually, we grant options to purchase shares of our common stock to a group of key employees, including our executive officers. We describe our stock option program in more detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive (Equity) Compensation—Stock Options.” All options granted in 2017, were nonqualified options vesting in three equal annual installments beginning on the first anniversary of the grant date. The options generally may be exercised until 10 years after the grant date (but the exercise period may end earlier based on the termination of the participant’s employment).

The committee grants options with an exercise price equal to the average of the high and low prices on the grant effective date. All of our equity plans specifically prohibit repricing, and, except for certain anti-dilution adjustments, other adjustments to the exercise price. We discuss the timing of our option grants under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive (Equity) Compensation—Stock Options”. Our plans and our policies do not permit any “back dating” of options.

Performance Shares

Each NEO and certain other key employees received a target number of performance shares in early 2017, which vest at the end of 2019. The total number of performance shares that vest may vary between 0 and 200% of the target number, with half of the performance shares based on TSR over a three-year period compared to the TSR of the companies in the Performance Share Comparison Group and the remaining half based on our net income performance compared to the net income goal set by the committee for the same three-year period. The chart included in the discussion of performance share awards above sets forth this relationship in more detail. Vested performance shares are paid approximately half in cash and half in stock. No dividends or dividend equivalents are paid on unvested performance shares.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (4) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5) (j)
John E. Fischer	—	—		—	—	—	—	—	83,000	$2,953,140
	—	—		—	—	—	—	—	68,000	$2,419,440
	—	357,000	(1)	—	$29.75	02/10/2027	—	—	—	—
	58,750	117,500	(2)		$13.14	02/11/2026	—	—	—	—
	52,500	26,250	(3)	—	$27.40	02/12/2025	—	—	—	—
	11,700	—		—	$27.65	05/04/2024	—	—	—	—
	48,000	—		—	$25.57	02/09/2024	—	—	—	—
	49,000	—		—	$23.28	02/10/2023	—	—	—	—
	40,500	—		—	$21.92	02/09/2022	—	—	—	—
	54,000	—		—	$18.78	02/11/2021	—	—	—	—
Todd A. Slater	—	—		—	—	—	—	—	20,000	$711,600
	—	—		—	—	—	—	—	36,000	$1,280,880
	—	86,000	(1)	—	$29.75	02/10/2027	—	—	—	—
	30,750	61,500	(2)		$13.14	02/11/2026	—	—	—	—
	25,500	12,750	(3)	—	$27.40	02/12/2025	—	—	—	—
	16,000	—		—	$27.65	05/04/2024	—	—	—	—
	9,000	—		—	$25.57	02/09/2024	—	—	—	—
	10,000	—		—	$23.28	02/10/2023	—	—	—	—
	8,250	—		—	$21.92	02/09/2022	—	—	—	—
	13,000	—		—	$18.78	02/11/2021	—	—	—	—
	16,250	—		—	$15.68	02/04/2020	—	—	—	—
	16,250	—		—	$14.28	02/05/2019	—	—	—	—

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (4) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5) (j)

Pat D. Dawson	—	—		—	—	—	—	—	33,000	$1,174,140
	—	—		—	—	—	—	—	66,000	$2,348,280
	—	139,000	(1)	—	$29.75	02/10/2027	—	—	—	—
	57,000	114,000	(2)	—	$13.14	02/11/2026	—	—	—	—

John L. McIntosh	—	—		—	—	—	—	—	21,000	$747,180
	—	—		—	—	—	—	—	35,000	$1,245,300
	—	—		—	—	—	75,000	2,668,500	—	—
	—	90,000	(1)	—	$29.75	02/10/2027	—	—	—	—
	30,500	61,000	(2)	—	$13.14	02/11/2026	—	—	—	—
	45,000	22,500	(3)	—	$27.40	02/12/2025	—	—	—	—
	47,000	—		—	$25.57	02/09/2024	—	—	—	—
	47,000	—		—	$23.28	02/10/2023	—	—	—	—
	36,750	—		—	$21.92	02/09/2022	—	—	—	—
	42,000	—		—	$18.78	02/11/2021	—	—	—	—
	8,750	—		—	$14.28	02/05/2019	—	—	—	—

James A. Varilek	—	—		—	—	—	—	—	16,000	$569,280
	—	—		—	—	—	—	—	28,000	$996,240
	—	66,000	(1)	—	$29.75	02/10/2027	—	—	—	—
	23,750	47,500	(2)	—	$13.14	02/11/2026	—	—	—	—

(1)	The options vest in three annual equal installments beginning February 10, 2018.

(2)	The options vest in three annual equal installments beginning February 12, 2017, so the first installment has vested.

(3)	The options vest in three annual equal installments beginning February 13, 2016, so the first two installments have vested.

(4)	Represents the entire value of all unvested restricted stock based on the December 31, 2017, closing price of our common stock of $35.58.

(5)

Represents the entire value of all unvested performance share awards based on the December 31, 2017, closing price of our common stock of $35.58. Vested shares will be paid approximately half in cash and half in stock.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c) (1)	Number of Shares Acquired on Vesting (#) (d) (2)	Value Realized on Vesting ($) (e) (3)
John E. Fischer	81,083	$ 1,292,641	7,050	$219,793
Todd A. Slater	10,500	$ 128,100	4,750	$151,368
Pat D. Dawson	—	—	—	—
John L. McIntosh	69,000	$ 994,763	4,250	$129,880
James A. Varilek	—	—	—	—

(1)

The amounts in column (c) above represent the difference between the closing market price of the underlying shares on the exercise date and the option exercise price, multiplied by the number of shares subject to the option exercise. Messrs. Fischer, Slater and McIntosh retained 19,942, 3,790 and 16,070, respectively, of the shares issued on exercise, so their actual cash value realized was less than the amount shown above.

(2)

The shares listed in column (d) above represent (i) performance shares paid in the summer of 2017 (vested based on our performance for the three years ended December 31, 2016), under a performance award made in early 2014 to Messrs. Fischer, Slater and McIntosh, and (ii) for Messrs. Fischer and Slater only, shares of restricted stock granted in 2014 and vested in 2017 (including shares delivered in payment of income tax withholding amounts).

(3)

Performance shares are paid approximately half in cash and half in stock. The cash portion of the performance shares payment was based on the fair market value of the shares as of December 31, 2016 ($25.84), and dollar amounts listed in column (e) above for the stock portion of the payment of performance shares are based on the average of the high and low sales prices for our common stock as of August 22, 2017, the date the shares were issued ($30.56). Of the total performance shares included in column (d) above, 25% vested automatically (25% of the target performance share award). The remaining performance shares vested based on our average annual return on capital for the three-year period ended December 31, 2016, compared to that of the Performance Share Comparison Group. We describe our performance share program in more detail in our “COMPENSATION DISCUSSION AND ANALYSIS—What We Pay and Why: Elements of Compensation” and in the text following the table entitled “Grants of Plan-Based Awards.”

Pension Benefits

The following table shows the present value of the benefits under each of the pension plans as of December 31, 2017, for each NEO. The present values are calculated using:

•

for Messrs. Fischer, Slater and McIntosh, the executive’s average compensation (salary and annual incentive, and specific inclusions and exclusions that vary by plan) for the three highest years out of the last 10 years of employment through December 31, 2007,

•	for Messrs. Fischer, Slater and McIntosh, years of creditable service under each of the plans as of December 31, 2007,

•	for Messrs. Dawson and Varilek, DEPP account balances as of October 5, 2015, credited with 8% annual interest until May 31, 2016, and 6% from June 1, 2016, until assumed retirement date,

•

age 62 for Mr. Slater, the first age at which unreduced pension benefits are payable under each of the pension plans, age 65 for Messrs. Dawson and Varilek, the retirement age at which they can receive their most valuable benefit due to the interest crediting feature of their DEPP account balances, and actual age for Messrs. Fischer and McIntosh, who were eligible for unreduced pension benefits on December 31, 2017, and

•

the assumptions we used for financial reporting as of December 31, 2017, including a 3.6% single effective rate (in lieu of a discount rate) for the Qualified Plan and a 3.3% single effective rate (in lieu of a discount rate) for the Supplemental and Senior Plans and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees, with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projection starting in 2007).

Please see the note entitled “Pension Plans—Pension Plan Assumptions” in the notes to our audited financial statements included in our 2017 annual report on Form 10-K for a discussion of these assumptions.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c) (1)	Present Value of Accumulated Benefit ($) (d) (2)	Payments During Last Fiscal Year ($) (e)
John E. Fischer	Qualified Plan	23.58	$1,007,775	$0
	Supplemental Plan	23.58	$0	$0
	Senior Plan	3.08	$0	$0

Todd A. Slater	Qualified Plan	5.00	$166,442	$0
	Supplemental Plan	5.00	$26,733	$0
	Senior Plan	2.58	$0	$0

Pat D. Dawson	Qualified Plan	35.10	$2,306,185	$0
	Supplemental Plan	N/A	N/A	N/A
	Senior Plan	N/A	N/A	N/A

John L. McIntosh	Qualified Plan	30.58	$1,289,890	$0
	Supplemental Plan	30.58	$0	$0
	Senior Plan	8.92	$0	$0

James A. Varilek	Qualified Plan	33.20	$2,091,523	$0
	Supplemental Plan	N/A	N/A	N/A
	Senior Plan	N/A	N/A	N/A

(1)

The amounts in the DEPP for Messrs. Dawson and Varilek were rolled into the Qualified Plan at the time of the Acquisition and their benefit accruals were frozen at that time. For the other NEOs, benefit accruals were frozen under all three plans effective December 31, 2007. Employment after that date continues to count toward meeting service and age requirements for vesting and early retirement. Participation in the Senior Plan began when the executive became a Section 16(b) reporting officer and was selected by the committee (prior to the accrual freeze in 2007). Participation in the Qualified Plan generally began when the executive was hired. Participation in the Supplemental Plan generally began when the executive’s compensation first exceeded the limit imposed by the Code on compensation that was includible when determining benefits under qualified plans (other than Messrs. Dawson and Varilek, who do not participate in this plan). All of the participating NEOs have met the requirements for vesting. Messrs. Fischer and McIntosh have met the requirements for full retirement.

(2)

Amounts in this column assume that benefits are paid in the form of an annuity during the executive’s lifetime. As discussed in more detail below, a participant may elect instead to receive benefits over the life of the executive and his or her spouse. For the legacy DEPP benefits, transferred from Dow, the normal form of married participants is 50% joint & survivorship benefit.

The executive may elect payment of benefits under any of the available payment forms under these plans, including payments for the executive’s life (which we sometimes refer to as a “single life annuity”) or payments continuing after the executive’s death for the life of his or her spouse (which we refer to as a “joint and survivorship benefit”). Under the Qualified Plan and the Supplemental Plan, benefit payments are reduced from the single life annuity based on actuarial calculations if the executive elects a different payment form. The Senior Plan generally provides a 50% joint and survivorship benefit without any actuarial reduction, and also provides the executive with an additional amount equal to the amount of the actuarial reduction of benefits payable from the Qualified Plan and the Supplemental Plan for a 50% joint and survivorship benefit election.

The following chart shows the present value of accrued benefits for each of the NEOs who participate in these plans, assuming (i) the executive elected the 50% joint and survivorship benefit and (ii) for Mr. Slater, that he retired at age 62 (the first age at which unreduced pension benefits are payable under the plans), (iii) for Messrs. Fischer and McIntosh that they retired on December 31, 2017, as they are currently eligible for unreduced benefits, and (iv) for Messrs. Dawson and Varilek that they retired at age 65 (the retirement age at which they can receive their most valuable benefit due to the interest crediting feature of their DEPP account balances).

Name	Qualified Plan	Supplemental Plan	Senior Plan
John E. Fischer	$ 1,037,821	$ 0	$ 0

Todd A. Slater	$ 171,592	$27,632	$13,844

Pat D. Dawson	$ 2,506,171	N/A	N/A

John L. McIntosh	$ 1,344,206	$ 0	$ 0

James A. Varilek	$ 2,215,524	N/A	N/A

Freeze of Qualified Plan, Supplemental Plan and Senior Plan

As part of our ongoing evaluation of benefit plans, in 2005, we amended the Qualified Plan to close participation, so that salaried employees hired on or after January 1, 2005, are not eligible for the Qualified Plan. Benefits accrued by most salaried participants in the Qualified Plan, Supplemental Plan and Senior Plan were “frozen” effective December 31, 2007, and benefits for former Dow employees were assumed by the Qualified Plan and frozen on October 5, 2015, but continue to accrue interest. Participants accrued benefits until December 31, 2007, based on applicable years of service and eligible compensation through that date. Service after December 31, 2007, will count toward meeting the eligibility requirements for commencing a pension benefit (including vesting and early retirement) under these plans, but not toward the calculation of the pension benefit amount. Compensation earned after 2007 will similarly not count toward the determination of the pension benefit amounts under these plans.

As described above, all of the previously accrued benefits under these Olin plans were required to be paid as part of the Required NQ Plan Payments in connection with the Acquisition. We describe the terms of our retirement plans in more detail in the narrative discussion following the table entitled “Pension Benefits”.

Implications of the Acquisition on Qualified Plan, Supplemental Plan and Senior Plan

As described above, previously accrued benefits under the Supplemental Plan and Senior Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition under the “change in control” provisions of these two plans. Accordingly, participants of these plans no longer have an accrued benefit under the plans. Note, however, that participants not yet retirement-eligible may become eligible upon early-retirement for an early-retirement benefit (offset by the value of the accrued benefit paid as part of the Required NQ Plan Payments).

In addition, in connection with the Acquisition, the Qualified Plan is now responsible for certain Dow-related frozen benefits described below for which the Qualified Plan received certain assets from the appropriate Dow pension plans.

Qualified Plan

As part of our benefits program, we offered defined benefit retirement benefits to salaried employees hired before January 1, 2005, through our Qualified Plan. Benefits under the Qualified Plan are calculated based on the average cash compensation (salary and annual incentive) for the highest three years out of the last 10 years the individual was employed by Olin, through December 31, 2007. The law requires that in determining eligible compensation, the Qualified Plan ignore compensation in excess of a legally-imposed cap (which for 2007, the last year of benefit accruals, was $225,000). An employee’s benefit is generally 1.5% of his or her average compensation during the relevant period multiplied by the number of years of service, less a percentage of his or her primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit). Participants who are at least age 55 with at least 10 years of service when they leave Olin may elect to receive a benefit immediately that is reduced by 4% for each year the participant is younger than age 62 at the time benefit payments begin. Participants who leave Olin before age 55 (with 10 or more years of service) may elect to receive an actuarially reduced benefit with payments beginning at age 55 or later. Participants who leave Olin before age 65 with at least five years of service (but less than 10 years of service) receive a vested retirement benefit beginning the month after their 65th birthday. Benefits from the Qualified Plan generally are paid as an annuity with the form of payment (e.g. joint and survivorship benefit, guaranteed period, etc.) selected by the participant, subject to any applicable actuarial reductions.

In conjunction with the Acquisition, the Qualified Plan assumed responsibility for certain Dow-related frozen benefits. Specifically, nearly all frozen benefits transferred to the Qualified Plan are associated with two benefit formulae—Pension Equity and Cash Balance—eligibility for which is typically determined by the individual participant’s hire date at Dow. The Pension Equity provides a frozen account balance that grows with interest until retirement (which can commence upon separation from Olin), at which time it is converted into a monthly pension benefit. The Cash Balance also provides a frozen account balance that grows with interest (at a different rate) until separation from Olin, at which point the participant can elect an immediate annuity, a deferred annuity or a lump sum. Messrs. Dawson and Varilek are participants of the Pension Equity arrangement.

In lieu of benefits that had been provided under the Qualified Plan, at the time participation was frozen, the CEOP was amended to add a Defined Contribution Retirement Account to help ensure that our benefits program would remain competitive. Depending on the participant’s age, and whether they joined Olin in connection with the Acquisition, we generally contribute 5%, 7.5% or 10% of eligible compensation to that Defined Contribution Retirement Account.

Supplemental Plan

The Supplemental Plan is an unfunded, nonqualified deferred compensation plan for management employees at specified compensation levels. The Code imposes limits on pension benefits payable from the Qualified Plan. Our Supplemental Plan restores these benefits to affected employees and provides benefits on certain compensation that has been excluded from eligible compensation under the Qualified Plan. The formula used to calculate pension benefits under the Supplemental Plan is the same as under the Qualified Plan, without the Code limitations on benefits and eligible compensation, reduced for the amount payable under the Qualified Plan. Early retirement benefits are payable at the later of termination or age 55 if a participant has at least 10 years of service. Such early retirement benefits use the same reduction factors as the Qualified Plan.

As noted above, previously accrued benefits in the Supplemental Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.

Senior Plan

The Senior Plan is an unfunded, nonqualified deferred compensation plan for select management employees. An employee who was a Section 16(b) reporting officer, and was selected by the committee prior to the date of the freeze, participates in the Senior Plan. Under the Senior Plan, pension benefits are based on average eligible compensation for the three highest years out of the last 10 years that he or she is employed by Olin through December 31, 2007. Compensation is not subject to the Code and other limitations that apply under the Qualified Plan. Benefits generally equal 3% of the executive’s average compensation multiplied by the number of years of participation in the Senior Plan, plus 1.5% of the executive’s average compensation for years of service in the Qualified Plan and

Supplemental Plan less years of service in the Senior Plan, reduced by the pension benefits accrued under the Qualified Plan and the Supplemental Plan. Benefits are further reduced by 50% of the employee’s primary Social Security benefit.

Early retirement benefits are payable on an immediate basis to a participant whose employment terminates at age 55 or later, regardless of years of service, but are reduced by 4% per year for each year they begin before age 62. The maximum benefit payable from the Senior Plan is 50% of the employee’s average compensation reduced by amounts payable from the Qualified and Supplemental Plans, 50% of the employee’s primary Social Security benefit, and certain other adjustments set forth in the plan documents, if applicable. The Senior Plan provides a joint and survivorship benefit to an executive’s surviving spouse generally equal to 50% of the executive’s benefits from the Senior Plan. In addition, the Senior Plan pension benefits are increased by the amount of the actuarial reduction to benefits under the Qualified and Supplemental Plans if the executive elects the 50% joint and survivorship option under those plans.

The executive may elect any of the forms of payment available under the Senior Plan and Supplemental Plan, including a lump sum payment or the annuity form of payment.

If a participant in the Senior Plan and Supplemental Plan is a specified employee as defined in Code Section 409A, benefits payable upon termination of employment may not be paid in the first six months after retirement, but the first six months of benefits will be paid in a lump sum as soon as practicable thereafter.

As noted above, previously accrued benefits in the Senior Plan were required to be paid to participants as part of the Required NQ Plan Payments in connection with the Acquisition.

Health Insurance and Death Benefits

In general, salaried employees who retire at age 55 or later with at least 10 years of service may elect to continue to be covered under our health plan until age 65 by paying at least the same premium as active salaried employees. When the average per capita cost for our health plan exceeds $10,000, as it did in 2015 and 2016, the retiree also must pay the amount by which our average per capita cost for the health plan exceeds $10,000. On the first day of the month in which they become 65, salaried retirees who retired after age 55 with 10 or more years of service are eligible for a Medicare supplemental health care plan. We contribute $20 per covered person per month toward the cost of that plan, but make no contributions if a retiree chooses to participate in another plan. Olin made the decision to discontinue providing retiree health insurance benefits for salaried employees hired after November 23, 2009, so Messrs. Dawson and Varilek are not eligible for this benefit.

In general, salaried employees who retire from Olin under the Qualified Plan at age 55 or later with at least 10 years of service are eligible for a $5,000 death benefit from the Qualified Plan. In addition, full-time employees with job responsibilities at a specified level (based on Hay Points) may retain a percentage of their life insurance coverage when they retire, based on age at retirement, with Olin paying the premiums.

Nonqualified Deferred Compensation

The following table sets forth information with respect to our Supplemental CEOP for each of our NEOs for 2017:

Name (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c) (2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
John E. Fischer	$48,300	$ 116,671	$2,619	$0	$319,072
Todd A. Slater	$27,400	$ 48,007	$55,871	$0	$246,266
Pat D. Dawson	$23,100	$ 15,400	$21,850	$0	$103,555
John L. McIntosh	$17,400	$ 50,303	$51,987	$0	$226,409
James A. Varilek	$10,850	$ 7,595	$10,066	$0	$49,607

(1)	Amounts in this column are included in the executives’ salaries listed in column (c) of the Summary Compensation Table.

(2)

Amounts in this column are included in the amounts listed in column (i) of the Summary Compensation Table and represent company matching contributions and, where applicable, company contributions to the participants’ Supplemental CEOP Defined Contribution Retirement Accounts.

In addition to our CEOP, discussed under the heading “COMPENSATION DISCUSSION AND ANALYSIS—What We Pay and Why: Elements of Compensation—Retirement Benefits,” our Supplemental CEOP provides deferral and company matching opportunities to employees eligible to participate in the CEOP whose contributions to the CEOP are limited under the Code because their base pay exceeds the Code’s compensation limit ($270,000 for 2017). These employees can make pre-tax contributions to the Supplemental CEOP after their eligible compensation reaches the Code limit. For these purposes, eligible compensation generally includes base compensation but excludes incentive compensation. Employees who contribute to the Supplemental CEOP receive matching contribution credits from Olin at the same level Olin matches CEOP contributions. In addition, in connection with the pension plan freeze, Olin generally provides the same retirement contribution credits to the Supplemental CEOP as under the CEOP (5% or 7.5%, depending on the employee’s age) on the amount of the excess eligible compensation, except that former Dow employees receive only matching benefits under the Supplemental CEOP, to mirror their benefits while at Dow. For these purposes, eligible compensation generally includes base compensation and short-term incentive compensation but excludes long-term incentive compensation.

Employees elect to have their contributions to the Supplemental CEOP invested in phantom shares of Olin common stock or phantom units in an interest bearing fund. Dividends are credited to the phantom stock account based on the dividend rate paid on shares of our common stock. Interest is credited to the phantom interest bearing fund at a rate determined quarterly equal to (i) the Federal Reserve A1/P1 Composite rate for 90-day commercial paper at the end of the last quarter plus 10 basis points, or (ii) such other rate as our board or committee (or any delegate thereof) selects in advance from time to time.

Distributions are paid in cash, in a lump sum or in annual installments for up to 15 years after retirement, at the employee’s election. Our phantom shares of common stock are valued at the average daily closing prices of our common stock on the NYSE for the month before the distribution. Distributions from the interest bearing fund equal the dollar value of the participant’s account (principal and interest). If a participant in the Supplemental CEOP is a specified employee as defined in Code Section 409A, benefit payments payable upon termination of employment generally may not be paid in the first six months after retirement.

Potential Payments Upon Termination or Change in Control

Agreements with our NEOs provide compensation in the event of a termination of employment or a change in control of Olin. The following tables show estimated compensation payable to each NEO who was employed on December 31, 2017, upon various triggering events (assuming the event occurred on December 31, 2017). Actual amounts can only be determined upon the triggering event.

John E. Fischer (1)	Quit/Early Retirement (2)	Normal Retirement	Termination by Olin Without Cause (3)	Termination by Olin for Cause (4)	Change in Control (5)
Compensation:
Severance (6)	$—	N/A	$2,180,000	N/A	$6,540,000
Equity Awards (7)	$6,215,649	$6,215,649	$6,215,649	N/A	$4,917,868
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$10,305,315
Benefits and Perquisites: (9)
Qualified Plan (10)	$1,037,821	$1,037,821	$1,037,821	$1,037,821	$1,037,821
Supplemental CEOP	$319,072	$319,072	$482,572	$319,072	$809,572
Life Insurance Premiums	$—	N/A	$51,715	$—	$155,145
Outplacement Services	$—	N/A	$25,000	$—	$25,000
TOTAL	$7,572,542	$7,572,542	$9,992,757	$1,356,893	$23,790,721

Todd A. Slater (1)
Compensation:
Severance (6)	$—	N/A	$598,924	N/A	$1,938,000
Equity Awards (7)	$3,034,761	N/A	$3,034,761	N/A	$2,488,252
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$3,978,215
Benefits and Perquisites: (9)
Senior and Supplemental Plans (10)	$13,695	N/A	$70,195	$—	$91,734
Qualified Plan (10)	$142,921	N/A	$182,386	$142,921	$182,386
Supplemental CEOP	$246,266	N/A	$291,185	$246,266	$391,616
Life Insurance Premiums	$—	N/A	$14,735	$—	$29,470
Outplacement Services	$—	N/A	$25,000	$—	$25,000
TOTAL	$3,437,643	N/A	$4,217,186	$389,187	$9,124,673

Pat D. Dawson (1)
Compensation:
Severance (6)	$—	N/A	$1,919,582	N/A	$1,535,000
Equity Awards (7)	$2,259,473	N/A	$2,259,473	N/A	$1,279,066
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$6,890,950
Benefits and Perquisites: (9)
Qualified Plan (10)	$2,234,915	N/A	$2,234,915	$2,234,915	$2,234,915
Supplemental CEOP	$103,555	N/A	$247,524	$103,555	$218,680
Life Insurance Premiums	$—	N/A	$5,566	$—	$11,132
Outplacement Services	$—	N/A	$25,000	$—	$25,000
TOTAL	$4,597,943	N/A	$6,692,060	$2,338,470	$12,194,743

John L. McIntosh (1)
Compensation:
Severance (6)	$—	N/A	$960,000	N/A	$2,193,534
Equity Awards (7)	$4,480,270	$4,480,270	$4,480,270	N/A	$3,939,809
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$6,738,570
Benefits and Perquisites: (9)
Qualified Plan (10)	$1,344,206	$1,344,206	$1,344,206	$1,344,206	$1,344,206
Supplemental CEOP	$226,409	$226,409	$298,409	$226,409	$390,924
Life Insurance Premiums	$—	$—	$29,453	$—	$67,298
Outplacement Services	$—	$—	$25,000	$—	$25,000
TOTAL	$6,050,885	$6,050,885	$7,137,338	$1,570,615	$14,699,341

James A. Varilek (1)
Compensation:
Severance (6)	$—	N/A	$1,269,144	N/A	$1,011,250
Equity Awards (7)	$960,625	N/A	$960,625	N/A	$532,953
Acceleration of Unvested Equity Awards (8)	N/A	N/A	N/A	N/A	$3,016,200
Benefits and Perquisites: (9)
Qualified Plan (10)	$1,986,290	N/A	$1,986,290	$1,986,290	$1,986,290
Supplemental CEOP	$49,607	N/A	$144,793	$49,607	$125,451
Life Insurance Premiums	$—	N/A	$3,866	$—	$7,732
Outplacement Services	$—	N/A	$25,000	$—	$25,000
TOTAL	$2,996,522	N/A	$4,389,718	$2,035,897	$6,704,876

(1)	Amounts in the tables assume an annual base salary at the level in effect on December 31, 2017.

(2)

Messrs. Fischer and McIntosh are eligible for normal retirement (age 62), so amounts in both the “Quit/Early Retirement” and in the “Normal Retirement” columns represent amounts they would receive upon full retirement. Mr. Slater has met the vesting requirements, but is not yet early retirement age, so the amounts reported for him under the “Benefits and Perquisites” section represent the present value of the benefits, assuming the benefits begin at age 65, except for ‘Termination without Cause’ and ‘Change in Control’, which assume benefits begin at age 55 (because he is within 3 years of early retirement age). Messrs. Dawson and Varilek are each eligible to receive benefits based on his account balance at termination, so all amounts reflect immediate commencement of benefits.

(3)

Under their Executive Agreements, upon termination without cause each NEO is eligible to receive a contribution to the Supplemental CEOP Defined Contribution Retirement Account based on the amount of severance received. An executive whose employment terminates in connection with the sale of a business unit generally receives the benefits in this column, except that the executive’s stock options may be exercised for two years beyond the date of termination (rather than one year), unless the employee is eligible for retirement in which case the executive’s stock options would be exercisable through the term of the option.

(4)

Olin generally may terminate an executive for “cause” if the executive (i) willfully fails to perform his or her duties; (ii) engages in gross misconduct that significantly injures Olin financially; (iii) commits a felony or fraud in the course of his or her employment; or (iv) willfully breaches Olin’s Code of Conduct.

(5)

A portion of the amounts for Messrs. Fischer, Slater, Dawson and Varilek constitute “excess parachute payments” under Section 280G of the Code subject to a 20% excise tax payable by the officer. Benefits listed for the Senior Plan and Supplemental Plan (collectively, the “defined benefit plans”) and the Supplemental CEOP would be payable immediately upon a change in control (as defined under these plans). Because the NEOs are specified employees as defined in Code Section 409A, however, benefits may not be paid in the first six months after retirement, but will be paid in a lump sum as soon as practicable thereafter. The benefits reported represent the present value of the benefits under the defined benefit plans on December 31, 2017, and the market value of the phantom investments in the Supplemental CEOP account, plus a contribution to the Defined Contribution Retirement Account based on the amount of severance received. Footnote 8 describes the treatment of equity awards upon a change in control.

(6)

For the NEOs other than Messrs. Slater, Dawson and Varilek, severance payments for a termination without cause equal base salary plus a percentage (calculated as the executive’s target bonus for the prior fiscal year divided by the executive’s salary in effect at termination) of base salary. Under our standard severance policy, they would have received severance upon termination without cause in the respective amounts set forth above, based on years of service and base pay at the time of termination. Under the agreements, in the event of a change in control, (a) Mr. Fischer would have received severance payments equal to three times the executive’s base salary plus the higher of his target incentive award under the SMICP or MICP or his average SMICP or MICP payment during the past three years, (b) Mr. McIntosh would have received a pro-rated portion of this payment, based on the remaining number of days until he attains age 66, divided by 1,095 (three years), and (c) Messrs. Slater, Varilek and Dawson would have received severance payments equal to two times the executive’s base salary plus the higher of his target incentive award under the SMICP or MICP or his average SMICP or MICP payment during the past three years. In addition, Messrs. Dawson and Varilek would each receive any unpaid retention payments under the retention agreements executed with former Dow executives. The change in control agreements, executive retention agreements and executive severance agreements are described under the heading “Executive Severance and Executive Change in Control Agreements.” In the event of retirement or termination without cause, all NEOs, like all other employees also receive a prorated bonus (based on the portion of the year that the NEO was employed), paid at the time other bonuses are determined and paid.

(7)

We have assumed payouts at the level of 50% of the target unvested performance shares and performance shares vested at December 31, 2017, but not yet paid. Under the performance share program, an executive whose employment terminates as the result of disability or retirement receives a pro rata share of unvested performance share awards (based on actual Olin performance for the full performance period and the number of months worked in the performance cycle) payable in cash at the time it would otherwise be payable. In the event of an executive’s death before performance shares have vested, his estate receives a pro rata share of his target award in cash. An executive whose employment terminates for cause or without our consent does not receive any unvested performance awards. All unvested performance shares vest on a change in control and are paid in cash. The committee determines the amount, if any, of unvested performance awards to be paid and the form of payment (cash or stock or a combination) for an executive whose employment terminates for any other reason. Upon the executive’s death, all unvested options vest automatically and his or her estate or heirs could exercise those options within the term of the option.

(8)

Amounts in this line represent a cash payout of all restricted stock, stock options and performance shares that were unvested at December 31, 2017. Under equity plans and severance agreements (a) all performance share awards would have vested and been paid upon a change in control (as defined for these awards), and (b) all restricted stock awards and options would have remained outstanding, and would accelerate and vest upon a change in control only if the acquirer does not assume or replace those equity awards or there is a termination of employment without cause or a constructive termination within three years after the change in control. Constructive termination occurs when the executive terminates his or her employment (after appropriate notice and an opportunity to cure) because (i) Olin requires the executive to relocate by more than fifty miles; (ii) Olin reduces or fails to increase the executive’s base salary on a basis consistent with the salary system for executive officers in place before the change in control; (iii) Olin fails to maintain executive’s incentive compensation plans or health, welfare and retirement plans on substantially the terms in effect prior to the change in control; or (iv) the executive is assigned duties inconsistent with the executive’s position prior to the change in control, or Olin takes actions that result in a diminution of the executive’s responsibilities or a substantial reduction in resources to carry out his duties.

(9)

Unused vacation for the current year is paid to all salaried employees and is therefore not included in this table. Medical benefits are provided to all salaried employees hired prior to November 23, 2009, who are eligible for early retirement. Messrs. Fischer and McIntosh are currently eligible for full retirement, so no amount is reported for medical benefits for either of them. Under our severance policy, Messrs. Slater, Dawson and Varilek would be eligible for healthcare coverage while receiving severance payments in the event of a without cause termination. In the event of a change in control, Messrs. Slater, Dawson and Varilek would be eligible for healthcare coverage for 24 months at an estimated cost of $31,000.

(10)

An executive may elect payment of benefits in any of the available payment forms under the defined benefit plans. Under the Supplemental Plan (applicable only to Mr. Slater) and the Qualified Plan, benefit payments are reduced on an actuarial basis, if the executive elects a form of payment other than a lifetime annuity. The Senior Plan (applicable only to Mr. Slater) provides a 50% joint and survivorship benefit without an actuarial reduction. In addition, pension benefits paid from the Senior Plan are increased by the amount of the actuarial reduction for a 50% joint and survivorship benefit under the Qualified Plan and the Supplemental Plan. The value of the 50% joint and survivorship benefit is reflected in the lump sum pension benefits in the table above with respect to the Senior Plan. The Qualified Plan and Supplemental Plan benefits above assume payment in the form of a joint and survivorship benefit. The executive may also elect to receive benefits from the Senior Plan and the Supplemental Plan in the form of a lump sum. Any payment payable upon termination of employment is paid six months after termination of employment to comply with Code limitations. The value of these benefits is determined using a discount rate that is equal to the rate for a zero coupon Treasury strip, with a maturity that approximates the executive’s life expectancy, determined approximately at the time the lump sum is due to be paid and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projected from 2007). Except with respect to a change in control, the benefits reported for the Senior Plan and Supplemental Plan are based on these assumptions and also include six months of payments in recognition of the deferral of the commencement of benefits required by Code Section 409A.

In the event of a change in control (as defined under the Senior Plan and the Supplemental Plan), each executive participating in the relevant plan receives a cash payment in an amount equal to the cost to purchase an annuity that pays benefits to the executive in an amount such that the annuity payments (together with the monthly payment to the executive from the Qualified Plan) provide the executive with the monthly after-tax benefit he or she would have received under the plans. The amounts in the table represent this lump sum cash payment.

The benefit amounts reported in each of the columns above assume a 50% joint and survivorship benefit and use the discount rate applicable for the situation described and the RP2014 Blue Collar Mortality Tables for Annuitants and Employees with the Social Security Administration—2014 Intermediate Cost Projections Mortality Improvement Scale (projected from 2007). If the participating executive instead elects annual payments for his or her lifetime, he or she would receive an annual amount from each of the defined benefit pension plans as follows:

Annual Payments Assuming Election for Life of Executive

	Quit/Early Retirement*(2)	Normal Retirement	Termination by Olin Without Cause (3)	Termination by Olin for Cause (4)	Change in Control (5)

John E. Fischer
Qualified Plan	$ 69,429	$ 69,429	$ 69,429	$ 69,429	$ 69,429

Todd A. Slater
Qualified Plan	$ 14,680	$ 14,680	$ 10,570	$ 14,680	$ 10,570
Supplemental Plan	$ 0	$ 0	$ 2,914	$ 0	$ 2,914
Senior Plan	$ 0	$ 0	$ 0	$ 0	$ 0

Pat D. Dawson
Qualified Plan	$140,814	$195,053	$140,814	$140,814	$140,814

	Quit/Early Retirement*(2)	Normal Retirement	Termination by Olin Without Cause (3)	Termination by Olin for Cause (4)	Change in Control (5)

John L. McIntosh
Qualified Plan	$ 90,984	$ 90,984	$ 90,984	$ 90,984	$ 90,984

James A. Varilek
Qualified Plan	$121,587	$183,909	$121,587	$121,587	$121,587
*

Messrs. Fischer and McIntosh are currently eligible for normal retirement (age 62) at this time, so the amount in this column represents the amount they each would have received had they retired on December 31, 2017.

Payments Upon Death or Disability

Upon the death of a former executive, unless the executive elects to receive the cash value of his or her life insurance at retirement, his or her estate receives life insurance benefits provided the former executive was at least age 55 when employment terminated. Messrs. Dawson and Varilek do not participate in this program, but the other NEOs have attained the age of 55, except Mr. Slater. The amount of life insurance is based on the executive’s age and base salary at the time of termination of employment. Set forth below are the cash value amounts of this life insurance coverage for each of the NEOs as of December 31, 2017:

NEO	Amount
John E. Fischer	$384,000
Todd A. Slater	—
Pat D. Dawson	—
John L. McIntosh	$253,000
James A. Varilek	—

If the employment of Messrs. Fischer, Slater or McIntosh terminates in connection with a disability, he would receive disability benefits equal to 60% of base salary until the executive is no longer disabled, elects to take early retirement benefits or reaches age 65 (except in the case of an employee who is over age 61 at the time the disability occurs). If the disability occurs after age 61, the maximum benefit duration extends from 6 to 48 months depending on the executive’s age. Mr. McIntosh has elected to pay additional premiums to increase his disability coverage to 75% of base salary. Messrs. Fischer and Slater have elected the 60% level of coverage.

If the employment of either Mr. Dawson or Mr. Varilek terminates in connection with a disability, he would receive disability benefits equal to 50% of base salary until the executive is no longer disabled, elects to take early retirement benefits or reaches age 65 (except in the case of an employee who is over age 60 at the time the disability occurs). If the disability occurs after age 60, the maximum benefit duration extends from 6 to 60 months depending on the executive’s age. Messrs. Dawson and Varilek have elected to pay additional premiums to increase their disability coverage to 66.7% of base salary.

Executive Severance and Executive Change in Control Agreements

CIC Agreements in effect until January 26, 2019.  We have executive change in control agreements with the NEOs and five other executive officers. We refer to all of these agreements as CIC agreements, and they are identical, except that (i) the CIC agreements for Mr. Slater and seven other executives provide for payments upon a qualifying termination after a change in control at a lower level than the other CIC agreements and (ii) the CIC agreements with Messrs. Dawson, Varilek and one other executive who executed Retention Agreements upon joining Olin from Dow (such agreements discussed below) provide for payments under the CIC agreements to be reduced by payments under the Retention Agreements.

All of the CIC agreements:

•

require a double trigger (change in control and termination or constructive termination) for early vesting of stock options and restricted stock awards, unless the acquirer fails to assume or replace those awards;

•

eliminate all gross-up for golden parachute excise taxes, substituting a “best net after-tax” payment approach that reduces payments and benefits to the executive if the reduction would result in the executive receiving higher payments and benefits on a net after-tax basis;

•	condition receipt of severance and other termination benefits on a release of claims by the executive;

•	contain restrictive covenants that prohibit (i) solicitation and hiring of our employees, (ii) disclosure of certain information relating to our customers and (iii) disparaging us or our business; and

•

include a provision to allow our board to determine that certain transactions, such as the Acquisition, would not constitute a change in control for purposes of these agreements, a right our board exercised in connection with the Acquisition.

In January 2014, we also amended the provisions of our equity plans to (i) require a double trigger for early vesting of all equity awards (other than awards the acquirer fails to assume or replace and performance shares), (ii) eliminate excise tax gross-ups and (iii) conform the definition of change in control to the definition in the CIC agreements, including the ability of our board to determine that certain transactions, such as the Acquisition, would not constitute a change in control for purposes of these plans, a right our board exercised in connection with the Acquisition.

The current term of the CIC agreements is scheduled to expire on January 26, 2019, and we provided notice that the term will not be extended. The CIC agreements contain an extensive definition of “change in control,” but generally a change in control occurs if:

(1)

a person or entity acquires beneficial ownership (as defined in the Exchange Act) of 20% or more of our common stock unless (a) the acquiring party is Olin, our subsidiaries or our benefit plans, an underwriter holding the shares temporarily for an offering, or a group that includes the executive who is a party to the CIC agreement or an entity that such executive controls, (b) the percentage increase occurs solely because the total number of shares outstanding is reduced by Olin repurchasing its stock or (c) the acquisition is directly from Olin;

(2)

a majority of our board members change (other than new members elected or nominated by at least 2/3 of the then-current board, unless such new member became a director pursuant to an actual or threatened proxy contest or similar dispute);

(3)

we (or any of our subsidiaries) sell all or substantially all assets, or merge or engage in a similar transaction, unless, immediately following such transaction, (a) our shareholders own a majority of the voting interest of Olin or its successor (in approximately the same ratios as before the transaction) and (b) neither of the events described in items (1) or (2) above has occurred for Olin or its successor; provided that a transaction that would otherwise constitute a change in control under this item (3) will not be considered a change in control if: (i) at least a majority of our board members immediately before the transaction remain as board members after the transaction, (ii) at least 75% of our executive officers immediately before the transaction remain as executive officers after the transaction, and our board members at the time of approval of the transaction determine in good faith that such executive officers are expected to remain as executive officers for a significant period after the transaction, and (iii) 2/3 of such board members determine that the transaction shall not be deemed to be a change in control; or

(4)	our shareholders approve a plan of complete liquidation or dissolution of Olin.

In connection with the Acquisition, which would otherwise have satisfied the definition of change in control, our board exercised its right under item (3) above to determine that the Acquisition was not a change in control for purposes of the CIC agreements and the equity plans.

If, during the three years after a change in control (or in anticipation of a change in control) the executive’s employment is terminated without cause or for good reason, as defined in the CIC agreements, the executive will receive:

•

a lump sum cash severance payment of three times (for Messrs. Fischer and McIntosh) or two times (for Mr. Slater and the seven other executives), (i) the executive’s base salary plus (ii) the higher of the average annual SMICP payment received by the executive for the last three calendar years or the executive’s target SMICP bonus for the year of termination;

•	36 months (24 months for Mr. Slater and the seven other executives) of retirement plan contributions under our defined contribution plans, based on the executive’s severance payment;

•

36 months (24 months for Mr. Slater and the seven other executives) of coverage under our medical, dental and life insurance plans, followed by coverage pursuant to COBRA (and, if eligibility requirements are met, participation in our post-retirement medical and dental plans until age 65 on the same basis as similarly situated employees of Olin);

•	if termination of employment occurs after the first calendar quarter of any year, the executive’s pro-rated target SMICP or MICP bonus for the year of termination; and

•	12 months of outplacement services.

Payments under the first three items above are prorated if the executive is within 36 months (24 months for Mr. Slater and the seven other executives) of any mandatory retirement age applicable to him or her, based on the remaining number of days until such age.

To receive these benefits the executive must execute a waiver and release of claims against Olin and its affiliates within a specified period after termination of employment. In addition, if employment is terminated without cause or for good reason during the three-year period after a change in control, the executive would be subject to restrictive covenants until the earlier of one year after termination or any mandatory retirement age applicable to that executive. The executive, regardless of the circumstances of termination, would also be prohibited from disclosing our trade secrets and other confidential information.

Performance shares vest automatically upon a change in control (as defined in the CIC agreements) with or without a termination of employment, and are paid at target levels, in accordance with the applicable plan and award documents. If the other equity awards (options and restricted stock awards) are not assumed by the acquirer or replaced with comparable benefits, these equity awards also vest upon the change in control, with or without termination of employment. The provisions of our equity plans with respect to vesting of equity awards upon a change in control mirror these provisions of the CIC agreements.

The CIC agreements also provide that if any payments made to the executive would subject the executive to the excise tax under Code Section 4999, payments under the CIC agreements will be the amount that produces the greatest after-tax benefit to the executive, taking into account any such excise tax.

Executive Agreements. In addition to the CIC agreements, Messrs. Fischer and McIntosh and one other executive currently have executive severance agreements (executive agreements). These agreements extend until January 26, 2019, and we provided notice that the term will not be extended. An additional three executives have executed retention agreements (described below), which contain severance benefits different from, and in lieu of, the benefits provided in the executive agreements.

Under the executive agreements if the executive’s employment is terminated (in a non-change in control event) by Olin without cause, the executive will receive, in lieu of severance benefits under any other Olin severance plans or programs:

(1)

cash installment payments (which we refer to as the executive severance amount) equal to (a) twelve months salary plus (b) a percentage (calculated as the executive’s target bonus for the prior year divided by the executive’s salary in effect at termination) of base salary;

(2)

12 months of retirement contributions to all Olin defined contribution plans based on the amount of the cash installment payments (the executive will be treated as if he or she had remained employed for service purposes for 12 months after the termination);

(3)	12 months of medical, dental and life insurance coverage for the executive and dependents; and

(4)	the same outplacement services and prorated annual incentive compensation award provided under the CIC agreement.

Payments under the items above are prorated if the executive is within 12 months of any mandatory retirement age applicable to him or her, based on the remaining number of days until such age.

The executive must sign a waiver and general release of claims and agree to one-year noncompetition and non-solicitation covenants to receive any severance payments and other benefits. Such severance payments and other benefits under the executive agreements are not available if the executive is terminated for cause, defined as any willful misconduct or willful breaches of the executive’s duties.

If, in connection with the sale or transfer of an Olin business or assets to a third party or to a joint venture, the executive becomes an employee of the buyer or joint venture, the executive agreement continues to apply to any termination from the new employment for 12 months. Payments by Olin are reduced for any cash severance or similar benefits from such buyer or joint venture.

Retention Agreements. Messrs. Dawson and Varilek and one other executive who joined Olin from Dow in connection with the Acquisition hold Executive Retention Agreements (Retention Agreements) that extend until October 5, 2018. The Retention Agreements:

•	set the executive’s minimum base salary as the salary with Dow immediately prior to the Acquisition;

•

provide for performance-based annual cash incentives with a target value no less than that provided to the executive by Dow immediately prior to the Acquisition (with a maximum bonus up to 200% of that target value);

•

provide for eligibility to receive annual equity incentive awards with an aggregate grant date fair value that is no less than the aggregate grant date fair value of equity-based compensation provided to the executive by Dow immediately prior to the Acquisition;

•

provide for a 2016 cash or equity-based award equivalent to the grant date fair value of any equity or equity-based compensation forfeited by the executive as a result of terminating employment with Dow, made in 2016 and reflected in the Summary Compensation Table for Messrs. Dawson and Varilek;

•	award cash retention bonus payments on October 5, 2017, and October 5, 2018, with a value equal to 75% of the executive’s salary and annual cash incentives as of each retention date;

•	make each executive eligible for benefits with a value substantially comparable to what the executive received at Dow immediately prior to the Acquisition; and

•	contain restrictive covenants that prohibit (i) competing with Olin, (ii) disclosure of confidential information, and (iii) disparaging us or our business.

Under the Retention Agreements, if the executive’s employment is terminated (in a non-change in control event) by Olin without cause or by the executive for “good reason,” the executive will receive:

(1)

cash severance and continued welfare benefits equal to the greater of what the executive would have received from Dow and what the executive is eligible to receive under Olin’s applicable severance plan;

(2)

if the termination occurs during or after the second calendar quarter, a prorated performance-based annual cash incentive for that calendar year based on the average payout for all participants in the cash incentive plan;

(3)	any retention bonus payments owed to the executive; and

(4)	any accrued and unused vacation or any other amounts or benefits required to be paid or that the executive is eligible to receive.

As a condition to receiving these termination benefits, the executive must execute a complete release of claims in favor of Olin, and comply with certain restrictive covenants for one year after termination. These benefits are in lieu of severance benefits under any other Olin severance plans or programs and are not awarded if the executive is terminated for cause. The Retention Agreements define cause in generally the same manner as the executive agreements, but include unsatisfactory performance, dishonesty, unethical conduct, insubordination, or violation of company rules, in the definition. In the event of a termination following a change in control that entitles the executive to severance, any severance payments will be reduced by the value of any accelerated retention bonus payments the executive receives.

Treatment of Equity Awards Under Plans

Retirement. When an employee retires:

•	vested stock options may be exercised for the remaining option term;

•	vested but unpaid performance shares will be paid as specified in the performance share program; and

•	the retired employee receives a pro rata payout in cash of any unvested performance share award at such time it would otherwise be paid.

The committee has discretion to waive vesting periods for restricted stock and restricted stock units.

Change in Control. As noted above, our various equity plans provide that options and restricted stock awards vest upon a change in control (as defined in the CIC agreements) only if there is also a termination of employment or constructive termination, or the acquiring company fails to assume these awards or substitute equivalent awards. Outstanding performance shares vest and are paid upon a change in control. The plans do not include excise tax gross-up provisions.

Pension Plans

Qualified Plan. The Qualified Plan provides that if, within three years after a change in control (as defined in the Qualified Plan), any corporate action is taken or filing made in contemplation of events such as a plan termination or merger or other transfer of assets or liabilities of the plan, and such event later takes place, plan benefits automatically increase to absorb any surplus plan assets. Under the Qualified Plan, a change in control occurs if:

•	a person or entity acquires control of 20% or more of our common stock;

•	a majority of our board members change in a two-year period (other than new members nominated by at least 2/3 of the then-current board);

•

all or substantially all of our business is sold through a merger or other transaction unless Olin is the surviving corporation or our shareholders own a majority of the voting interest of the new company; or

•	our shareholders approve a sale of all or substantially all of our assets or the dissolution of Olin.

Supplemental Plan and Senior Plan. In the event of a change in control (defined in a manner compliant with Code Section 409A), we must pay a cash amount sufficient to purchase an annuity that provides the monthly after tax benefit the employee would have received under the Supplemental Plan and the Senior Plan. Those payments would be based on benefits accrued as of the change in control. Benefits were frozen at the end of 2007, although continued employment counts toward years of service for vesting and early retirement eligibility. As described above, as a result of the Acquisition, payments of amounts accrued through October 5, 2015, were made under these two plans in 2015.

PAY RATIO DISCLOSURE

As required by applicable law and SEC regulation, we calculated a reasonable estimate of the ratio of the annual total compensation of John E. Fischer, our CEO, compared to that of our median employee in 2017.

Based on the information described below, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 91.68 to 1.

We identified our median employee using the methodology and the material assumptions, adjustments, and estimates described below.

Employee Population and Compensation. As of December 31, 2017, our global employee population consisted of 6,526 individuals working at Olin and its consolidated subsidiaries. This includes 5,536 U.S. employees.

Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees.

•	Base salary and overtime pay—the fixed portion of compensation, paid without regard to financial or operational performance.

•

Annual cash bonus/variable compensation plans—in which approximately 70% of our full-time employees globally participate, and discretionary annual bonuses—for which 60% of the hourly employees in our manufacturing organizations in North America are eligible.

•	Other benefit programs, such as health insurance and retirement plan contributions, depending on the practices and laws of the country of employment, and for certain employees, equity awards.

Adjustment and Assumptions. We applied the allowed “de minimis” exception to exclude 325 employees in the following countries: China (130); Italy (48); South Korea (36); Switzerland (33); Netherlands (23); Japan (11); United Arab Emirates (8); Hong Kong (6); Taiwan (5); Russia (4); Singapore (3); Thailand (4); India (2); Denmark (1); Poland (1); Turkey (1); South Africa (1); United Kingdom (1); and Mexico (1). If we excluded any employees from a country using this de minimis exception, all employees from that country were excluded.

We selected gross earnings (unreduced by any pre-tax medical or other benefits in the U.S.) as the appropriate measure of compensation and applied the same measure for employees in non-U.S. countries. This approach allowed us to include all elements of compensation while simplifying the process of gathering the relevant information. It also allowed us to reasonably compare compensation for North American employees and that of employees in multiple international locations. We obtained the information for our non-North American-based employees from information maintained by a third party payroll processing provider in each country.

We considered gross earnings for all of our employees (other than those non-U.S. employees excluded under the “de minimis” exemption described above), during the 12-month period ended December 31, 2017—our fiscal year. We did not make cost-of-living adjustments and did not annualize compensation of employees hired during 2017.

In calculating employee compensation of non-U.S. employees, we averaged the month-end exchange rates for each month in 2017 and applied this average exchange rate to the relevant foreign currencies to convert compensation to U.S. dollars.

Median Employee. Using the methodology described above, we determined that the “median employee” was a full-time, salaried non-exempt lab technician in our Chlor Alkali Products and Vinyls division, working in the U.S., with gross earnings (wages, overtime pay and variable compensation) for the 12-month period ended December 31, 2017 of approximately $78,838.

We determined the annual total compensation of this “median employee” by calculating the elements of 2017 compensation in accordance with the requirements that apply to the Summary Compensation Table for our NEOs on page 45. This resulted in annual total compensation of $84,855. As noted above, we used 2017 gross earnings to identify this employee as our median employee, which include the bonus for 2016 performance paid in 2017. The annual total compensation for the median employee calculated in accordance with the requirements of the Summary Compensation Table includes (i) the bonus for 2017 performance determined and paid in 2018, which was $1,025 higher, and (ii) employer contributions to the 401(k) plan and employer-paid life insurance premiums of $5,262.

For the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Summary Compensation Table on page 45.

DIRECTOR COMPENSATION

In 2017, our compensation package for non-employee directors consisted of:

•	an annual retainer of $80,000, of which at least $40,000 must be taken in shares of common stock;

•

phantom stock units with an aggregate fair market value equal to $115,000, rounded to the nearest 100 shares which are credited to a deferred account and not paid out until the director leaves the board (or an earlier change in control);

•	a fee of $2,500 per board meeting and committee meeting attended, or $1,250 for in-person board or committee meeting attended telephonically;

•	a $30,000 annual fee for the Lead Director and an additional $2,500 for each meeting he attends with management to prepare for board/committee meetings;

•	a $10,000 annual fee for the chair of each of the compensation and directors and corporate governance committees, and a $15,000 annual fee for the audit committee chair;

•	reimbursement for expenses incurred in the performance of their duties as directors;

•

participation in a charitable gift program, where we make a 50% matching contribution (up to $5,000 per year) for the director’s gifts to charities that meet the requirements of Code Section 501(c)(3); and

•	director liability insurance, personal excess liability coverage of $5 million per director, and coverage under our business travel accident insurance policy while on Olin business.

Fair market value for determining the number of shares included in all phantom stock and common stock awards described above is equal to the average of the high and low sale prices of our common stock on March 1 of the applicable year or the first day in March on which the NYSE is open for trading.

Each of Olin’s non-employee directors participates in the Directors Plan, under which the stock and phantom stock amounts are paid. In addition to the phantom stock which must be deferred, a director may elect to defer other payments (cash and/or shares of our common stock). Amounts deferred in respect of common stock are credited as phantom shares of our common stock.

The following table shows all cash and stock retainers, meeting fees and other compensation we paid to each of our non-employee directors during 2017. Each of the directors listed below, except for Messrs. Schulz and Shipp, served for the entire year.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compen- sation (2) ($) (g)	Total ($) (h)
Gray G. Benoist	$90,000	$155,249	N/A	N/A	N/A	$9,890	$255,139
Donald W. Bogus	$0	$240,353	N/A	N/A	N/A	$17,307	$257,660
C. Robert Bunch	$82,500	$155,249	N/A	N/A	N/A	$9,199	$246,948
Randall W. Larrimore	$115,000	$155,249	N/A	N/A	N/A	$13,160	$283,409
John M. B. O’Connor	$90,000	$155,249	N/A	N/A	N/A	$8,160	$253,409
Richard M. Rompala	$165,000	$155,249	N/A	N/A	N/A	$11,308	$331,557
Philip J. Schulz	$65,000	$155,249	N/A	N/A	N/A	$6,539	$226,788
Earl L. Shipp	$0	$123,025	N/A	N/A	N/A	$638	$123,663
Vincent J. Smith	$85,000	$155,249	N/A	N/A	N/A	$8,160	$248,409
William H. Weideman	$100,000	$155,249	N/A	N/A	N/A	$14,200	$269,449
Carol A. Williams	$85,000	$155,249	N/A	N/A	N/A	$15,861	$256,110

(1)

This column represents the grant date fair value of 2017 stock awards to directors calculated in accordance with ASC Topic 718. These stock awards are deferred as stock units. A director can elect to defer additional portions of his or her compensation in stock units as well. The following table lists the phantom stock units held by each director in his or her deferred stock account, except for Mr. Schulz who retired on April 27, 2017, at December 31, 2017 (payable upon the director’s retirement from our board, or a later date selected by the director, in cash or stock at the director’s election, or upon an earlier change in control).

Name	Total Deferred Stock Account Balance (in Shares)*
Gray G. Benoist	11,558
Donald W. Bogus	23,968
C. Robert Bunch	12,399
Randall W. Larrimore	11,100
John M. B. O’Connor	11,100
Richard M. Rompala	15,578
Philip J. Schulz	0
Earl L. Shipp	3,424
Vincent J. Smith	11,100
William H. Weideman	12,400
Carol A. Williams	14,633

*

Total includes stock awards of the type listed in column (c) above, additional amounts a director elects to defer in stock units and dividend equivalents on stock units held in the deferred stock account.

(2)

Consists of (i) the fair value of “dividend equivalents” paid to directors in 2017 on all Olin deferred stock units amounts, determined under ASC Topic 718, and (ii) amounts we contributed in 2017 to charities on behalf of directors under our matching charitable gifts program available to all employees and directors, as follows:

Name	Dividend Equivalents Paid on Deferred Stock Units	Charitable Gift Matching Contributions
Gray G. Benoist	$8,390	$1,500
Donald W. Bogus	$17,307	$0
C. Robert Bunch	$9,199	$0
Randall W. Larrimore	$8,160	$5,000
John M. B. O’Connor	$8,160	$0
Richard M. Rompala	$11,308	$0
Philip J. Schulz	$1,539	$5,000
Earl L. Shipp	$638	$0
Vincent J. Smith	$8,160	$0
William H. Weideman	$9,200	$5,000
Carol A. Williams	$10,861	$5,000

Differences in the amounts shown above among directors for dividend equivalents reflect the number of shares held as deferred stock units. Messrs. Benoist, Rompala, Schulz and Shipp elected to receive their dividend equivalents in the form of additional deferred stock units, while the other directors elected to receive the dividend equivalent payments in cash (current or deferred). Does not include perquisites and other personal benefits which did not exceed, in the aggregate, $10,000 for any director.

The board of directors determines the total amounts of the annual retainer, meeting, lead director and board/committee chair fees, based on recommendations from the committee and input from Exequity. All stock-based compensation for our directors is governed by the Directors Plan. The annual stock grant, retainer stock grant and cash retainer are paid for the 12-month period running from May 1 to April 30, with payments made on March 1 or the first day in March on which the NYSE is open for trading.

Under the Directors Plan, directors may choose to receive common stock instead of cash for any portion of their compensation. Directors may also elect to defer payments (cash or stock). We credit their deferred accounts with quarterly interest (on the cash portion) and with dividend equivalents (on the phantom stock portion). Phantom stock units are paid out in shares of our common stock or, at the director’s election, in cash. We also pay the balance of any deferred account to the director if there is a change in control—generally if:

•	a person or group acquires 40% or more of our assets, 30% or more of our stock, or a majority of the market value or voting power of our stock, or

•	a majority of our board members are not endorsed by the directors in office at the time of election.

We have stock ownership guidelines for our non-employee directors where each such director is expected to own shares of our common stock with a market value of at least five times the amount of the annual retainer, within five years after the director joins our board. Each non-employee director met these guidelines and is in compliance with these guidelines as of the date of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommends that it be included in Olin’s 2017 annual report on Form 10-K and Proxy Statement for the 2018 Annual Meeting of Shareholders.

Richard M. Rompala, Chairman

Donald W. Bogus

C. Robert Bunch

Randall W. Larrimore

Vincent J. Smith

Carol A. Williams

February 15, 2018

ITEM 2—PROPOSAL TO APPROVE THE

OLIN CORPORATION 2018 LONG TERM INCENTIVE PLAN

The board of directors proposes that the shareholders approve the Olin Corporation 2018 Long Term Incentive Plan, or 2018 LTIP, as adopted by the board on February 16, 2018.

The 2018 LTIP, if approved, will provide for the issuance of 9,000,000 shares, plus any shares that were subject to outstanding awards to employees under our other equity plans that are cancelled, terminate, are unearned, expire, are forfeited, lapse for any reason or are settled in cash without the delivery of shares. If the 2018 LTIP is approved, no additional awards will be granted under our other equity incentive plans, except the Directors Plan.

The principal features of the 2018 LTIP are summarized below. The summary is not intended to be a complete description of the 2018 LTIP, and you should review the entire 2018 LTIP, a copy of which is included in this Proxy Statement as Appendix A.

General Nature and Purpose

The principal purposes of the 2018 LTIP are to (a) attract and retain employees, (b) provide competitive compensation packages to participants, (c) motivate participants to achieve long-range goals and (d) further align participants’ interests with those of Olin’s shareholders.

Under the 2018 LTIP, shares may be issued upon exercise or granting of options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance shares and other stock-based awards (collectively, “awards”).

The LTIP provides that any employee of Olin or a subsidiary is eligible to participate in the plan. The number of participants in our equity plans has ranged between 190 and 240 in the past two years. Awards are made to officers and certain other senior-level employees annually as part of their overall compensation package. In addition, one-time special awards are made to other employees to recognize specific performance.

The board considered a number of factors in determining the number of shares of Olin common stock to be included in the 2018 LTIP for approval, including:

•	the number of participants;

•	the historic burn rate associated with Olin equity compensation;

•	the potential dilutive impact of the issuance of shares under the 2018 LTIP on our stockholders; and

•	projections regarding future share usage.

Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2017, 2016, and 2015, our burn rate was 0.88%, 0.98% and 0.83%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the fiscal year net of forfeitures and cancellations by the weighted average number of shares outstanding during the fiscal year. We have been advised by independent consultants that our average annual burn rate of 0.90% over this three-year period is considered reasonable by most institutional stockholders.

The board believes that the historic and proposed levels of dilution and burn rates are reasonable and in line with those of peer companies.

Administration

The board designated the compensation committee to administer the 2018 LTIP. The committee has full power to interpret the 2018 LTIP, including to determine eligibility for awards, and to adopt rules, forms and guidelines under the 2018 LTIP. Each member of the committee must be (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (Rule 16b-3) and (ii) “independent” under the NYSE listing criteria. The full board also may elect to take any action under the 2018 LTIP that would otherwise be the responsibility of the compensation committee. The committee may delegate partial or full authority to one or more members of Olin’s management under the 2018 LTIP with respect to eligible employees who are not “officers” for purposes of Section 16(b) of the Exchange Act.

Subject to the terms and conditions of the 2018 LTIP, the committee has the authority to select the employees to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take other actions necessary or advisable for the administration of the 2018 LTIP (other than to reprice outstanding options). The committee may at any time suspend or terminate the 2018 LTIP. Shareholder approval is required to reprice options. Shareholder approval is also required to increase the maximum number of shares subject to awards or other award limits or to reduce the minimum option exercise price, except that the committee is allowed to make appropriate proportionate adjustments for stock dividends, stock splits or similar events as allowed in Section 4(b) of the 2018 LTIP.

Eligibility

Awards under the 2018 LTIP may be granted to employees of Olin (or any current or future subsidiaries) selected by the committee for participation in the 2018 LTIP.

Awards

The 2018 LTIP provides that the committee will specify the type, terms and conditions of the award. Each award may be set forth in a separate agreement with the person receiving the award.

The 2018 LTIP provides that:

•

awards may be granted under the 2018 LTIP for up to 9,000,000 shares of Olin common stock, plus any shares subject to outstanding awards to employees under any other equity plan to the extent such awards expire, or are cancelled, forfeited or otherwise terminated without the issuance of shares after the effective date for the 2018 LTIP;

•	no more than 5,000,000 shares may be subject to grants of Incentive Stock Options (ISO);

•	no more than 2,000,000 shares may be subject to full value awards (restricted stock, restricted stock units, performance shares and other full value stock-based awards);

•	no more than 750,000 shares may be subject to options granted to any one individual in a calendar year;

•	no more than 750,000 shares may be subject to SARs granted to any one individual in a calendar year;

•	no more than 750,000 shares may be subject to restricted stock and restricted stock units granted to any one individual in a calendar year;

•	no more than 750,000 shares may be subject to performance shares granted to any one individual in a calendar year; and

•	no more than 750,000 shares may be subject to other stock-based awards granted to any one individual in a calendar year.

Shares exchanged or withheld to pay the purchase or exercise price of an award (including shares withheld to satisfy the exercise price of a SAR settled in stock), or to satisfy tax withholding obligations, count against the numerical limits.

The 2018 LTIP allows for grants of options, or the right to purchase Olin common stock at a specified price. Options may be nonqualified stock options (NQSOs) or ISOs. Total ISO awards are limited to 5,000,000 shares. No option exercise price may be less than the fair market value on the date of grant, which, unless the committee determines otherwise, is the closing price of Olin common stock on such date. The closing price of Olin common stock as of February 16, 2018 was $32.67. An option will become exercisable (at the discretion of the committee) in one or more installments on or after the grant date, subject to the participant’s continued employment with Olin.

ISOs will be designed to comply with certain restrictions contained in the Code. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Olin, the exercise price must be at least 110% of the fair market value of a share of Olin common stock on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant.

Restricted stock refers to stock that is subject to risk of forfeiture or other restrictions as the committee determines. Such restrictions will lapse under such circumstances as the committee may determine, including upon the achievement of performance criteria. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until the restrictions (if any) are removed or expire. Recipients of restricted stock may have voting rights and receive dividends paid with respect to such stock prior to the time when the restrictions lapse, as determined by the committee.

A restricted stock unit entitles the holder to receive shares of Olin common stock or cash at the end of a specified deferral period but does not entitle the holder to any voting rights. If the committee determines, holders of unvested restricted stock units may receive dividends or dividend equivalent payments.

The committee may issue shares of restricted stock or restricted stock units up to an aggregate 5% of the total number of shares available for issuance under this plan without any minimum vesting period. Grants of restricted stock and restricted stock units above that level must include a minimum one-year vesting period for performance-based grants and a minimum three-year vesting period for grants without any performance-based component.

Performance shares provide for future issuance of shares to the recipient upon the attainment of corporate performance goals established by the committee over specified performance periods. Prior to payment of performance shares, the committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon one or more performance criteria the committee may deem appropriate, including the criteria described above.

SARs may be granted in connection with stock options or separately, and are payable in cash. The term of a SAR may not exceed ten years. A SAR entitles the holder to receive, with respect to each share subject to the SAR, an amount equal to the excess of the fair market value of one share of Olin common stock on the date of exercise over the exercise price of the SAR set by the committee as of the date of grant. There are no restrictions specified in the 2018 LTIP on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the committee.

Dividend equivalents represent the value of any dividends per share paid by Olin, calculated with reference to the number of shares covered by the awards held by the participant. This value is converted into cash or additional shares of Olin common stock, as determined by the committee. Payment may be made concurrently with actual dividend payments or may be deferred, at the election of the committee.

The committee may make other stock-based awards in such amounts and subject to such terms and conditions as the committee shall determine.

General

Method of Exercise. To exercise an option, the optionee must deliver to Olin a notice of exercise and full payment for the shares. The option price may be paid in cash, or by tendering shares of Olin common stock already issued or issuable upon exercise of the option or by any other form of payment, which is approved by the committee and is consistent with the 2018 LTIP and applicable law, or by any combination of the above.

Termination of Employment. Awards terminate upon termination of the participant’s employment by Olin for cause or by the employee without Olin’s written consent. Vested options held at the time an optionee’s employment terminates for any other reason (excluding retirement) may be exercised for three months after termination, or such longer period as the committee provides. Vested options held at the time an optionee’s employment terminates due to retirement may be exercised at any time until the expiration date of the option, or such shorter period as the committee provides at the time of the termination. In no event, however, can an option be extended beyond the expiration date.

Non-Compete. If a participant renders service to a competitor of Olin, or discloses confidential information without Olin’s consent, or violates other terms of the 2018 LTIP, generally the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the 2018 LTIP within the six months prior to such action.

Non-Transferability. Awards may be transferred only by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by the participant. However, the committee may in its discretion permit transfers by gift to a member of the holder’s family members or related entities or pursuant to certain domestic relations orders.

Change in Control. In the event of a Change in Control of Olin (except for performance shares, which will become immediately and fully vested), the vesting of awards will only be accelerated if:

•	the acquiring company does not continue the restricted stock units (or a comparable award) after the Change in Control; or

•	the recipient’s employment is terminated (or in certain cases, constructively terminated) upon or following the Change in Control.

A “Change in Control” occurs if:

•

the incumbent directors (or their successors approved by at least two-thirds of the incumbent directors) cease to constitute at least a majority of the members of the board (except directors initially added to the board as a result of an actual or threatened election contest);

•

a person or group of persons other than Olin, a subsidiary, employee benefit plan (or related trust) of Olin or a subsidiary, the participant or any group including the participant, or an underwriter on a temporary basis, becomes the beneficial owner (as that term is defined under Rule 13d-3 of the Exchange Act), of 20% or more of Olin’s then-outstanding voting stock;

•

Olin or a subsidiary consummates a merger or similar transaction or sells all or substantially all of its assets to an unaffiliated entity, unless immediately following such transaction: (1) more than 50% of the total voting power of the surviving entity or of the acquiring entity is represented by Olin common stock or securities into which such shares were converted, (2) no person (other than an employee benefit plan sponsored or maintained by the surviving entity or the acquiring entity) becomes the beneficial owner of 20% or more of the total voting power and (3) at least a majority of the members of the board (or similar body) of the surviving entity or the acquiring entity were incumbent directors of Olin’s board at the time Olin’s board approved the initial agreement for such transaction; or

•	Olin’s shareholders approve a plan of complete liquidation or dissolution of Olin.

ERISA. The 2018 LTIP is neither a qualified pension, profit sharing or stock bonus plan under Code Section 401(a) nor an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Adjustments Upon Change in Capitalization. If the outstanding shares of Olin common stock are changed into or exchanged for a different number or kind of shares of Olin or other securities of Olin by reason of merger, consolidation, recapitalization, stock split, stock dividend, combination or exchange of shares, split-up, split-off, spin-off or other similar change in capitalization or any distribution to shareholders other than cash dividends, the committee will make an appropriate and equitable adjustment in the number, kind and prices of shares as to which all outstanding awards will be awarded, including adjustments to the limitations on the maximum number and kind of shares subject to the award limits.

Shares Available for Awards. Subject to adjustment as provided in the 2018 LTIP, the aggregate number of shares of our common stock reserved and available for issuance for awards granted under the 2018 LTIP is the sum of (i) 9,000,000 shares not previously authorized for issuance under any other plan, plus (ii) any shares currently subject to any outstanding award under the prior equity plans for employees as of the effective date of the 2018 LTIP, to the extent forfeited. For details regarding the shares subject to outstanding equity awards, see the table entitled “Equity Compensation Plan Information” on page 77. Shares subject to awards under the existing employee equity plans or the 2018 LTIP that are cancelled, forfeited or otherwise terminated, or that by their terms are settled entirely in cash instead of shares, will be added back to the shares available under the 2018 LTIP. Shares exchanged or withheld to pay the purchase or exercise price of an award (including shares withheld to satisfy the exercise price of a SAR settled in stock) or to satisfy tax withholding obligations count against the numerical limits. Of these shares, a maximum of 5,000,000 shares may be subject to grants of Incentive Stock Options (ISOs) and 2,000,000 shares may be “full value awards” (restricted stock, restricted stock units, performance shares and other full value stock-based awards).

Changes from 2016 LTIP. The 2018 LTIP is modeled after our current 2016 LTIP, approved by shareholders at the 2016 annual meeting. The primary substantive change from the 2016 LTIP is an increase in the number of shares subject to the plan from 6,000,000 to 9,000,000 shares, coupled with a prohibition on any additional awards under our other equity plans for employees. Any shares subject to outstanding awards under any of our other equity plans for employees that may expire, be cancelled, forfeited or otherwise terminated without the issuance of shares after the date the 2018 LTIP is approved by shareholders will be added to the 2018 LTIP.

The 2018 LTIP also includes appropriate increases in the various caps on different types of awards and if the 2018 LTIP is approved, no additional awards will be granted under our other equity plans (our 2000, 2003, 2006, 2009, 2014 and 2016 Long Term Incentive Plans), except for the Directors Plan.

Amendment. The compensation committee generally may amend the 2018 LTIP, except for amendments that would increase the total number of shares available for awards or for any category of awards, reduce the minimum option exercise price, or permit repricing of options (other than such amendments made pursuant to permitted adjustments under the 2018 LTIP).

Benefits Under 2018 LTIP

No awards have been granted under the 2018 LTIP, so that benefits accruing pursuant to the 2018 LTIP are not presently determinable.

Federal Income Tax Consequences

We believe that under present law, the following discussion summarizes the U.S. federal income tax consequences generally arising with respect to awards under the 2018 LTIP.

Stock Options. The grant of a NQSO is not a taxable event either for the optionee or for Olin. Upon exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Olin common stock acquired upon exercise, determined at the date of exercise, over the exercise price of such option. Olin will be entitled to a business expense deduction equal to such amount, subject to the limitations imposed by Code Section 162(m). Generally, Code Section 162(m) restricts deductibility by Olin of compensation above $1 million paid to the CEO, the CFO and the three highly paid officers (other than the CEO and CFO), and any person who was a CEO, CFO, or one of the other three highest paid officers in any year after 2016.

An optionee recognizes no taxable income upon the grant or exercise of an ISO, although payment of the option price with shares of Olin common stock may result in taxable income on the transfer of the shares. The payment in shares will not affect the favorable tax treatment of the Olin common stock received as a result of exercising the option. If an optionee meets the various holding period requirements, any gain or loss on the subsequent disposition of such Olin common stock will be taxed to the optionee as long-term capital gain or loss, and Olin will not be entitled to a deduction. To the extent that an optionee recognizes ordinary income by reason of failing to meet those requirements, Olin will be entitled to a corresponding business expense deduction, subject to the limit imposed by Code Section 162(m).

Restricted Stock and Restricted Stock Units. A holder of restricted stock generally will recognize ordinary income in an amount equal to the fair market value of the Olin common stock upon lapse of the restrictions. A holder of restricted stock units generally will recognize ordinary income in an amount equal to the fair market value of the Olin common stock upon issuance of the shares (or upon receipt of the cash payment, in an amount equal to the cash payment, if the restricted stock units are settled in cash). Subject to the limit imposed by Code Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder.

SARs. Generally, the holder of a SAR recognizes no income upon the grant of a SAR. Upon exercise, the holder will recognize as ordinary income the excess of the value of the SAR on the date of exercise over the value as of the date of grant. Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder, subject to the limit imposed by Code Section 162(m).

Dividend Equivalents and Deferred Payments of Restricted Stock. In general, recipients of dividend equivalents and deferred payments of restricted stock are taxable upon receipt. Subject to the limit imposed by Code Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the recipient.

Payment of Withholding Taxes

Olin may withhold, or require a participant to remit to Olin, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2018 LTIP. Recipients of awards may elect, subject to the approval of the committee, to satisfy the withholding requirement by having Olin withhold shares.

Vote Required for Approval

The affirmative vote of the holders of a majority of the votes cast is required to approve this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Under applicable NYSE rules, abstentions will be treated as votes cast on this proposal, but shares held in street name that are not voted on this proposal will not be treated as votes cast on this proposal. As a result, shares held in street name that are not voted on this proposal will have no effect on the proposal to approve the 2018 LTIP. Abstentions will have the same effect as a vote AGAINST the proposal to approve the 2018 LTIP. Signed proxies will be voted FOR approval of the proposal unless otherwise specified.

The board recommends a vote FOR approval of the 2018 Long Term Incentive Plan.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders (2)	6,517,212	(3)	$22.72	(3)	5,798,415
Equity compensation plans not approved by security holders	N/A		N/A		N/A

Total	6,517,212		$22.72	(3)	5,798,415

(1)

Number of shares is subject to adjustment for changes in capitalization for stock splits and stock dividends and similar events. As described above, if the 2018 LTIP is approved by shareholders, no awards will be made under any of these plans, other than to non-employee directors under the Directors Plan.

(2)

Consists of the 2000 Long Term Incentive Plan, the 2003 Long Term Incentive Plan, the 2006 Long Term Incentive Plan, the 2009 Long Term Incentive Plan, the 2014 Long Term Incentive Plan, the 2016 Long Term Incentive Plan and the Directors Plan.

(3)	Includes:

•	5,342,526 shares issuable upon exercise of options with a weighted average exercise price of $22.72, and a weighted average remaining term of 7.1 years;

•	192,200 shares issuable under restricted stock unit grants, with a weighted average remaining term of 1.3 years;

•	855,225 shares issuable in connection with outstanding performance share awards, with a weighted average term of 2.1 years remaining in the performance measurement period; and

•	127,261 shares under the Directors Plan which represent stock grants for retainers, other board and committee fees, and dividends on deferred stock under the plan.

ITEM 3—PROPOSAL TO CONDUCT AN ADVISORY VOTE TO APPROVE THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Following the advisory vote on the frequency of a shareholder vote on executive compensation at last year’s annual meeting of shareholders, our board of directors decided to continue with the annual advisory vote by shareholders to approve the compensation for NEOs.

You are being asked to cast an advisory vote on approval of the compensation of our NEOs at the annual meeting. This proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act. The proposal gives you the opportunity, on an advisory vote basis, to approve or not approve the compensation of the NEOs through the following resolution:

“RESOLVED, that the compensation paid to the Olin named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. Our compensation committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

Approval of this proposal requires that more votes be cast FOR than are cast AGAINST. Abstentions on this proposal and broker non-votes will not be counted as votes cast and thus will not have any effect on the result of the vote.

The board of directors recommends a vote FOR approval of this resolution.

ITEM 4—PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG was our independent registered public accounting firm for 2017 and 2016. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2017		2016
Nature of Service	$	%	$	%
Audit Fees(1)	$4,965	100%	$5,010	100%
Audit Related Fees	—	—	—	—
Tax Fees
Tax Compliance	—	—	—	—
Tax Consultation and Planning	—	—	—	—
All Other Fees	—	—	—	—

	$4,965	100%	$5,010	100%

(1)

Includes costs associated with the annual audit, including quarterly financial reviews, services required under Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, consents and assistance with and review of filings with the SEC, including registration statements filed in both 2016 and 2017.

Our audit committee has a policy that all audit services by any independent registered public accounting firm and all non-audit services performed by our independent registered public accounting firm are subject to pre-approval by the audit committee at each scheduled meeting. The policy includes specific procedures for approval of such services. Excerpts from this policy follow:

Olin’s audit committee is solely responsible for pre-approving all audit services by any independent registered public accounting firm and all non-audit services performed by Olin’s independent registered public accounting firm. The process for such approval is as follows:

•

The annual budget for all such services will be submitted to the committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year. The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.

•

At each subsequent audit committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that need to be submitted for approval.

•

Any services not detailed in the budget or on the list of specific pre-approved services must be approved by the committee. In the event that approval is needed for a service in advance of a regularly scheduled audit committee meeting, the Chair of the committee is authorized to approve the service and report such approval to the other committee members at the next regularly scheduled committee meeting.

In 2017, the audit committee pre-approved all audit and audit-related services.

Who has the audit committee selected as Olin’s independent registered public accounting firm for 2018?

Olin’s audit committee is solely responsible for hiring and compensating Olin’s independent registered public accounting firm. After considering KPMG’s 2017 performance and the fees proposed for their preliminary audit plan for 2018, the committee has selected KPMG as our independent registered public accounting firm for 2018.

Is a shareholder vote required to approve Olin’s independent registered public accounting firm?

Neither Virginia law nor Olin’s Bylaws require Olin to submit this matter to the shareholders at the annual meeting. However, the board and audit committee chose to submit it to the shareholders to ascertain their views.

Will I have an opportunity to hear from KPMG and ask them questions?

We expect representatives of KPMG to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Vote Required for Approval

To ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2018 the votes cast FOR this proposal must exceed the votes cast AGAINST this proposal. Abstentions and shares held in street name that are not voted on this proposal will not be included in determining the number of votes cast on this proposal and will not have any effect on the result of the vote.

If the shareholders’ ratification vote does not support the audit committee’s decision to appoint KPMG as Olin’s independent registered public accounting firm for 2018, the audit committee will take the vote into consideration in making next year’s selection.

The board of directors recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2018.

Appendix A

OLIN CORPORATION

2018 LONG TERM INCENTIVE PLAN

Section 1. Purpose.

The general purposes of the Olin Corporation 2018 Long Term Incentive Plan are to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of other shareholders of Olin Corporation through compensation that is based on Olin’s common stock; and thereby promote the long-term financial interest of Olin and its Affiliates, including growth in the value of Olin’s equity and enhancement of long-term shareholder return.

Section 2. Definitions.

As used in the Plan:

(a)	“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which Olin owns, directly or indirectly, at least 50% of the total voting or profits interest.

(b)	“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Other Stock-Based Award or Dividend Equivalent granted under the Plan.

(c)	“Award Agreement” means any written or electronic agreement or other instrument or document evidencing an Award granted under the Plan, regardless of whether a Participant signature is required.

(d)

“Board” means the Board of Directors of Olin, or if applicable following a Change in Control (described in Section 2(e)(iii)), the board of directors (or similar governing body in the case of an entity other than a corporation) of the Parent Entity (as defined in Section 2(e)(iii)) or, if there is no Parent Entity, the Surviving Entity (as defined in Section 2(e)(iii)).

(e)	“Change in Control” means the occurrence of any of the following events:

(i)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(ii)

any Person is or becomes a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Olin representing 20% or more of the combined voting power of the Olin Voting Securities; provided, however, that the event described in this subsection (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Olin Voting Securities by Olin or any of its subsidiaries, (B) the acquisition of Olin Voting Securities directly from Olin; (C) the acquisition of Olin Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Olin or any of its subsidiaries, (D) the acquisition of Olin Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (E) the acquisition of Olin Voting Securities pursuant to a Non-Qualifying Transaction (as defined in Section 2(e)(iii)), or (F) the acquisition of Olin Voting Securities by Participant or any Group of Persons including Participant (or any entity controlled by Participant or any Group of Persons including Participant); or

(iii)	the consummation of a Reorganization or a Sale, unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) Olin (or, if Olin ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of Olin (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Olin Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which or for which such Olin Voting Securities were converted or exchanged pursuant to such Reorganization or Sale) with ownership of such Olin Voting Securities (or, if applicable, shares into which or for which such Olin Voting Securities were converted or exchanged pursuant to such Reorganization or Sale) continuing in substantially the same proportions as the ownership of Olin Voting Securities immediately prior to consummation of such Reorganization or Sale (excluding any outstanding voting securities of the Surviving Entity or Parent Entity that are held immediately following the consummation of such Reorganization or Sale as a result of ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than Olin or any of its subsidiaries), (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by Olin, the Surviving Entity, or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the Board following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale (or, in the absence of any such agreement, at the time of approval by the Board of such Reorganization or Sale), Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); provided, however, that if, in connection with a Reorganization or Sale that would otherwise be considered a Change in Control pursuant to this Plan, (I) the immediately preceding clause (3) is satisfied, (II) at least seventy-five percent (75%) of the individuals who were executive officers (within the meaning of Rule 3b-7 under the Exchange Act) of Olin immediately prior to consummation of such Reorganization or Sale become executive officers of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) immediately following such Reorganization or Sale, and (III) the Incumbent Directors at the time of approval by the Board of such Reorganization or Sale determine in good faith that such individuals are expected to remain executive officers for a significant period of time following such Reorganization or Sale, then such directors shall be permitted to determine by at least a two-thirds vote that such Reorganization or Sale shall not constitute a Change in Control of Olin for purposes of this Plan; or

(iv)	the stockholders of Olin approve a plan of complete liquidation or dissolution of Olin.

Notwithstanding the foregoing, if any Person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of Olin Voting Securities solely as a result of the acquisition of Olin Voting Securities by Olin which reduces the number of Olin Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the beneficial owner, directly or indirectly, of additional Olin Voting Securities that increases the percentage of outstanding Olin Voting Securities beneficially owned by such Person, a Change in Control of Olin shall then be deemed to occur.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)

“Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is (i) “independent” under the New York Stock Exchange listing criteria, and (ii) a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).

(h)	“Dividend Equivalent” means any right granted under Section 6(c)(ii) of the Plan.

(i)	“Effective Date” means the date this Plan is approved by Olin’s shareholders.

(j)

“Employee” means any employee of Olin or of an Affiliate designated as such on the applicable payroll records, regardless of whether an individual is subsequently retroactively reclassified as a common law employee of Olin or an Affiliate during the applicable period.

(k)	“Exchange Act” means the Securities Exchange Act of 1934.

(l)

“Fair Market Value” means, (i) with respect to shares of Olin common stock, a price that is based on the opening, closing, actual, high, low, average or mean selling prices of such common stock on the New York Stock Exchange as of the relevant date, or the last preceding trading date or the next succeeding trading date, if such Shares were not traded on such date, or an average of trading days, as determined by the Committee in its discretion; however, unless the Committee determines otherwise, Fair Market Value with respect to shares of Olin common stock shall mean the mean of the high and low sales price per share of such common stock as reported on the New York Stock Exchange as of the relevant date, or the last preceding trading date, if such Shares were not traded on such date, and, (ii) with respect to any other property (including, without limitation, securities other than Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m)

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationship, or any person sharing the Participant’s household, other than a tenant or employee.

(n)	“Good Reason Event” means:

(i)

Olin (A) requires Participant to relocate Participant’s principal place of employment by more than fifty (50) miles from the location in effect immediately prior to the Change in Control and such relocation increases the commuting distance, on a daily basis, between Participant’s residence at the time of relocation and principal place of employment; or (B) requires Participant to travel on business to a substantially greater extent than, and inconsistent with, Participant’s travel requirements prior to the Change in Control (taking into account the number and/or duration (both with respect to airtime and overall time away from home) of such travel trips following the Change in Control as compared to a comparable period prior to the Change in Control);

(ii)

Olin reduces Participant’s base salary or fails to increase Participant’s base salary on a basis consistent (as to frequency and amount) with Olin’s salary system for Participant officers as in effect immediately prior to the Change in Control;

(iii)	Olin fails to substantially maintain its health, welfare and retirement benefit plans as in effect immediately prior to the Change in Control, unless arrangements (embodied in an on-going substitute or alternative plan) are then in effect to provide benefits that are substantially similar to those in effect immediately prior to the Change in Control; or

(iv)

(A) Participant is assigned any duties inconsistent in any adverse respect with Participant’s position (including status, offices, titles and reporting lines), authority, duties or responsibilities immediately prior to the Change in Control or (B) Olin takes any action that results in a diminution in such position (including status, offices, titles and reporting lines), authority, duties or responsibilities or in a substantial reduction in any of the resources available to carry out any of Participant’s authorities, duties or responsibilities from those resources available immediately prior to the Change in Control.

(o)

“Group” means Persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a Person owns stock in both Olin and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

(p)	“Incentive Stock Option” means an option to purchase Shares granted under the Plan that is intended to meet the requirements of Section 422 of the Code.

(q)

“Incumbent Directors” means those individuals who, on the Effective Date, constitute the Board; provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of Olin pursuant to an actual or threatened election contest with respect to directors or pursuant to any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

(r)	“Non-Qualified Stock Option” means an option to purchase Shares granted under the Plan that is not intended to be (or does not meet the requirements of) an Incentive Stock Option.

(s)	“Non-Qualifying Transaction” has the meaning set forth in the definition of Change in Control.

(t)	“Olin” means Olin Corporation and any successor entity.

(u)	“Olin Voting Securities” means Olin’s then outstanding securities eligible to vote for the election of the Board.

(v)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(w)	“Other Stock-Based Awards” means other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares).

(x)	“Parent Entity” has the meaning set forth under the definition of Change in Control.

(y)	“Participant” means an Employee granted an Award under the Plan.

(z)	“Performance Share” means any grant of a right to receive Shares which is contingent on the achievement of performance or other objectives during a specified period.

(aa)	“Person” has the meaning of such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(bb)	“Plan” means this Olin Corporation 2018 Long Term Incentive Plan.

(cc)	“Qualifying Termination” means:

(i)

Participant is discharged by Olin, upon or following a Change in Control, other than for cause and other than due to Participant’s death or disability (which will be deemed to occur if Participant becomes eligible to commence immediate receipt of disability benefits under the terms of Olin’s long-term disability plan); or

(ii)

A Good Reason Event occurs upon or following a Change in Control and (A) within 90 days following the occurrence of the Good Reason Event, Participant provides written notice to Olin of the occurrence of such Good Reason Event, which notice sets forth the exact nature of the event and the conduct required to cure such event, and (B) Olin does not cure such Good Reason Event within 30 days after its receipt of such notice; provided that such 30-day period to cure shall terminate in the event that Olin informs Participant that it does not intend to cure such event (such period, whether 30 days or less, the “Cure Period”), and (C) Participant terminates employment as a result of such Good Reason Event during the 45 day period that follows the Cure Period.

If (x) Participant’s employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred upon or following a Change in Control, (y) Participant reasonably demonstrates that such termination of employment (or event described in Section 2(cc)(ii) above) occurred at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control and (z) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur within two years following the date of Participant’s termination of employment, then for purposes of this Plan, the date immediately preceding the date of such termination of employment (or event described in Section 2(cc)(ii) above) shall be treated as the date of the Change in Control, except that for purposes of determining Participant’s entitlement to payments and benefits described in Section 9 and the timing of such payments and benefits, the date of the actual Change in Control shall be treated as Participant’s date of termination of employment. In the event that Participant’s employment terminates under the circumstances described in clauses (x), (y) and (z) of the preceding sentence (any such termination, an “Anticipatory Termination”), such termination will be considered a Qualifying Termination for purposes of this Plan, and Participant will be entitled to receive the payments and benefits described in Section 9 of this Plan, provided that any such payments and benefits due under Section 9 shall be reduced by the payments and benefits Participant has already received pursuant to any applicable employment, severance or termination agreement, plan, arrangement or policy (collectively, the “Other Arrangements”), in respect of Participant’s termination of employment with Olin, and the remainder of the payments and benefits payable pursuant to the Other Arrangements shall be forfeited. For purposes of implementing the terms of Section 9 in the event of an Anticipatory Termination, all outstanding and unvested Options, Restricted Stock and other equity-based Awards (including, without limitation, Performance Shares) that Participant holds on the date of the Anticipatory Termination shall be deemed to remain outstanding until the date of the Change in Control (but in the case of any Options, not beyond the date that such Options would have expired if Participant had remained continuously employed from the date of the Anticipatory Termination until the date of the Change in Control) and become immediately vested and exercisable as of the date of the Change in Control.

(dd)

“Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(ee)

“Reorganization” means a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (i) Olin or (ii) any of its subsidiaries pursuant to which, in the case of this clause (ii), Olin Voting Securities are issued or issuable.

(ff)	“Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(gg)

“Restricted Stock” means any grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals related to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(hh)

“Restricted Stock Unit” means the grant of a contractual right to receive a stated number of Shares in the future, or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.

(ii)

“Retirement” refers to retirement (including any early retirement) pursuant to any applicable retirement plan of Olin or of an Affiliate as provided under such retirement plan and which retirement was not caused by the Participant being terminated for cause by Olin or any Affiliate.

(jj)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(kk)	“Sale” (when the term is capitalized) means the sale or other disposition of all or substantially all of the assets of Olin to an entity that is not an Affiliate of Olin.

(ll)	“Shares” means the common stock of Olin and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(mm)	“Stock Appreciation Right” or “SAR” means any such right granted under Section 6(b) of the Plan.

(nn)	“Surviving Entity” has the meaning set forth under the definition of Change in Control.

Section 3. Administration.

(a)

Powers of Committee. The Plan shall be administered by the Committee which shall have full and exclusive discretionary power to interpret the terms and conditions of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Without limiting such authority, the Committee may: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration.

(b)

Committee Discretion. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including Olin, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any Employee of Olin or of any Affiliate. The Committee’s powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary or desirable to comply with, or to take account of, provisions of the laws of other countries in which Olin or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.

(c)

Board Authority. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(d)

Delegation. Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers or managers of Olin or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of Olin for purposes of Section 16 of the Exchange Act, provided that no such action shall result in repricing of Options prohibited by Section 3(e).

(e)

Prohibition on Option Repricing. Except in connection with a corporate transaction involving Olin (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR without shareholder approval. Any such adjustment shall be made in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v).

Section 4. Shares Available for Awards.

(a)

Shares Available. Subject to adjustment as provided in Section 4(b) of the Plan, the aggregate number of Shares available for granting Awards under the Plan shall be the sum of (i) 9,000,000 new Shares not previously authorized for issuance under any plan, plus (ii) any Shares subject to outstanding awards under any other Long Term Incentive Plan of Olin as of the Effective Date, to the extent such awards may expire, be cancelled, forfeited or otherwise terminated without the issuance of Shares after the Effective Date.

(b)

Adjustments. In the event of any change in the Shares by reason of an event or transaction described in Section 3(e) of the Plan, (i) the numbers, class and prices of Shares covered by outstanding Awards under the Plan, (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(c), shall be adjusted by the Committee, whose determination shall be conclusive.

(i)

Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of Olin’s business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of Olin and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of Olin in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed.

(ii)

With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto, unless the holder of such Award of Incentive Stock Options agrees to convert such options to Non-qualified Stock Options.

(iii)

Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(c)	Additional Restrictions. Subject to adjustment as provided in Section 4(b), the maximum number of Shares subject to various types of Awards under the Plan shall be as set forth below:

Maximum Number of Shares Subject to:	Maximum Number of Shares
Total Incentive Stock Options	5,000,000
All Restricted Stock, Restricted Stock Units, Performance Shares and Other “full value” Stock-Based Awards granted	2,000,000
Options granted to a single Participant in any calendar year	750,000
SARs granted to a single Participant in any calendar year	750,000
Restricted Stock and Restricted Stock Units granted to a single Participant in any calendar year	750,000
Performance Shares granted to a single Participant in any calendar year	750,000
Other Stock-Based Awards granted to a single Participant in any calendar year	750,000

(d)

No Recycling of Shares. Except for cancelled or forfeited Shares and Shares settled in cash for Awards from the Plan or awards outstanding under the Company’s other Long Term Incentive Plans as of the Effective Date, the Plan is intended to restrict the “recycling” of Shares back into the Plan. The full number of Shares underlying an Award (other than Awards payable, by their terms, only in cash) shall count against the numerical limits of the Plan. Shares exchanged or withheld to pay the purchase or exercise price of an Award or to satisfy tax withholding obligations count against the numerical limits of the Plan.

Section 5. Eligibility.

Any Employee, including any officer or Employee-director, shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for Olin or the Affiliate, provided that such Awards shall not become vested prior to the date the Employee first performs such services.

Section 6. Awards.

(a)

Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)

Exercise Price. The per Share exercise price shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of the Option grant.

(ii)	Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option be more than a period of ten years from the date of its grant.

(iii)

Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made, provided that Options shall become vested and exercisable no earlier than one (1) year after the date of grant.

(iv)

Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

(v)

Termination of Employment Without Cause/With Olin Consent. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, in the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated by Olin or an Affiliate without cause or by the Participant with the consent of Olin or an Affiliate, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time within three months after such termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an Option after the expiration date of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the Participant continues to be an Employee.

(vi)

Termination for Cause or Without Consent. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, upon termination of such Participant’s employment either (a) for cause, or (b) voluntarily on the part of the Participant and without the written consent of Olin or an Affiliate, any Awards held by him or her under the Plan, to the extent not exercised or paid, shall terminate immediately.

(vii)

Termination due to Retirement. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, in the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated due to Retirement, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time until the expiration date of the Option; provided, however, that such exercise period may be shortened by the Committee in its discretion at the time of termination.

(viii)

Death. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, if a Participant to whom an Option has been granted shall die while an Employee, such Option may be exercised by the Participant’s executors, administrators, personal representatives or distributees or permitted transferees at any time within a period of one year after the Participant’s death (which period may be extended by the Committee), regardless of whether or not such Option had vested at the time of death. If a Participant to whom an Option has been granted shall die after his or her employment has terminated but while the Option remains exercisable, the Option may be exercised by the persons described above at any time within the longer of (a) the period that the Participant could have exercised the Option had he or she not died, or (b) one year after the date of death (which period may be extended by the Committee), but only to the extent the Option was exercisable at the time of the Participant’s death.

(ix)

Disability. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, if a Participant to whom an Option has been granted shall become totally and permanently disabled, as that term is defined in Section 22(e)(3) of the Code (or a successor provision), and the Participant’s employment is terminated as a result, such option may be exercised by the Participant or permitted transferee within one year after the date of termination of employment, to the extent that the Option was exercisable at the time of termination of employment.

(b)

Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants which may, but need not, relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement, including whether such SAR shall be paid in cash or Shares, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, provided that SARs granted to a Participant shall become vested and exercisable no earlier than one (1) year after the grant, and in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.

(c)	Other Awards.

(i)

Issuance. The Committee is authorized to grant Awards of Restricted Stock, Restricted Stock Units and Performance Shares to Participants. The Committee may make such Other Stock-Based Awards in such amounts and subject to such terms and conditions, as the Committee shall determine, provided that no such Award shall become vested and exercisable earlier than one (1) year after grant. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(ii)

Dividends and Dividend Equivalents. An Award (other than unvested Options, Performance Shares or Stock Appreciation Rights) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee; provided, however, that no dividend payments or dividend equivalent payments shall be provided, permitted or credited to the extent that such payments would cause a Restricted Stock Unit or Stock Appreciation Right to be subject to Code Section 409A. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

(iii)

Restrictions. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock or Restricted Stock Units, the Participant must remain in the employ of Olin or an Affiliate for a period of not less than one (1) year after the grant of Restricted Stock or Restricted Stock Units that includes one or more performance criteria, and not less than three (3) years after the grant of Restricted Stock or Restricted Stock Units that does not include one or more performance criteria, in each case subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee.

(iv)

Forfeiture. Except as otherwise determined by the Committee or as specified in the relevant Award Agreement, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by Olin.

(d)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by Olin or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in each case in accordance with rules and procedures established by the Committee and in accordance with Code Section 409A to the extent applicable. Notwithstanding the foregoing, the payment of the exercise price of an Option shall be subject to the following:

(i)

Subject to the following provisions of this subsection the full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

(ii)

The exercise price shall be payable in cash or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, which Shares were either acquired at least six months before the exercise date or purchased on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(iii)

The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of an Option and remit to Olin a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

(e)	Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than:

(i)	by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to Olin); or

(ii)

in the case of Awards other than Incentive Stock Options, to the extent permitted under the terms of the Award, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

For purposes of this provision, a transfer to an entity in exchange for an interest in that entity shall constitute a gift.

(f)	General.

(i)	No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of Olin or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Option or other Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.

(iii)	General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(A)

Notwithstanding any other provision of the Plan, Olin shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(B)

To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iv)

Beneficiary. A Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law by the Participant’s guardian or legal representative.

(v)

No Lien or Security Interest. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of Olin, and any purported pledge, attachment, or encumbrance thereof other than in favor of Olin shall be void and unenforceable against Olin or any Affiliate.

(vi)	No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees,

Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to Olin, and otherwise complied with the then applicable terms and conditions.

(vii)

Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having Olin withhold Shares having a Fair Market Value on the date the tax is to be determined (A) subject to the approval of the Committee, equal to the minimum statutory total tax that could be imposed on the transaction, or (B) solely to the extent authorized by the Committee in advance, at a higher rate up to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(viii)

Other Compensation Arrangements. Nothing contained in the Plan shall prevent Olin or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(ix)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Olin or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of Olin or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

(x)

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan or any Award Agreement to the substantive law of another jurisdiction.

(xi)

Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(xii)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Olin or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Olin or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Olin or any Affiliate.

(xiii)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(xiv)

Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(xv)

Award Agreement. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

(xvi)	Olin Policies. All Awards shall be subject to any “clawback,” compensation recoupment or similar policy of Olin applicable to such Award, regardless of when such policy is adopted.

(g)

Agreement to Service. Each Participant receiving an Award shall, by accepting the Award, agree that he or she will, during employment, devote his or her entire time, energy and skill to the service of Olin and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of, or other reasons satisfactory to, Olin and its Affiliates.

(h)

Exception to One-Year Vesting and Performance Period. Notwithstanding anything in this Plan to the contrary, Awards for an aggregate number of Shares not to exceed 5% of the total number of shares available for issuance under this Plan may vest or become exercisable in less than one (1) year after the date of grant, including immediate vesting.

Section 7. Amendment and Termination.

(a)

Amendments to the Plan. The Committee may amend, suspend, discontinue or terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of Olin, no such amendment, suspension, discontinuation or termination shall be made that would:

(i)

increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(c), in either case except as provided in Section 4(b);

(ii)	reduce the minimum Option exercise price, except as provided in Section 4(b); or

(iii)	permit repricing of Options prohibited by Section 3(e); and

provided further that no amendment, suspension, discontinuation or termination (i) that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control and (ii) may increase the amount of payment of any Award to any Participant.

(b)

Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension, discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control; provided further that the Committee may not increase the payment of any Award granted any Participant.

(c)

Adjustments of Awards Upon Certain Acquisitions. In the event Olin or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another Person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

(d)

Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting Olin, any Affiliate, or the financial statements of Olin or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(e)

409A Compliance. To the extent any provision of the Plan (or any Award) or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan (and any Award) will comply with Code Section 409A, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards. A Participant (or beneficiary) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant (or beneficiary) in connection with any distributions to such Participant (or beneficiary) under the Plan (including any taxes and penalties under Code Section 409A), and neither Olin nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant (or beneficiary) harmless from any or all of such taxes or penalties.

Section 8. Additional Conditions to Enjoyment of Awards.

(a)

The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

(i)

A Participant shall not render services for any Person or engage, directly or indirectly, in any business which, in the judgment of the Committee is or becomes competitive with Olin or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of Olin or any Affiliate. Such judgment shall be based on the Participant’s positions and responsibilities while employed by Olin or an Affiliate, the Participant’s post employment responsibilities and position with the other Person or business, the extent of past, current and potential competition or conflict between Olin or an Affiliate and the other Person or business, the effect on customers, suppliers and competitors of the Participant’s assuming the post employment position, the guidelines established in any ethical or business conduct standards of Olin then in effect, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such Person or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

(ii)

Participant shall not, without prior written authorization from Olin, disclose to anyone outside Olin, or use in other than Olin’s business, any secret or confidential information, knowledge or data, relating to the business of Olin or an Affiliate in violation of his or her agreement with Olin or the Affiliate.

(iii)

A Participant, pursuant to his or her agreement with Olin or an Affiliate, shall disclose promptly and assign to Olin or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by Olin or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of Olin or the Affiliate and shall do anything reasonably necessary to enable Olin or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(b)

Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

(c)

Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. Olin shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to Olin the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to Olin the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)

Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to acknowledge the terms and conditions of the Plan and to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e)	Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employment agreement or any other agreement with Olin.

Section 9. Change in Control.

(a)

Notwithstanding any provision to the contrary in this Plan or any applicable Award Agreement and except as otherwise provided in this Section 9, all outstanding Options, Restricted Stock and other equity Awards held by Participant (other than any Performance Shares), regardless of whether granted before, at or after the Change in Control, shall not automatically become fully vested and immediately exercisable and, instead, each such Award shall continue to vest in accordance with its terms following a Change in Control.

(b)	Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control, in the event of a Qualifying Termination upon or following a Change in Control:

(i)	all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments; and

(ii)	all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Qualifying Termination.

Notwithstanding the foregoing sentence, unless provision is made in connection with a Change in Control for (i) assumption of such Awards or (ii) substitution of such Awards for new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and exercise prices (if applicable) that preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the Awards as of the Change in Control and transferability of the shares underlying such Awards), all such Awards shall become fully vested and immediately exercisable, as the case may be, as of immediately prior to the Change in Control.

(c)

Notwithstanding anything in this Plan to the contrary, all Performance Shares held by the Participant on the date of the Change in Control shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met. Such Performance Shares shall be paid, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, to the Participant no later than ten (10) business days following such Change in Control.

(d)

In the event that a Participant participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction which would result in an event described in subsections (i) or (ii) of the definition of Change in Control, Participant must promptly disclose such participation or agreement to Olin, and such transaction will not be considered a Change in Control with respect to Participant for purposes of this Plan.

(e)

Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of Participant.

Section 10. Effective Date and Term.

The Plan shall be effective as of the Effective Date and shall be unlimited in duration. In the event of a Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided; however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/oln Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 25, 2018. CEOP participants may vote until 11:59 p.m. (CT) on April 22, 2018.

TELEPHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 25, 2018. CEOP participants may vote until 11:59 p.m. (CT) on April 22, 2018.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope. CEOP participants’ proxy cards must be received by April 20, 2018.

If you vote your proxy by Internet, mobile or by phone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL, SIMPLY COMPLETE THE ITEMS BELOW.

SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

    Please detach here

The Board of Directors Recommends a Vote FOR each of the listed nominees and FOR Items 2, 3 and 4.

1.	Election of directors:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

	01 Donald W. Bogus	☐	☐	☐	03 Vincent J. Smith	☐	☐	☐

	02 Earl L. Shipp	☐	☐	☐	04 Carol A. Williams	☐	☐	☐

2.	Approval of the Olin Corporation 2018 Long Term Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	Advisory vote to approve named executive officer compensation.	☐	For	☐	Against	☐	Abstain

4.	Ratification of appointment of independent registered public accounting firm.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE LISTED NOMINEES AND FOR ITEMS 2, 3 AND 4. SHOULD ANY NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

☐ Please mark this box if you plan to attend the meeting.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 26, 2018

8:00 a.m. Central Time

THE PLAZA IN CLAYTON OFFICE TOWER

190 Carondelet Plaza

Annex Room – 16th Floor

Clayton, MO 63105

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2018 Proxy Statement and 2017 Annual Report on Form 10-K are available at www.proxydocs.com/oln.

If you plan to attend the Annual Meeting, please mark the box on the proxy and bring this card,

which will serve as your Admission Card, to the meeting.

Olin Corporation 190 Carondelet Plaza, Suite 1530 Clayton, Missouri 63105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2018.

The shares of Olin Common Stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan (CEOP). If you are a participant and have shares of Olin Common Stock allocated to your CEOP account, please read the Trustee’s Authorization below regarding voting of those shares.

If no choice is specified, the proxy will be voted FOR each of the listed nominees and FOR Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint JOHN E. FISCHER and RICHARD M. ROMPALA, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on April 26, 2018 at 8:00 a.m. Central Time and all adjournments or postponements thereof.

Trustee’s Authorization: As a named fiduciary, you may direct Voya Institutional Trust Company, as Trustee of the CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account on the four matters listed on the reverse side by completing and mailing this Proxy/Voting Instruction Form or sending your voting instructions via phone, mobile or Internet. The Trustee will vote the shares represented by this Proxy/Voting Instruction Form as instructed if proper instructions are received via phone, mobile or Internet before 11:59 p.m. Central Time on April 22, 2018 or via mail by April 20, 2018. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which they receive instructions.

See reverse for voting instructions.